UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MSG KNICKERBOCKERS CORP.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JAMES L. DOLAN
Executive Chairman and
Chief Executive Officer
Notice of Annual Meeting and
Proxy Statement
Dear Stockholder:
You are cordially invited to attend our annual meeting of stockholders, which will be conducted via live webcast on Tuesday, December 8, 2026 at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/MSGK2026. There is no in-person meeting this year for you to attend.
Information on how to vote and, if you wish to attend, the requirements to register in advance and how to ask questions during the annual meeting is described in the enclosed materials. Your vote is important to us.

Sincerely yours,

James L. Dolan Executive Chairman and Chief Executive Officer

October 27, 2026
MSG KNICKERBOCKERS CORP.., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

PROXY STATEMENT
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
MSG Knickerbockers Corp.
The Annual Meeting of Stockholders of MSG Knickerbockers Corp. (the “annual meeting”) will be held on Tuesday, December 8, 2026, at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/MSGK2026 (there is no physical location for the annual meeting). In order to attend the annual meeting, you must register in advance at www.proxyvote.com by December 3, 2026 at 5:00 p.m. Eastern Time. You will need to have your 16-digit control number included on your Notice of Annual Meeting and Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to register in advance for and to join on the day of the annual meeting. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. For further information on how to register for and participate in the meeting please see General Information, “How do I attend, vote and ask questions during the annual meeting?”
The annual meeting will be held to consider and vote upon the following matters:
1.Election of directors.
2.Ratification of the appointment of our independent registered public accounting firm.
3.An advisory vote on the compensation of the Company’s named executive officers.
4.Conduct such other business as may be properly brought before the meeting.
Only stockholders of record on October 15, 2026 may vote during the meeting.
Your vote is important to us. Even if you plan on participating in the annual meeting virtually, we recommend that you vote as soon as possible by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

By order of the Board of Directors,

Mark C. Cresitello Secretary
New York, New York
October 27, 2026

MSG KNICKERBOCKERS CORP., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

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References to our website in this proxy statement are provided as a convenience and the information contained on, or available through, our website is not part of this or any other document we file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”).
Forward-Looking Statements
This proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “will,” “should,” “could,” “potential,” “continue,” “intends,” “plans” and similar words and terms used in the discussion of future operating and future financial performance identify forward-looking statements.
Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of us and our business, operations, financial condition and the industries in which we operate and the factors described in our filings with the SEC, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required by law or applicable regulations.
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PROXY STATEMENT SUMMARY
This summary highlights selected information in the proxy statement. Please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 (the “2026 Form 10-K”) before voting.

VOTING ITEMS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation
Proposal 1	Election of directors	FOR
Proposal 2	Ratification of the appointment of our independent registered public accounting firm	FOR
Proposal 3	An advisory vote on the compensation of the Company’s named executive officers	FOR

COMPANY OVERVIEW
MSG Knickerbockers Corp. (formerly, Madison Square Garden Sports Corp., and which we refer to as the “Company”) owns and operates one of the most storied franchises in all of professional sports, the New York Knickerbockers (the “Knicks”) of the National Basketball Association (the “NBA”). The Knicks play their home games in Madison Square Garden Arena (“The Garden”), also known as The World’s Most Famous Arena. The Company also includes a development league team, the Westchester Knicks of the NBA G League (the “NBAGL”).

CORPORATE GOVERNANCE AND BOARD PRACTICES
The Board of Directors of the Company (the “Board”) has adopted Corporate Governance Guidelines (the “Governance Guidelines”) and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

✓	Annual election of directors, with all directors elected to one-year terms

✓	Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of the holders of both our Class A Common Stock and Class B Common Stock

✓	Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function

✓	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

✓	Regular executive sessions of independent directors

✓	Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised entirely of independent directors

✓	Restricted stock units subject to holding requirement through end of service on the Board

STRENGTHENING OUR WORKPLACE COMMUNITY
We are committed to fostering a strong, inclusive workplace community where all employees feel supported, valued and empowered to grow. Our approach includes:
A culture of accountability
Our performance management practices promote transparency, accountability and alignment with our business goals. Through ongoing, actionable feedback and development-focused conversations, we support individual growth and recognize contributions at every level. Continuous learning is also promoted and supported through an online learning platform and tuition assistance.
Supporting total well-being
Our benefit offerings are designed to meet the range of needs of our diverse workforce and include: domestic partner coverage; medical, dental and vision plan options; life insurance benefits for the employee and the employee’s dependents; a 401k plan with employer match; an employee assistance program which also provides assistance with child and elder care resources; legal support; pet insurance; wellness programs and financial planning seminars. These resources are intended to support the physical, emotional and financial well-being of our employees.
Meaningful employee engagement programs
We invest in meaningful programming that builds connections, recognition and a sense of belonging across our workforce. From culture-focused campaigns and milestone celebrations to employee recognition, these efforts reinforce our shared purpose of making the unforgettable happen.

DIRECTOR NOMINEES
The Board has nominated 12 director candidates. Of the 12 nominees, three are Class A nominees and nine are Class B nominees. Assuming all of the director nominees are elected at the annual meeting, our Class A director representation will be 25% of the Board, consistent with the requirement in our Articles of Incorporation (“Articles of Incorporation”).
All director candidates have been nominated for a one-year term to expire at the 2027 annual meeting of the Company’s stockholders and until their successors have been elected and qualified.

Our Class A nominees are elected by holders of our Class A Common Stock. All Class A nominees are independent and collectively have significant experience in business leadership, finance and accounting, government service, management, investment, operational and strategic planning, and extensive knowledge of the sports and sports media industries.
Our Class B nominees are elected by holders of our Class B Common Stock. Class B nominees collectively have significant experience in industry and business leadership, finance and accounting, operational and strategic planning, extensive knowledge of the sports industry and unmatched institutional knowledge of the Company.
Our Board believes that the Company and its stockholders benefit from the combination of Class A and Class B nominees’ diverse perspectives, institutional knowledge and their collective deep business and investment experience.
Detailed information about each nominee’s background, skills and qualifications can be found under “Proposal 1 — Election of Directors.”
Joseph M. Cohen and Nelson Peltz, both of whom were directors of the Company elected by holders of our Class A Common Stock, and Marianne Dolan Weber, Stephen C. Mills and Alan D. Schwartz, each of whom were directors of the Company elected by holders of our Class B Common Stock, resigned as directors of the Company and became directors of MSG Rangers Corp. (“MSG Rangers”) on October 26, 2026 (the “Rangers Distribution Date”) in connection with the Rangers Distribution (as defined herein).
Irving Azoff was appointed as a director of the Company elected by holders of our Class A Common Stock effective as of the Rangers Distribution Date and Isiah L. Thomas III was appointed as a director of the Company elected by holders of our Class B Common Stock effective as of the Rangers Distribution Date.

Class A Director Nominees	Class B Director Nominees
Irving Azoff	James L. Dolan	Quentin F. Dolan	Brian G. Sweeney
Ivan Seidenberg	Charles P. Dolan	Ryan T. Dolan	Isiah L. Thomas III
Anthony J. Vinciquerra	Paul J. Dolan	Thomas C. Dolan	Vincent Tese

EXECUTIVE COMPENSATION PROGRAM
The Company is a sports business comprised of dynamic and powerful assets and brands. We operate in specialized industries and our named executive officers (“NEOs”) have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced NEOs who can continue to drive our business objectives and achieve strong financial, operational and stock price performance.

Executive Compensation Principles:

✓	Significant portion of compensation opportunities should be at risk

✓	Long-term performance incentives should generally outweigh short-term performance incentives

✓	Executive officers should be aligned with stockholders through equity compensation

✓	Compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry

Elements of Compensation & Performance Objectives
The Company compensates its NEOs through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key measures that drive long-term stockholder value and reward sustained achievement of the Company’s key financial goals. The Company considers revenues and adjusted operating income (“AOI”) to be the key financial measures of the Company’s operating performance. As such, our Compensation Committee has incorporated AOI and revenues in our long-term incentive performance awards and AOI in our annual incentive awards. The Company’s long-term incentive program also includes restricted stock units, the value of which is tied to the performance of the market value of the Company’s Class A Common Stock. In order to further align compensation opportunities with the Company’s strategic vision and focus on growth, the Compensation Committee has also occasionally granted certain awards in the form of stock options, where appropriate, which support the goal of generating long-term stockholder value.
The table below summarizes the elements of our compensation program in effect for fiscal year 2026 and how each element was linked to Company performance. For more information on our executive compensation program and policies, please see “Compensation Discussion & Analysis.”

Component(1)		Performance Link	Description
Base Salary	Cash
•Fixed level of compensation determined primarily based on the role, job performance and experience
•Reviewed annually to assess alignment with market practices
•Intended to compensate NEOs for day-to-day services performed

Annual Incentive	Cash	Initial funding based on financial performance measure, AOI (which initial funding level can be modified based on performance with respect to strategic, operational and financial (collectively referred to herein as “strategic”) objectives)
•Performance-based cash incentive opportunity
•Designed to be initially funded solely based on the achievement of pre-determined financial performance measure (AOI) approved by the Compensation Committee
•Performance against pre-determined specific strategic objectives can modify initial AOI-funded pool within specified range

Long- Term Incentive	Performance Stock Units (50%)	Revenues (50%)
•Financial performance targets are determined by the Compensation Committee to incentivize strong execution of our strategy and long-term financial goals
•Stock-based award establishes direct alignment with our stock price performance and stockholder interests
•Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance	•Stock-based award establishes direct alignment with our stock price performance and stockholder interests •Vest ratably over three years
(1)Excludes any one-time awards, including awards granted in connection with commencement of employment.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2026

GENERAL INFORMATION

COMPANY OVERVIEW
MSG Knickerbockers Corp. was initially incorporated in the State of Delaware on March 4, 2015 and converted to a Nevada corporation on June 10, 2025. We have our executive offices at Two Pennsylvania Plaza, New York, NY 10121. In this proxy statement, the words “Company,” “we,” “us,” “our,” “MSG Knicks” and “MSGK” refer to MSG Knickerbockers Corp., a holding company, and its direct and indirect subsidiaries through which substantially all of its operations are conducted. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MSGK.” As a result, we are subject to certain of the NYSE corporate governance listing standards.
MSG Knicks was formerly known as “Madison Square Garden Sports Corp.” We changed our name to MSG Knickerbockers Corp. on the Rangers Distribution Date in connection with the distribution of all of the outstanding common stock of MSGS Spinco, Inc. (now known as “MSG Rangers Corp.” and referred to herein as “MSG Rangers”) to our stockholders (the “Rangers Distribution”).

PROXY STATEMENT MATERIALS
These proxy materials are provided in connection with the solicitation of proxies by our Board for the annual meeting, which will be conducted via live webcast at 10:00 a.m. Eastern Time on Tuesday, December 8, 2026. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/MSGK2026. This proxy statement is first being sent to stockholders on or about October 27, 2026. Unless otherwise indicated, references to “2026,” “fiscal year 2026,” the “2026 fiscal year” and the “year ended June 30, 2026” refer to the Company’s fiscal year ended on June 30, 2026.

QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT OUR ANNUAL MEETING AND VOTING
When and where is the annual meeting being held?
The annual meeting will be held at 10:00 a.m. Eastern Time on Tuesday, December 8, 2026. The annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. For more information on how to attend the annual meeting, please see the question titled “How do I attend, vote and ask questions during the annual meeting?” below.
Who may vote during the annual meeting?
Holders of our Class A common stock, par value $0.01 per share (“Class A Common Stock”), and holders of our Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with Class A Common Stock, collectively, “Company Stock”), as recorded in our stock register at the close of business on October 15, 2026, may vote during the annual meeting. On October 15, 2026, there were 19,589,501 shares of Class A Common Stock and 4,529,517 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of three candidates to the Board. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of nine candidates to the Board. As a result of their ownership of all of the shares of Class B Common Stock, certain members of the Dolan family, including certain trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”), have the power to elect all of the directors to be elected by the holders of our Class B Common Stock and to approve Proposals 2 (appointment of the Company’s independent registered public accounting firm) and 3 (advisory vote on compensation of the Company’s named executive officers), regardless of how other shares are voted.
Why did I receive a Notice of Annual Meeting and Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials by Internet. Accordingly, the Company has sent a Notice of Annual Meeting and Internet Availability of Proxy Materials to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice of Annual Meeting and Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials by Internet or to request a printed copy may be found in the Notice of Annual Meeting and Internet Availability of Proxy Materials. In addition, our stockholders may request to receive proxy materials in printed form by mail or electronically. If you previously chose to receive proxy materials electronically, you will continue to receive access to these materials via email unless you otherwise elect. The Company encourages our stockholders who have not already done so to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.
What votes need to be present to hold the annual meeting?
In order to carry on the business of the annual meeting, we need a majority of the votes represented by the outstanding shares eligible to vote on the record date, October 15, 2026, to be present, either by participating in the annual meeting or by proxy (regardless of whether the proxy has authority to vote on any matter). This is known as a “quorum.” If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class constitutes a quorum for such action. Abstentions and broker non-votes (described below) are considered present for purposes of determining a quorum.
How do I vote?
You may vote in advance of the annual meeting by telephone, Internet or mail by following the instructions provided on the Notice of Annual Meeting and Internet Availability of Proxy Materials. If you choose to vote by mail, please sign, date and return the proxy card in the postage-paid envelope provided. You may also vote during the annual meeting. For more information on how to vote during the meeting, please see the question titled “How do I attend, vote and ask questions during the annual meeting?” below. Even if you plan to participate in the annual meeting, the Board strongly recommends that you submit a proxy to vote your shares in advance so that your vote will be counted if you later decide not to participate in the annual meeting.

Can my broker vote my shares without instructions from me?
If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you must instruct them how to vote your shares. Please use the voting instruction form provided to you by your brokerage firm, bank, broker-dealer or other similar organization to direct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on the election of directors or any other proposal on which the brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the brokerage firm, bank, broker-dealer or other similar organization can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under applicable rules.
If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, your brokerage firm, bank, broker-dealer or other similar organization has discretionary voting authority under applicable rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm (Proposal 2), even if the brokerage firm, bank, broker-dealer or other similar organization does not receive voting instructions from you. However, your brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote on (i) the election of directors (Proposal 1) or (ii) the advisory vote with respect to the compensation of our NEOs (Proposal 3) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.
What is the voting requirement to approve each of the proposals?
Election of directors by the holders of our Class A Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class A Common Stock. Election of directors by the holders of our Class B Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class B Common Stock. The ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2) and advisory vote with respect to the compensation of our NEOs (Proposal 3) require the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and the holders of our Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of the proposals because abstentions and broker non-votes are not considered votes cast. As a result of their ownership of all of the shares of our Class B Common Stock, members of the Dolan Family Group have the power to elect all of the directors to be elected by the holders of our Class B Common Stock and to approve (i) the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2) and (ii) the advisory vote with respect to the compensation of our NEOs (Proposal 3), regardless of how other shares are voted. Proposal 3 is an advisory vote only and is not binding on the Company.
Can I change my vote after I have voted?
Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the final vote during the annual meeting. You may change your vote prior to the annual meeting by:
•re-voting your shares by Internet or by telephone by following the instructions on the Notice of Annual Meeting and Internet Availability of Proxy Materials or proxy card (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);
•signing and returning a valid proxy card or voting instruction form with a later date;
•delivering a written notice of revocation to the Company’s Secretary at Two Pennsylvania Plaza, New York, NY 10121; or

•attending the annual meeting and re-voting your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website (but your participation in the annual meeting will not automatically revoke your proxy unless you validly vote again during the annual meeting).
If your shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you should follow the instructions they provide in order to change your vote.
How will my shares be voted during the annual meeting if I submit a proxy card?
The proxy materials, including the proxy card, are being solicited on behalf of the Board. The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:
•FOR the election of each of the Director nominees named in this proxy statement to be elected by holders of the relevant class of Company Stock (Proposal 1);
•FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm (Proposal 2); and
•FOR the approval, on an advisory basis, of the compensation of our NEOs (Proposal 3).
Who participates in and pays for this solicitation?
The Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying materials. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our executive officers and regular employees who will receive no additional compensation for such activities.
We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee estimated not to exceed $25,000, plus reimbursement for out-of-pocket expenses. In addition, we will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.
How do I attend, vote and ask questions during the annual meeting?
In order to attend and participate in the annual meeting, you must register in advance at www.proxyvote.com by 5:00 p.m. Eastern Time on December 3, 2026. The annual meeting will be a virtual meeting of stockholders conducted via live webcast. To be admitted to the annual meeting, you must have been a stockholder of record at the close of business on the record date of October 15, 2026 or be the legal proxy holder or qualified representative of such stockholder. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be posted to our investor relations website, https://investor.msgknicks.com, and will be available on www.virtualshareholdermeeting.com/MSGK2026 during the annual meeting.
Attending the Annual Meeting. To attend the annual meeting, you must first register at www.proxyvote.com by the deadline of 5:00 p.m. Eastern Time on December 3, 2026. On the day of the meeting, the annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/MSGK2026. To register for and participate in the annual meeting, you will need the 16-digit control number included on your Notice of Annual Meeting and Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

Voting During the Annual Meeting. If you have not voted your shares prior to the annual meeting, or you wish to change your vote, you will be able to vote or re-vote your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received. You will not be able to vote during the annual meeting unless you register in advance prior to the deadline.
Asking Questions. If you wish to submit a question, you may do so live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/MSGK2026.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at https://investor.msgknicks.com. The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting. You will not be able to ask questions during the annual meeting unless you register in advance prior to the deadline.
Help with Technical Difficulties. If you have any technical difficulties accessing the annual meeting on the meeting date, please call the phone numbers displayed on the annual meeting website, www.virtualshareholdermeeting.com/MSGK2026. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, https://investor.msgknicks.com, including information on when the meeting will be reconvened.
For a period of at least 10 days prior to the date of the annual meeting, a complete list of stockholders entitled to vote during the annual meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at Two Pennsylvania Plaza, New York, NY 10121, or through an alternative method publicly disclosed in advance. If you are interested in viewing the list, please send an email to investor@msgknicks.com one business day in advance to schedule your visit.
What is “householding” and how does it affect me?
Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2026 Form 10-K unless we are notified that one or more of these stockholders wishes to receive individual copies. This “householding” procedure will reduce our printing costs and postage fees as well as the environmental impact of the annual meeting.
Stockholders who participate in householding will continue to receive separate proxy cards.
If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Householding Department by calling their toll-free number, 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the documents.
If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.
How can I get electronic access to the proxy materials?
This Notice of Annual Meeting and Proxy Statement, the proxy card and the 2026 Form 10-K are available at www.proxyvote.com.

In accordance with the SEC rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most of our stockholders will not receive paper copies of our proxy materials. Instead, we are sending these stockholders a Notice of Annual Meeting and Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and the 2026 Form 10-K, and voting by Internet. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice of Annual Meeting and Internet Availability of Proxy Materials also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. If you previously elected to receive proxy materials electronically, these materials will continue to be sent via email unless you change your election.
If you receive paper copies of our proxy materials and would like to sign up for electronic delivery via email or the Internet, please follow the instructions to vote by Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

THE DISTRIBUTIONS
The Company was incorporated as MSG Spinco, Inc., an indirect, wholly-owned subsidiary of MSG Networks Inc. (“MSG Networks”). We changed our name to The Madison Square Garden Company on September 30, 2015 in connection with the distribution of all of the Company’s outstanding common stock to the stockholders of MSG Networks (the “MSGS Distribution”). Pursuant to the MSGS Distribution, the Company acquired the entertainment and sports businesses previously owned by MSG Networks through its MSG Entertainment and MSG Sports business segments.
We changed our name to Madison Square Garden Sports Corp. on April 17, 2020 in connection with the distribution of all of the outstanding common stock of Sphere Entertainment (which was previously known as Madison Square Garden Entertainment Corp. until the MSGE Distribution (as defined below)) to our stockholders (the “SPHR Distribution”). Pursuant to the SPHR Distribution, Sphere Entertainment acquired the entertainment business previously owned and operated by the Company through its Entertainment segment as well as the sports bookings business which was part of the Sports segment.
On April 20, 2023, Sphere Entertainment distributed approximately 67% of the outstanding common stock of MSG Entertainment to its stockholders (the “MSGE Distribution”). Pursuant to the MSGE Distribution, MSG Entertainment acquired the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, other than the Sphere business (which was retained by Sphere Entertainment). As of September 22, 2023, Sphere Entertainment no longer owns any of MSG Entertainment’s common stock.
We changed our name to MSG Knickerbockers Corp. on the Rangers Distribution Date in connection with the Rangers Distribution. Pursuant to the Rangers Distribution, MSG Rangers owns and operates the New York Rangers (the “Rangers”) business previously owned and operated by the Company.

BOARD AND GOVERNANCE PRACTICES

CORPORATE GOVERNANCE PRACTICES
Our Board has adopted the Governance Guidelines and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:
✓Annual election of directors, with all directors elected to one-year terms
✓Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of all stockholders
✓Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function
✓Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom
✓Regular executive sessions of independent directors
✓Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised entirely of independent directors
✓Restricted stock units subject to holding requirement through the end of service on the Board
Our Governance Guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and Chief Executive Officer, management succession, Board and executive compensation and Board self-assessment requirements. The full text of our Governance Guidelines may be viewed at our corporate website at https://investor.msgknicks.com under Investors — Governance — Corporate Governance — Governance Documents. A copy may be obtained by writing to MSG Knickerbockers Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary.

STOCKHOLDER ENGAGEMENT
Fostering long-term relationships with our stockholders is a priority for the Company. Engagement helps us gain insight into the issues most important to our stockholders, informing Board discussions and allowing us to consider investors’ views on a range of topics including corporate governance and executive compensation matters.
We regularly engage with stockholders, and during the 2026 fiscal year management of the Company engaged with holders of over 60% of our Class A Common Stock concerning our Board, governance and/or executive compensation practices, with the specific goal of seeking stockholder feedback. We value the views of our stockholders, and we look forward to continuing to receive such feedback.

BOARD LEADERSHIP STRUCTURE
Our Board has the flexibility to determine whether the roles of Executive Chairman and Chief Executive Officer should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the Company’s specific needs from time to time. The Board has determined that combining these roles is the optimal leadership structure for the Company at this time because of Mr. Dolan’s experience with the Company’s business and industry, as well as his ability to most effectively identify strategic priorities of the Company and ensure execution of the Company’s strategy. The Board may in the future decide to separate the roles of Executive Chairman and Chief Executive Officer if it believes that a separation is consistent with the optimal leadership structure for the Company. The Board does not designate a lead independent director and believes it is appropriate not to have one because of the Company’s stockholder voting structure.

BOARD SELF-ASSESSMENT
The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s self-assessment seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conducts its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

EXECUTIVE SESSIONS OF NON-MANAGEMENT AND INDEPENDENT BOARD MEMBERS
Under our Governance Guidelines, either our directors who are not also executive officers of our Company (the “non-management directors”) or our directors who are independent under the NYSE rules are required to meet regularly in executive sessions with no members of management present. If non-management directors who are not independent participate in these executive sessions, the independent directors under the NYSE rules are required to meet separately in executive sessions at least once each year. The non-management or independent directors may specify the procedure to designate the director who may preside at any such executive session.

COMMUNICATING WITH OUR DIRECTORS
Our Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested party who wishes to communicate with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, MSG Knickerbockers Corp., Two Pennsylvania Plaza, New York, NY 10121. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting the MSG Knicks Integrity Hotline, which is operated by a third-party service provider, at 1-844-913-0611 or www.msg.ethicspoint.com.

RISK OVERSIGHT
Our Board believes that risk oversight is an important Board responsibility. The Board has delegated risk oversight to the Audit Committee, including oversight of cybersecurity risks. The Audit Committee discusses guidelines and policies governing the process by which the Company’s management assesses and manages the Company’s exposure to risk and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also receives periodic updates from subject matter experts regarding specific risks, such as security of our facilities and cybersecurity. The Compensation Committee considers the Company’s exposure to risk in establishing and implementing our executive compensation program. The Compensation Committee, with the assistance of its independent compensation consultant, reviewed the level of risk incentivized by the Company’s executive compensation program as well as incentive programs below the executive officer level. Based on this assessment and the executive compensation program’s mix of fixed and variable compensation, emphasis on long-term performance, maximum performance levels under the annual and long-term incentive awards, the program’s close connection to Company-wide performance and its equity-based component with three-year vesting designed to align the executive officers’ compensation with the Company’s long-term strategy and growth, the Compensation Committee determined that our executive compensation program does not create incentives for excessive risk-taking that are reasonably likely to have a material adverse effect on the Company.

CODE OF CONDUCT AND ETHICS
Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance with the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets and equal employment opportunity and harassment. The full text of the Code of Conduct and Ethics is available on our website at https://investor.msgknicks.com under Investors — Governance — Corporate Governance — Governance Documents. In addition, a copy may be obtained by writing to MSG Knickerbockers Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary. Within the time period required by the SEC, we will post on our website any amendment to the Code of Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer.

DIRECTOR INDEPENDENCE
As a “controlled company” we are not subject to the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on our Board, (ii) an independent corporate governance and nominating committee and (iii) an independent compensation committee. On account of this, and based on our ownership and voting structure, we do not have a majority of independent directors on our Board and we have not created a corporate governance and nominating committee; however, we have elected to comply with the NYSE requirement for an independent compensation committee.

Under the terms of our Articles of Incorporation, the holders of our Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.
Despite the fact that our Board does not have a majority of independent directors, we value independent oversight and perspectives in our boardroom. That independent input is fostered by our Articles of Incorporation, which give holders of our Class A Common Stock the right to elect at least 25% of our Board, as well as by the presence on our Board of one director elected by our Class B stockholders who meets the NYSE and SEC standards of independence. Assuming all of the director nominees are elected at the annual meeting, our Class A director representation will be 25% of the Board, consistent with the requirement in our Articles of Incorporation, and independent director representation will be approximately 33%. Our Board believes that the Company and its stockholders will benefit from the perspectives and the collective deep business expertise of the independent director nominees. We welcome their combined insights as we continue to pursue our strategies to create long-term stockholder value.
Joseph M. Cohen and Nelson Peltz, both of whom were independent directors of the Company elected by holders of our Class A Common Stock, and Stephen C. Mills and Alan D. Schwartz, both of whom were independent directors of the Company elected by holders of our Class B Common Stock, resigned as directors of the Company and became directors of MSG Rangers on the Rangers Distribution Date in connection with the Rangers Distribution. Mr. Azoff was appointed as a director of the Company elected by holders of our Class A Common Stock on the Rangers Distribution Date in connection with the Rangers Distribution.
Our Board has determined that each of the following non-management directors is “independent” within the meaning of the rules of the NYSE and the SEC: Messrs. Irving Azoff, Ivan Seidenberg, Vincent Tese and Anthony J. Vinciquerra.
In reaching its determination for Messrs. Azoff, Seidenberg, Tese and Vinciquerra, the Board considered the following:
•Mr. Azoff is a talent manager and has had numerous acts managed by him play in numerous venues owned or leased by affiliates of the Company. Mr. Azoff’s affiliated company, Global Music Rights, contracts with venues owned or leased by affiliates of the Company to provide the necessary performance licenses for his clients. Mr. Azoff was the co-founder of, serves as a director of and indirectly holds an equity interest in, Oak View Group (“Oak View”), which had a relationship with the Company prior to the completion of Rangers Distribution, pursuant to which the Company received payments from Oak View of up to $2 million per fiscal year in connection with the provision of services related to the Hartford Wolf Pack, the AHL franchise owned by the Company prior to the Rangers Distribution. In connection with Mr. Azoff’s role as the manager of a number of acts to have played the Sphere in Las Vegas, an affiliate of the Company has provided Mr. Azoff’s company with a suite to host guests and employees and has covered certain ground transportation costs when attending shows and other events at the Sphere in furtherance of Sphere’s business. The Radio City Rockettes, an affiliate of the Company, are a client of Mr. Azoff’s daughter’s marketing and communications company. The Board determined that these relationships are not material and that Mr. Azoff is independent within the meaning of the rules of the NYSE and the SEC.
•Mr. Tese has served as a director of Sphere Entertainment (a company that is also controlled by the Dolan Family) since April 2020 and AMC Global Media since 2016. He also previously served as a director of MSG Networks from 2010 to 2015. Mr. Tese’s brother was employed by a subsidiary of the Company until 2020, was employed by a subsidiary of Sphere Entertainment from April 2020 until August 2020, was rehired by Sphere Entertainment in December 2021 and his employment was transferred from Sphere Entertainment to a subsidiary of MSG Entertainment in connection with the MSGE Distribution until his separation from MSG Entertainment in February 2024, in each case, in a non-executive officer position. The Board determined that these relationships are not material and that Mr. Tese is independent within the meaning of the rules of the NYSE and the SEC.

DIRECTOR NOMINATIONS
As permitted under the NYSE rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. The Board has nonetheless established a nomination mechanism in our Governance Guidelines for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”), as follows:

•Nominees for election as Class A Directors are recommended to the Board by a majority of the independent Class A Directors then in office.
•Nominees for election as Class B Directors are recommended to our Board by a majority of the Class B Directors then in office.
Our Articles of Incorporation provide holders of the Company’s Class B Common Stock the right to elect up to 75% of the members of our Board and holders of our Class A Common Stock the right to elect 25% of the members of our Board.

DIRECTOR SELECTION
Our Board believes that each director nominee should be evaluated based on the skills needed on the Board and his or her individual merits, taking into account, among other matters, the factors set forth in our Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:
•The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;
•Personal qualities and characteristics, accomplishments and reputation in the business community;
•Ability and willingness to commit adequate time to Board and committee matters; and
•The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.
The Class A Directors evaluate and recommend Class A Director candidates to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth.
The Class A Directors also consider Class A Director nominees recommended by our stockholders. Nominees recommended by our stockholders are given consideration in the same manner as other nominees. Stockholders who wish to nominate directors for election at our 2027 annual meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s Amended and Restated Bylaws (“Bylaws”). See “Other Matters — Stockholder Proposals for 2027 Annual Meeting.”
The Class B Directors will consult from time to time with one or more of the holders of our Class B Common Stock to ensure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Articles of Incorporation, which provide the holders of our Class B Common Stock the exclusive right to elect our Class B Directors.

BOARD MEETINGS
The Board met six times during the fiscal year ended June 30, 2026. Each of the directors who served on the Board during the 2026 fiscal year attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served that were held during the time he or she served on the Board.
We encourage our directors to attend annual meetings of our stockholders and believe that attendance at annual meetings is equally as important as attendance at Board and committee meetings. All of our then-incumbent directors attended the 2025 annual meeting.

COMMITTEES
Our Board has two standing committees comprised solely of independent directors: the Audit Committee and the Compensation Committee.
Audit Committee
•Members: Messrs. Seidenberg (Chair), Tese and Vinciquerra
•Meetings during fiscal year ended June 30, 2026: 8
The primary purposes and responsibilities of our Audit Committee are to:
•assist the Board in (i) its oversight of the integrity of our financial statements, (ii) its oversight of our compliance with legal and regulatory requirements, (iii) assessing our independent registered public accounting firm’s qualifications and independence and (iv) assessing the performance of our internal audit function and independent registered public accounting firm;
•appoint, compensate, retain, oversee and terminate the Company’s independent registered public accounting firm and pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;
•review the appointment and replacement of the head of our Internal Audit Department (which is currently provided through services from MSG Entertainment) and to review and coordinate the agenda, scope, priorities, plan and authority of the Internal Audit Department;
•establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;
•review and approve related party transactions that are required to be disclosed under SEC rules or that require such approval under the Company’s Related Party Transaction Approval Policy (if the Audit Committee is then serving as the Independent Committee under such policy);
•conduct and review with the Board an annual self-assessment of the Audit Committee;
•prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;
•review and reassess the Audit Committee charter at least annually;
•report to the Board on a regular basis; and
•oversee corporate risks, including cybersecurity, and provide periodic updates to the Board on such oversight activities.
Our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Messrs. Seidenberg, Tese and Vinciquerra is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “Board and Governance Practices — Communicating with Our Directors.”
The text of our Audit Committee charter is available on our website at www.msgknicks.com under Investors — Governance — Corporate Governance — Governance Documents. A copy may be obtained by writing to MSG Knickerbockers Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.
Compensation Committee
•Members during the fiscal year ended June 30, 2026: Messrs. Cohen (Chair), Tese and Vinciquerra
•Current members: Messrs. Azoff, Tese and Vinciquerra (Chair)
•Meetings during fiscal year ended June 30, 2026: 5
The primary purposes and responsibilities of our Compensation Committee are to:
•establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs;
•review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Chief Executive Officer, the “Senior Employees”), evaluate the Senior Employees’ performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation;
•approve any new equity compensation plan or material changes to an existing plan;
•oversee the activities of the committee or committees administering our retirement and benefit plans;
•in consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility;
•determine and approve any severance or similar termination payments to be made to Senior Employees (current or former);
•determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;
•prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement in accordance with the applicable rules and regulations of the SEC;
•conduct and review with the Board an annual self-assessment of the Compensation Committee; and
•report to the Board on a regular basis, but not less than annually.
The Compensation Committee reviews the performance of the Senior Employees, evaluates their performance in light of those goals and objectives and, either as a committee or together with any other independent directors (as directed by the Board), determines and approves the Senior Employees’ compensation level based on this evaluation. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, broad market survey data on the value of similar incentive awards to Chief Executive Officers at other companies (including industry-specific data from sports and entertainment businesses and additional market data for companies in the broad market) and the awards given to the Executive Chairman and Chief Executive Officer in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of the NYSE.
The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. The Compensation Committee has also engaged an independent compensation consultant and independent legal counsel to assist in the performance of its duties and responsibilities. The text of our Compensation Committee charter is available on our website at www.msgknicks.com under Investors — Governance — Corporate Governance — Governance Documents. A copy may be obtained by writing to MSG Knickerbockers Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.
Compensation Committee Interlocks and Insider Participation
Messrs. Cohen, Tese and Vinciquerra served as members of the Compensation Committee during the fiscal year ended June 30, 2026. None of them is a current nor a former executive officer or employee of the Company. In addition to Messrs. Tese and Vinciquerra, Mr. Azoff currently serves as a member of the Compensation Committee. He is not a current nor a former executive officer or employee of the Company.
Independent Committees
In addition to standing committees, the Company’s Board from time to time appoints or empowers a committee of our Board consisting entirely of independent directors (an “Independent Committee”) to act with respect to specific matters.
The Company has adopted a policy whereby an Independent Committee will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.
Our Board has also adopted a special approval policy for transactions with MSG Rangers, MSG Entertainment, Sphere Entertainment and AMC Global Media and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Rangers and its subsidiaries, MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Global Media and its subsidiaries, on the other hand, in which the value or expected value of the transaction or arrangement exceeds $1 million. In addition, an Independent Committee receives a quarterly update from the Company’s internal audit function of all related party transactions, including transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Rangers and its subsidiaries, MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Global Media and its subsidiaries, on the other hand, regardless of value. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.
For a further discussion of the scope of these policies, see “Related Party Transaction Approval Policy.”
Other Committee Matters
Our Bylaws permit the Board to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the

Company, unless and only to the extent otherwise limited by the Nevada Revised Statutes. Our Board has not formed an Executive Committee, although it could do so in the future.
Our Bylaws also permit the Board to appoint other committees of the Board from time to time which would have such powers and duties as the Board properly determines.

DIRECTOR COMPENSATION
The following table describes the components of our non-employee directors’ compensation program in effect during the fiscal year ended June 30, 2026:

Compensation Element(1)	Compensation(2)(3)
Annual Cash Retainer(4)	$75,000
Annual Equity Retainer(5)	$160,000
Annual Audit/Compensation Committee Member Fee(4)	$15,000
Annual Audit/Compensation Committee Chair Fee(4)	$25,000
___________________
(1)A director who is also a Company employee receives no compensation for serving as a director.
(2)From time to time our Compensation Committee and/or our Board may approve additional or alternate compensation arrangements for directors who serve on other committees of the Board, including Independent Committees.
(3)Non-employee directors have the ability to make an irrevocable annual election to defer all cash compensation (annual cash retainer and, if applicable, committee fees) to be earned in the next calendar year into restricted stock units (the “Deferred Compensation Election”). Participating directors made their elections in calendar year 2025 with respect to the Deferred Compensation Election for cash payments to be received in calendar year 2026. Grants of restricted stock units in lieu of cash compensation are determined by dividing the value of the applicable director’s total annual cash compensation by the 20-trading day average closing market price on the day prior to the grant date (February 15 or the next succeeding business day). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such equity grants are made pursuant to the Company’s 2015 Stock Plan for Non-Employee Directors, as amended (the “Director Stock Plan”).
(4)The cash retainer and committee membership and chairmanship fees are paid quarterly in arrears and are prorated based on the director’s period of service if a director does not serve the entire quarter.
(5)Each director receives an annual grant of restricted stock units determined by dividing the value of the annual equity retainer by the 20-trading day average closing market price on the day prior to the grant date (typically the date of the annual meeting). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such compensation is made pursuant to the Director Stock Plan. In connection with the Rangers Distribution, each holder of a director restricted stock unit received one share of MSG Rangers Class A Common Stock in respect of every two restricted stock units owned on the Rangers Distribution Date and continues to be entitled to a share of our Class A Common Stock in accordance with the award agreement.
In order for our directors to develop an intimate familiarity with our teams and the services and support offered to patrons at our events, the Company makes available to each of our non-employee directors without charge up to two tickets per event for up to eight events per calendar year at The Garden, subject to availability. Director attendance at such events is integrally and directly related to the performance of their duties and, as such, we do not deem the receipt of such tickets to be perquisites. These ticket limitations do not apply to special events to which non-employee directors and their guests may have been specifically invited from time to time in their capacity as non-employee directors of the Company. In addition, non-employee directors have access to tickets, at no cost, for events at venues operated by MSG Entertainment and Sphere Entertainment, which are deemed to be perquisites, and are also able to purchase tickets to events from the Company, MSG Rangers, MSG Entertainment and Sphere Entertainment at face value, subject to availability. Tickets provided to non-employee directors are not available for resale.
2026 Director Compensation Table
The table below summarizes the total compensation paid to or earned by each person who served as a non-employee director during the fiscal year ended June 30, 2026. Directors who were employees of the Company as of June 30, 2026 received no compensation for service as directors and are therefore not identified in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)(4)
Current Non-Employee Directors
Charles P. Dolan	75,000	163,866	238,866
Paul J. Dolan	75,000	163,866	238,866
Ryan T. Dolan	75,000	163,866	238,866
Thomas C. Dolan	75,000	163,866	238,866
Ivan Seidenberg	100,000	167,570	267,570
Brian G. Sweeney	75,000	163,866	238,866
Vincent Tese	105,000	220,065	325,065
Anthony J. Vinciquerra	105,000	220,065	325,065
Former Non-Employee Directors
Joseph M. Cohen (5)	100,000	163,866	263,866
Marianne Dolan Weber (5)	75,000	163,866	238,866
Stephen C. Mills (5)	75,000	163,866	238,866
Nelson Peltz (5)	75,000	166,718	241,718
Alan D. Schwartz (5)	75,000	166,718	241,718
___________________
(1)These amounts represent Board retainer fees earned during the fiscal year ended June 30, 2026, including the value of such amounts that were received by Messrs. Peltz, Schwartz and Seidenberg as restricted stock units pursuant to their Deferred Compensation Election. The amounts reported do not include any reasonable out-of-pocket expenses incurred in attending meetings for which the Company reimburses each non-employee director.
(2)This column reflects the grant date fair market value of (i) 727 restricted stock units granted in December 2025, to each non-employee director, and (ii) with respect to Messrs. Peltz, Schwartz, Seidenberg, Tese and Vinciquerra, the difference between (x) the grant date fair market value of 265, 265, 353, 370 and 370 restricted stock units, respectively granted in February 2026 pursuant to their Deferred Compensation Election for Board service during calendar year 2026, and (y) the retainer fees reported in the Fees Earned or Paid in Cash column for Board service during fiscal year 2026 that were subject to their Deferred Compensation Election. Such grant date fair market values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used by the Company in calculating these amounts are set forth in Note 15 to our financial statements included in our 2026 Form 10-K. The values reflected in this column differ from the $160,000 value set forth in our directors’ compensation program (or any pro rata portion) because the grant date fair value calculated under Topic 718 differs from the 20-trading day average used to determine the number of units granted to directors.
(3)For each current and former non-employee director, the aggregate number of restricted stock units held as of June 30, 2026 is as follows: Charles P. Dolan, 7,501 units; Paul J. Dolan, 5,308 units; Ryan T. Dolan, 5,347 units; Thomas C.

Dolan, 7,501 units; Ivan Seidenberg, 7,873 units; Brian G. Sweeney, 7,501 units; Vincent Tese, 7,871 units; Anthony J. Vinciquerra, 6,274 units; Joseph M. Cohen, 5,347 units; Marianne Dolan Weber, 6,872 units; Stephen C. Mills, 5,347 units; Nelson Peltz, 9,374 units; and Alan D. Schwartz, 8,925 units.
(4)The value of tickets provided to non-employee directors as perquisites is not included in the table, as permitted by SEC rules, because the aggregate amount of perquisites provided to each director was less than $10,000.
(5)Messrs. Cohen, Mills, Peltz and Schwartz and Ms. Dolan Weber resigned as directors of the Company and became directors of MSG Rangers on the Rangers Distribution Date in connection with the Rangers Distribution.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board has nominated 12 candidates for election to the Board at this year’s annual meeting.
Of the 12 director nominees, three are to be elected by the holders of our Class A Common Stock and nine are to be elected by the holders of our Class B Common Stock. All 12 nominees have been nominated for a term to expire at the 2027 annual meeting and until their successors have been elected and qualified.
The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable, based on whether you are a holder of our Class A Common Stock or our Class B Common Stock. Information on each of our nominees is given below.
Each director nominee listed below has consented to being named in this proxy statement and has agreed to serve if elected. However, if a nominee for election as a director by the holders of our Class A Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class A proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class A Common Stock if the Board names one. If a nominee for election as a director by the holders of our Class B Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class B proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class B Common Stock if the Board names one.
The Board unanimously recommends that you vote FOR each of the following candidates:

JAMES L. DOLAN – Age 71
Class B Director since March 4, 2015
Committee Membership: None
Other Public Company Directorships: AMC Global Media Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), MSG Rangers Corp. (NYSE: MSGR), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been a director and the Executive Chairman of the Company since 2015, and has additionally been Chief Executive Officer of the Company since May 2024. He also served as the Chief Executive Officer of the Company from 2017 to April 2020. Mr. Dolan has served as a director and the Executive Chairman and Chief Executive Officer of MSG Rangers since August 2026, as a director and the Executive Chairman and Chief Executive Officer of MSG Entertainment since December 2022 and as a director and the Executive Chairman and Chief Executive Officer of Sphere Entertainment since November 2019. Mr. Dolan has served as Non-Executive Chairman of AMC Global Media since February 2023, previously serving in that role from September 2020 to December 2022, and has served as a director since 2011. He served as Interim Executive Chairman of AMC Global Media from December 2022 to February 2023. Mr. Dolan was also the Executive Chairman of MSG Networks from 2009 to 2021 and Chief Executive Officer of Cablevision from 1995 to 2016. He was previously President of Cablevision from 1998 to 2014; Chief Executive Officer of Rainbow Media Holdings, Inc., a former programming subsidiary of Cablevision that spun off in 2011 to become AMC Global Media, from 1992 to 1995; and Vice President of Cablevision from 1987 to 1992. In addition, Mr. Dolan previously served as a director of MSG Networks from 2009 until 2021 and a director of Cablevision from 1991 to 2016. Mr. Dolan is the father of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan, the brother of Thomas C. Dolan, the brother-in-law of Brian G. Sweeney and the cousin of Paul J. Dolan.
Key Skills & Experience
In light of his experience as Executive Chairman and Chief Executive Officer of the Company, MSG Entertainment and Sphere Entertainment, his experience in various positions with Cablevision, including as its Chief Executive Officer, his experience in various positions with MSG Networks and its predecessors since 1999, including as Executive Chairman, as well as the knowledge and experience he has gained about the Company’s businesses and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Global Media and Cablevision, our Board has concluded that Mr. Dolan should serve as a director of the Company.

CHARLES P. DOLAN – Age 39
Class B Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been an employee of Knickerbocker Group LLC since 2010 and has been a Sports Business Operations Graduate Student Associate at the Company since September 2026. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020, and previously served as a director of MSG Networks from 2010 to 2015. He is a graduate of New York University and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan is the son of James L. Dolan, the brother of Quentin F. Dolan and Ryan T. Dolan, the nephew of Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan.
Key Skills & Experience
In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment and MSG Networks, our Board has concluded that Mr. Dolan should serve as a director of the Company.

PAUL J. DOLAN – Age 68
Class B Director since December 11, 2019
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been the Chairman and Chief Executive Officer of the Cleveland Guardians Major League Baseball (“MLB”) team since 2010. Mr. Dolan was President of the Cleveland Guardians from 2004 to 2010 and Vice President and General Counsel from 2000 to 2004. Mr. Dolan has served on multiple committees of the MLB and is currently serving on the MLB’s Social Responsibility Committee as well as serving on the Executive Council. Mr. Dolan has served as a director of MSG Entertainment since April 2023, Sphere Entertainment since 2020 and Dix & Eaton, a privately-owned communications and public relations firm, since 2014. Mr. Dolan was a director and member of the Executive Compensation Committee of the J.M. Smucker Company from 2006 to 2023 and served as the Chair of the Executive Compensation Committee from 2017 to August 2022. Mr. Dolan previously served as a director of MSG Networks from 2015 to 2021 and Cablevision from 2015 to 2016 and was Chairman and Chief Executive Officer of Fast Ball Sports Productions, a sports media company, from 2006 through 2012. Mr. Dolan is the cousin of James L. Dolan, Thomas C. Dolan, Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and a cousin by marriage of Brian G. Sweeney.

Key Skills & Experience
In light of his extensive business and management experience in the sports and media industries, his experience as a member of Cablevision’s founding family, the experience he has gained during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks and of Cablevision, and his service on the boards of other public and private companies, our Board has concluded that Mr. Dolan should serve as a director of the Company.

QUENTIN F. DOLAN – Age 32
Class B Director since December 8, 2021
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has been Senior Vice President, Player Performance & Science Leader of the Company since July 2024. In this role, he has built and continues to lead the performance science and player development infrastructure, including overseeing medical, strength and conditioning, nutrition, mental performance, and performance data operations for both the Knicks and the Rangers. He was previously President and Chief Operating Officer, New York Rangers at the Company from July 2026 until the Rangers Distribution Date, and he now serves in this role for MSG Rangers, overseeing the day-to-day ownership responsibilities of the Rangers and its AHL affiliate, the Hartford Wolf Pack. In addition, Mr. Dolan has served as Special Advisor to the Executive Chairman of MSG Entertainment since February 2026 and Special Advisor to the Executive Chairman of Sphere Entertainment since February 2026, where he advises on Sphere expansion and enterprise-wide strategic initiatives. He previously served in various roles at the Company, including as Vice President, Strategic Advisor to the Executive Chairman of the Company from January 2024 to June 2024, as Strategic Advisor to the Executive Chairman from July 2023 to December 2023 and as Investment Director from May 2022 to July 2023. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020, and previously served as a director of MSG Networks from 2015 to 2020. Mr. Dolan is a graduate of New York University. Earlier in his career, he held positions at Grubman Shire & Meiselas, P.C. and Azoff MSG Entertainment, LLC, and has advised on research and product development projects in sports performance and biotechnology. Mr. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Ryan T. Dolan, the nephew of Thomas C. Dolan and Brian G. Sweeney, and the cousin of Paul J. Dolan.
Key Skills & Experience
In light of his familiarity with the Company’s business as a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as an employee of the Company and as a director of the Company, MSG Entertainment, Sphere Entertainment and MSG Networks, our Board has concluded that Mr. Dolan should serve as a director of the Company.

RYAN T. DOLAN – Age 37
Class B Director since December 11, 2019
Committee Membership: None
Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan has served as Executive Vice President, Head of Event and Interactive Technology of Sphere Entertainment since January 2026. Prior to that, he served as Senior Vice President, Interactive Experiences of MSG Ventures, LLC, a wholly-owned subsidiary of Sphere Entertainment (“MSG Ventures”), from October 2023 to January 2026, as MSG Ventures’ Vice President, Interactive Experiences from June 2019 to October 2023, and as MSG Ventures’ Director, Interactive Experiences from 2016 to 2019. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020. Mr. Dolan has played an integral role in the growth and development of Sphere Entertainment’s interactive gaming initiatives and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Quentin F. Dolan, the nephew of Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan.
Key Skills & Experience
In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment and Sphere Entertainment, our Board has concluded that Mr. Dolan should serve as a director of the Company.

THOMAS C. DOLAN – Age 74
Class B Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: AMC Global Media Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), MSG Rangers Corp. (NYSE: MSGR), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Dolan served as Executive Vice President—Strategy and Development, Office of the Chairman of Cablevision from 2008 to 2016. He was Chief Executive Officer of Rainbow Media Corp. from 2004 to 2005; Executive Vice President and Chief Information Officer of Cablevision from 2001 until 2005; Senior Vice President and Chief Information Officer of Cablevision from 1996 to 2001; Vice President and Chief Information Officer of Cablevision from 1994 to 1996; General Manager of Cablevision’s East End Long Island cable system from 1991 to 1994; and System Manager of Cablevision’s East End Long Island cable system from 1987 to 1991. Mr. Dolan has served as a director of MSG Rangers since the Rangers Distribution Date, MSG Entertainment since April 2023, Sphere Entertainment since April 2020 and AMC Global Media since 2011, and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2007 to 2016. Mr. Dolan is the brother of James L. Dolan, the brother-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.

Key Skills & Experience
In light of his experience as a member of Cablevision’s founding family and in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Global Media and Cablevision, our Board has concluded that Mr. Dolan should serve as a director of the Company.

IRVING AZOFF– Age 78
Class A Director since October 26, 2026
Committee Membership: Compensation
Other Public Company Directorships: None
Career Highlights
Mr. Azoff has served as Chairman and Chief Executive Officer of The Azoff Company, a privately held media and entertainment company, since 2013. He has served as personal manager of the Eagles since 1974 and is Chairman of the Azoff Company talent management division. Mr. Azoff is also a senior executive at other companies within The Azoff Company portfolio, including Chairman of Global Music Rights, a performance rights company; Co-Founder and board member of Oak View Group, a company focused on the sports and entertainment venue industry; and Chairman of Iconic Artists Group, a company dedicated to acquiring and actively managing a portfolio of select artists’ assets. Previously, Mr. Azoff served as Executive Chairman and director of Live Nation Entertainment, Chairman and Chief Executive Officer of Ticketmaster Entertainment, Inc. and Founder and Chief Executive Officer of Front Line Management Group, Inc., a music management firm. Mr. Azoff was inducted into the Rock & Roll Hall of Fame in 2020.
Key Skills & Experience
In light of his extensive experience with over 50 years in the entertainment industry, including as a manager, label executive and owner, producer, promoter and venue owner and operator, together with his experience in fan engagement, ticketing and venue management, as well as his experience as a senior executive and director of other public companies, our Board has concluded that Mr. Azoff should serve as a director of the Company.

IVAN SEIDENBERG – Age 79
Class A Director since April 17, 2020
Committee Membership: Audit (Chair)
Other Public Company Directorships: None
Career Highlights
Mr. Seidenberg served as Chief Executive Officer of Verizon Communications, Inc., a telecommunications provider, from 2002 to 2011. He also served as Chairman of the board of Verizon from 2004 to 2011. He previously served as Chairman and Chief Executive Officer of Bell Atlantic Corporation and NYNEX Corporation, Verizon’s predecessor companies, from 1995 to 2002. Mr. Seidenberg previously served as a director of Perella Weinberg Partners, an investment banking financial services firm, from June 2021 to April 2023, Blackrock Inc. from 2011 to May 2020 and Boston Properties Inc. from 2014 to 2016.
Key Skills & Experience
In light of his experience as a senior executive and director of other public companies, our Board has concluded that Mr. Seidenberg should serve as a director of the Company.

BRIAN G. SWEENEY – Age 62
Class B Director since September 30, 2015
Committee Membership: None
Other Public Company Directorships: AMC Global Media Inc. (NASDAQ: AMCX), MSG Rangers Corp. (NYSE: MSGR), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Sweeney served as the President of Cablevision from 2014 and President and Chief Financial Officer of Cablevision from 2015 to 2016. Previously, Mr. Sweeney served in various other roles at Cablevision, including: Senior Executive Vice President, Strategy and Chief of Staff from 2013 to 2014; Senior Vice President — Strategic Software Solutions from 2012 to 2013; and Senior Vice President—eMedia from 2000 to 2012. Mr. Sweeney has served as a director of MSG Rangers since the Rangers Distribution Date, MSG Entertainment since April 2023, Sphere Entertainment since April 2020 and AMC Global Media since 2011 and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2005 to 2016. Brian G. Sweeney is the brother-in-law of James L. Dolan and Thomas C. Dolan, the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and the cousin by marriage of Paul J. Dolan.
Key Skills & Experience
In light of his experience in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Global Media and Cablevision, our Board has concluded that Mr. Sweeney should serve as a director of the Company.

VINCENT TESE – Age 83
Class B Director since September 16, 2015
Committee Membership: Audit, Compensation
Other Public Company Directorships: AMC Global Media Inc. (NASDAQ: AMCX), Sphere Entertainment Co. (NYSE: SPHR)
Career Highlights
Mr. Tese has served as a director of AMC Global Media since 2016 and Sphere Entertainment since April 2020. Mr. Tese served as Executive Chairman of FCB Financial Holdings, Inc. (formerly known as Bond Street Holdings, LLC), a bank holding company, from 2009 until January 2019 and Executive Chairman of its subsidiary Florida Community Bank from 2010 until January 2019. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, Director of Economic Development for New York State from 1987 to 1994 and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese was the Commissioner of the Department of Economic Development and Chairman of both the Science and Technology Foundation and the Job Development Authority. Mr. Tese has also served as a director of New York Racing Association, Inc. and ICE Digital Trust, LLC, and a trustee of New York Presbyterian Hospital since 1996 and New York University School of Law since 1990. Mr. Tese previously served as Chairman of ICE Clear Credit LLC, a financial services company, from 2013 to 2025 and as a director of Claros Mortgage Trust, a real estate investment trust, from November 2021 to June 2026, Intercontinental Exchange, Inc. from 2004 to May 2022, Cablevision from 1996 to 2016, MSG Networks from 2010 to 2015, FCB Financial Holdings, Inc. from 2010 until January 2019 and Mack-Cali Realty Corporation from 1997 until June 2019. He also served as a director of Gabelli Asset Management, National Wireless Holdings, Inc. and The Bear Stearns Companies, Inc. from 1994 to 2008.
Key Skills & Experience
In light of his experience as the Chief Executive Officer of the New York State Urban Development Corporation, his other government service, his experience as the executive chairman of private companies, his service as a director of other public companies, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Networks, AMC Global Media and Cablevision, our Board has concluded that Mr. Tese should serve as a director of the Company.

ISIAH L. THOMAS III – Age 65
Class B Director since XX, 2026
Committee Membership: None
Other Public Company Directorships: One World Products, Inc. (OTC: OWPC), UWM Holdings Corporation (NYSE: UWMC), Sphere Entertainment Co. (NYSE: SPHR), StratCap Digital Infrastructure REIT, Inc.
Career Highlights
Mr. Thomas has been the Chairman and Chief Executive Officer of Isiah International, LLC, a holding company with interests in a diversified portfolio of businesses, since 2011. Mr. Thomas has served as a Commentator and Analyst for NBA TV, a sports broadcasting channel, since 2014 and Turner Sports, a sports broadcasting channel, since 2012. Mr. Thomas has also served as Chief Executive Officer and Executive Chairman of One World Products, Inc. (transitioning to Isiah Enterprises, Inc.) since 2020, leading its transformation into a sustainable materials and advanced manufacturing enterprise focused on industrial compounding, sustainable plastics, automotive applications, packaging, and advanced manufacturing solutions following its acquisition of Eco Bio Plastics and the development of renewable material technologies. He previously served as the President & Alternate Governor of the New York Liberty of the Women’s National Basketball Association from 2015 to February 2019, the Head Basketball Coach at Florida International University, a higher education institution, from 2009 to 2012, the General Manager, President of Basketball Operations and Head Coach of the Knicks, which is owned by the Company, from 2006 to 2008, the Head Coach of the Indiana Pacers of the NBA from 2000 to 2003, the Owner of the Continental Basketball Association from 1998 to 2000, Minority Owner & Executive Vice President of the Toronto Raptors of the NBA from 1994 to 1998 and point guard for the Detroit Pistons of the NBA from 1981 to 1994. Mr. Thomas has served as a director of StratCap Digital Infrastructure REIT, Inc. since July 2023, UWM Holdings Corporation, a residential and wholesale mortgage lender, since January 2021, Sphere Entertainment since April 2020, Get in Chicago, an organization focused on stopping gun and related violence in Chicago, since 2013 and he is the Founder of Mary’s Court Foundation, a charitable organization established in 2010. Mr. Thomas also serves as a director for ForbesBLK, a non-profit organization for black entrepreneurs and professionals, and Strategic Wireless Infrastructure Fund II, Inc., a private fund. Mr. Thomas graduated from Indiana University and received a Master’s degree in Education from the University of California at Berkeley.
Key Skills & Experience
In light of his over 25 years of business and management experience, his knowledge of the sports and entertainment industries, as well as his familiarity with the Company’s business through his previous roles with the Knicks, our Board has concluded that Isiah L. Thomas III should serve as a director of the Company.

ANTHONY J. VINCIQUERRA – Age 72
Class A Director since April 17, 2020
Committee Membership: Audit, Compensation (Chair)
Other Public Company Directorships: Newbury Street II Acquisition Corp. (NASDAQ: NTWO)
Career Highlights
Mr. Vinciquerra previously served as Chairman of the Board and Chief Executive Officer of Sony Pictures Entertainment Inc., a film entertainment company and wholly-owned subsidiary of Sony Corporation, from June 2017 to January 2025, and as non-executive Chairman of the Board from January to December 2025. Prior to that, Mr. Vinciquerra served as a Senior Advisor to Texas Pacific Group (TPG), a private equity company, in the technology, media and telecom sectors from 2011 to 2017, Chairman of Fox Networks Group, a television entertainment company, from 2008 to 2011, and President and Chief Executive Officer of Fox Networks Group from 2002 to 2011. Mr. Vinciquerra has served as Chairman of the Board of Newbury Street II Acquisition Corp. since May 2025 and previously served as a director of Qualcomm Incorporated from 2015 to March 2025, Pandora Media, Inc. from 2016 to 2017, Univision Communications, Inc. from 2011 to 2017, Motorola Mobility Holdings, Inc. from 2011 to 2012 and DirecTV from 2013 to 2015.
Key Skills & Experience
In light of his experience as a senior executive and director of other public companies, our Board has concluded that Mr. Vinciquerra should serve as a director of the Company.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, comprised of independent members of the Board, has appointed Deloitte as our independent registered public accounting firm (the independent auditors) with respect to our operations for the fiscal year ending June 30, 2027. Deloitte will audit our financial statements for the fiscal year ending June 30, 2027. Representatives of Deloitte will be present at the annual meeting. Those representatives will have the opportunity to make a statement if they desire to do so and will answer appropriate questions.
Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
We are asking that you ratify the appointment of Deloitte, although your ratification is not required. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of our Company Stock, voting together as a single class. In accordance with our Articles of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.
The Board unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE MATTERS
The following table provides information about fees billed for services rendered by Deloitte for our fiscal years ended June 30, 2026 and June 30, 2025:

	Fiscal Year Ended June 30,
	2026	2025
Audit fees(1)	$1,070,000	$1,015,000
Audit-related fees(2)	$1,824,226	$30,500
Tax fees	—	—
All other fees	—	—
___________________
(1)Audit fees of the Company in the fiscal years ended June 30, 2026 and 2025 consisted of fees for services rendered and related expenses paid in connection with the integrated audit of our annual consolidated financial statements included in our Annual Report on Form 10-K, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q.
(2)Audit-related fees of the Company in the fiscal years ended June 30, 2026 and 2025 consisted primarily of fees for services relating to the carveout audits related to the Rangers Distribution in the fiscal year ended 2026, and fees for contractually-required attestation services in the fiscal year ended 2025.
The Audit Committee’s policy requires that the Audit Committee pre-approve audit, audit-related, tax and non-audit services performed by and fees paid to the independent registered public accounting firm. In addition, under the Audit Committee’s pre-approval policy, the Chairman of the Audit Committee, as the delegate of the Audit Committee, may pre-approve audit, audit-related, tax and non-audit services and fees, provided that any such services and fees are subsequently reported to the entire Audit Committee. All of the services for which fees were disclosed and paid by the Company were pre-approved under the Audit Committee’s pre-approval policy. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered accounting firm.

REPORT OF AUDIT COMMITTEE
The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s Internal Audit function is provided to the Company by the Internal Audit Department of MSG Entertainment through an agreement with MSG Entertainment. The Internal Audit function provides the Audit Committee and management an independent review function, including reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls.
The Company’s independent registered public accounting firm, Deloitte, is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements and its evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with Deloitte the firm’s independence. All audit and non-audit services performed by Deloitte must be specifically approved by the Audit Committee or by its Chairman (and subject to ratification by the full committee).
As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.
The Audit Committee discussed the overall scope of and plans for their respective audits with the Company’s Internal Audit function and Deloitte. For the fiscal year ended June 30, 2026, the Audit Committee met with the head of the Company’s Internal Audit function and representatives of Deloitte in regular and executive sessions, to discuss the results of their examinations related to the Company, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting and compliance programs. The Company’s Internal Audit function is provided by the Internal Audit Department of MSG Entertainment (which provides internal audit services to the Company under an agreement with MSG Entertainment).
Based upon the reports, reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the 2026 Form 10-K that was filed with the SEC.
Members of the Audit Committee
Ivan Seidenberg (Chair)
Vincent Tese
Anthony J. Vinciquerra

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis provides a discussion of our compensation philosophy and 2026 fiscal year compensation for the following NEOs:

Current NEOs
James L. Dolan	Executive Chairman and Chief Executive Officer
Jamaal T. Lesane	Chief Operating Officer
David Granville-Smith	Executive Vice President
Paul DiCicco	Executive Vice President, Chief Financial Officer and Treasurer
Bryan Warner	Senior Vice President, Head of Legal

Former NEO
Victoria M. Mink	Former Executive Vice President, Chief Financial Officer and Treasurer
Effective May 11, 2026, Ms. Victoria M. Mink ceased to be Executive Vice President, Chief Financial Officer and Treasurer of the Company and Mr. Paul DiCicco was appointed Executive Vice President, Chief Financial Officer and Treasurer. As of such date, Ms. Mink ceased to be an executive officer of the Company, but continued to be employed by the Company as Executive Vice President, Finance pursuant to her existing employment agreement to assist with the transition until July 1, 2026. This Compensation Discussion & Analysis presents Ms. Mink’s 2026 fiscal year compensation because she served as Chief Financial Officer for a portion of the year.
Effective September 21, 2026, Mr. Jamaal T. Lesane ceased to be Chief Operating Officer of the Company and became Executive Vice President and Chief Legal Officer. As of such date, Mr. Bryan Warner, the Company’s Senior Vice President, Head of Legal, ceased to be an executive officer of the Company, but continues to be employed by the Company with the same title pursuant to his existing employment agreement.

EXECUTIVE SUMMARY
Business Overview
The Company owns and operates one of the most storied franchises in all of professional sports – the Knicks of the NBA. The Knicks play their home games in The Garden, also known as The World’s Most Famous Arena. The Company also includes a development league team, the Westchester Knicks of the NBAGL.
Prior to the Rangers Distribution, the Company also included the Rangers of the National Hockey League (the “NHL”), a development league team – the Hartford Wolfpack, and a professional sports team performance center – the Madison Square Garden Training Center in Greenburgh, New York.
Fiscal Year 2026 Performance Results and Operational Highlights
The Rangers Distribution occurred on October 26, 2026 and, therefore, the operational highlights for the fiscal year ended June 30, 2026 reflect the operations of our Knicks business, as well as the Rangers business. Operational and financial highlights in fiscal year 2026 included:
•The Company generated full-year revenues of $1.15 billion as well as full-year operating income of $28.9 million and AOI of $58.7 million;(1)

•The Knicks won the 2025-26 NBA Championship, hosting nine home playoff games and achieving a number of operational milestones including:
◦The Knicks generated the highest per-game gate revenues in NBA history on multiple occasions during the postseason;
◦In the first day after clinching the NBA title, the Knicks generated its highest-ever single-day of merchandise sales; and
◦With the help of the Knicks’ Championship run, the Company added over 2.2 million net new social media followers across both the Knicks’ and Rangers’ social media channels, bringing total combined social media followers to nearly 22 million as of the end of the fiscal year;
•The Rangers celebrated the franchise’s centennial season, including special merchandise offerings, theme nights and alumni appearances;
•Fiscal year 2026 revenues were driven by growth across all in-arena revenue categories, including tickets, food, beverage and merchandise sales, sponsorship and suites;
•For the 2025-26 regular seasons, the Company delivered a combined average season ticket renewal rate of approximately 94% for the Knicks and the Rangers;
•The Company’s premium hospitality business — in partnership with MSG Entertainment — saw another year of record suite revenues, driven by strong demand as well as benefiting from the renovation of a number of Lexus-Level suites at The Garden;
•The Company — in partnership with MSG Entertainment — welcomed new marketing partners, including multi-year agreements with PwC and Polymarket, and signed multi-year renewals with Lexus, Anheuser-Busch and Infosys;
•The Company refinanced the Knicks and the Rangers senior secured revolving credit facilities, extending the maturities by five years to 2030, while lowering average borrowing costs as well as increasing the total capacity under the Knicks revolving credit facility from $275 million to $425 million; and
•In mid-February 2026, the Company announced the Rangers Distribution and made progress toward its completion over the remainder of the fiscal year.
___________
(1)AOI is a non-GAAP financial measure and is defined below. For a reconciliation of this non-GAAP measure to the most comparable GAAP measure, please see Annex A.
Stockholder Engagement & Responsiveness
During the 2026 fiscal year, management of the Company engaged with holders of over 60% of our Class A Common Stock concerning our Board, governance and executive compensation practices, with the specific goal of seeking stockholder feedback.
The Compensation Committee has incorporated various aspects of stockholder feedback into our current pay practices over time, and we continue to make enhancements to our disclosure that we believe provide stockholders with additional insight into how our compensation programs align with our long-term strategy and drive long-term stockholder value creation. In seeking to continue our efforts to align our compensation practices and disclosure with long-term stockholder interests, the Compensation Committee seeks out and values opportunities to receive stockholder feedback. We look forward to continuing to receive such feedback to inform the regular, ongoing review of our compensation program and disclosure.

Executive Compensation Program Objectives and Philosophy
The Company is a sports business comprised of dynamic and powerful assets. We operate in specialized industries and our NEOs have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced NEOs who can continue to drive our business objectives and achieve strong financial, operational and stock price performance. The Compensation Committee has designed executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the financial and strategic objectives of growing the Company’s businesses and driving long-term stockholder value. The program reflects four key overarching executive compensation principles:

Principle	Implementation(1)

A significant portion of compensation opportunities should be at risk.	•The majority of executive compensation is at risk and based on stockholder returns as well as the Company’s performance against pre-determined financial and strategic performance targets.
Long-term performance incentives should generally outweigh short-term performance incentives.	•Incentive compensation focuses more heavily on long-term rather than short-term accomplishments and results.
Executive officers should be aligned with our stockholders through equity-based compensation.	•Equity-based compensation comprises a substantial portion of executive compensation, ensuring alignment with stockholder interests.
The compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry.
•The overall executive compensation program is competitive, equitable and thoughtfully structured to attract, retain, motivate and reward talent.
•The Compensation Committee focuses on total direct compensation, as well as individual compensation elements when providing competitive compensation opportunities.

(1)Excludes any one-time awards, including awards granted in connection with commencement of employment.
In designing our executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances between (1) short-term and long-term compensation, (2) cash and equity-based compensation, and (3) performance-based and time-based vesting of compensation.
Elements of Fiscal Year 2026 Compensation & Performance Objectives
The Company compensates its NEOs through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key financial and strategic measures that generate long-term stockholder value and reward sustained achievement of the Company’s key financial goals.
The Company considers revenues and AOI to be the key measures of its operating performance. As such, our Compensation Committee has incorporated AOI and revenues in our long-term incentive performance awards (i.e., performance stock units) and AOI in our annual incentive awards. The Company’s long-term incentive program also includes time-vested restricted stock units whose value is tied to the performance of the market value of the Company’s Class A Common Stock. Mr. DiCicco, who joined the Company effective May 11, 2026, was not eligible to receive annual incentive awards or long-term incentive awards during the fiscal year ended June 30, 2026. In order to further align compensation opportunities with the Company’s strategic vision and focus on growth, the Compensation Committee has also occasionally granted certain awards in the form of stock options, where appropriate, which support the goal of generating long-term stockholder value.

The table below summarizes the elements of our compensation program as in effect for fiscal year 2026 and how each element supported the Company’s compensation objectives.

Component(1)		Performance Link	Description
Base Salary	Cash
•Fixed level of compensation determined primarily based on the role, job performance and experience
•Reviewed annually to assess alignment with market practices
•Intended to compensate NEOs for day-to-day services performed

Annual Incentive	Cash	Initial funding based on financial performance measure, AOI (which initial funding level can be modified based on performance with respect to strategic, operational and financial (collectively referred to herein as “strategic”) objectives)
•Performance-based cash incentive opportunity
•Designed to be initially funded solely based on the achievement of pre-determined financial performance measure (AOI) approved by the Compensation Committee
•Performance against pre-determined specific strategic objectives can modify initial AOI-funded pool within specified range

Long- Term Incentive	Performance Stock Units (50%)	Revenues (50%)
•Financial performance targets are determined by the Compensation Committee to incentivize strong execution of our strategy and long-term financial goals
•Stock-based award establishes direct alignment with our stock price performance and stockholder interests
•Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance	•Stock-based award establishes direct alignment with our stock price performance and stockholder interests •Vest ratably over three years
(1)Excludes any one-time awards, including awards granted in connection with commencement of employment.

2026 Fiscal Year Annual Compensation Opportunities Mix
As described above, the Company’s compensation program is designed with significant long-term performance-based and at-risk components. For the 2026 fiscal year, a substantial majority of NEO annual target compensation was at risk, with a majority of at-risk compensation granted in the form of long-term equity-based awards.

Executive Chairman and Chief Executive Officer Pay Mix(1)	Average NEO Pay Mix(1)(2) (excluding Executive Chairman and Chief Executive Officer)

__________
(1)Reflects the allocation of base salary, annual target bonus opportunity, and long-term incentive award target value as set forth in each current NEO’s employment agreement for the 2026 fiscal year (other than with respect to Mr. DiCicco as noted below) and excludes awards that are not considered standard annual compensation for the 2026 fiscal year. To reflect the go-forward pay mix, the Average NEO Pay Mix also includes Mr. DiCicco’s full fiscal year 2027 base salary and fiscal year 2027 target bonus opportunity and long-term incentive target value, in accordance with the terms of his employment agreement, he was not eligible to participate in the fiscal year 2026 MPIP (as defined below) and long-term incentive program given his start date of May 11, 2026.
(2)Sum of compensation elements or the “At-Risk” value shown may not add to 100% (or “At-Risk” value) due to rounding.

Sound Compensation Governance Practices
The Company’s executive compensation program is overseen by the wholly independent Compensation Committee, with the support of an independent compensation consultant and independent legal counsel. We maintain a compensation program with strong governance features, including:

Compensation Practices

✓	Substantial proportion of compensation at risk (87% for Executive Chairman and Chief Executive Officer; 69% on average for the other NEOs)
✓	Short- and long-term incentives earned based on the achievement of objective, pre-determined performance goals
✓	Stockholder feedback considered in Compensation Committee review of compensation program
✓	Anti-hedging
✓	No excise tax gross-up provisions
✓	Review of tally sheets for each NEO by Compensation Committee at least annually
✓	Fully independent Compensation Committee oversight of compensation decisions
✓	Compensation Committee utilizes support of an independent compensation consultant and independent legal counsel

COMPENSATION PROGRAM PRACTICES AND POLICIES
The following discussion describes the practices and policies implemented by the Compensation Committee during the fiscal year ended June 30, 2026. As discussed in greater detail below under “Executive Compensation Tables — Employment Agreements,” much of the NEOs’ compensation for the year ended June 30, 2026 is covered by employment agreements approved by the Company’s Compensation Committee.
In the Company’s most recent advisory “say-on-pay” proposal, which was held in 2025, a majority of stockholders (including approximately 93.6% of holders of our Class A Common Stock) voted to approve, on an advisory basis, the Company’s executive compensation. The Compensation Committee considered the results of this vote, as well as the Company’s ongoing discussions with stockholders, in its assessment and development of the compensation program.
Role of the Compensation Committee
Our Compensation Committee administers our executive compensation program. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, evaluates their performance in light of those goals and objectives, and determines and approves their respective compensation levels based on this evaluation; (3) oversees the activities of the committee or committees administering our retirement and benefit plans; and (4) administers our stockholder-approved compensation plans. For more information about the Compensation Committee, please see “Board and Governance Practices — Committees — Compensation Committee.”
In carrying out its responsibilities, the Compensation Committee utilizes the services of the independent compensation consultant and independent legal counsel, and considers recommendations from management, each as further described below.

Role of the Independent Compensation Consultant
The Compensation Committee has authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of ClearBridge Compensation Group LLC (the “independent compensation consultant”), an independent compensation consultant, to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.
The independent compensation consultant collaborates with independent legal counsel and reports directly to the Compensation Committee and, at the request of the Compensation Committee, the independent compensation consultant meets with members of management from time to time for the purpose of gathering information on management proposals and recommendations to be presented to the Compensation Committee.
The services provided by the independent compensation consultant to the Compensation Committee during the fiscal year ended June 30, 2026 included:
•Attending all Compensation Committee meetings;
•Providing information, research, and analysis pertaining to our executive compensation program for the 2026 fiscal year;
•Regularly updating the Compensation Committee on market trends, changing practices and legislation pertaining to compensation;
•Assisting the Compensation Committee in making pay determinations for the executive officers;
•Assisting the Compensation Committee in connection with the entry into a new employment agreement with the Executive Vice President, Chief Financial Officer and Treasurer and the Senior Vice President, Principal Accounting Officer and Controller;
•Assisting with compensation-related matters in connection with the Rangers Distribution;
•Advising on the design of the executive compensation program and the reasonableness of individual compensation targets and awards and executive perquisites;
•Conducting a compensation risk assessment;
•Preparing tally sheets for the Compensation Committee’s review, setting forth all components of compensation payable, and the benefits accruing, to the NEOs for the fiscal year ended June 30, 2026, including all cash compensation, benefits, perquisites and the current value of outstanding equity-based awards;
•Providing advice and recommendations that incorporated both market data and Company-specific factors; and
•Assisting the Compensation Committee in connection with its periodic review of non-employee director compensation.
During the 2026 fiscal year, the independent compensation consultant provided no services to the Company other than those provided to the Compensation Committee.
The Compensation Committee charter requires the Compensation Committee to consider the NYSE independence factors before receiving advice from an advisor, despite the fact that such independence rules are not applicable to controlled companies. For the fiscal year ended June 30, 2026, the Compensation Committee concluded that the independent compensation consultant satisfies the independence requirements of the NYSE rules. In addition, the Compensation Committee believes that the independent compensation consultant’s work did not raise any conflicts of interest during the fiscal year ended June 30, 2026. In reaching this conclusion, the Compensation Committee considered the same rules regarding advisor independence.
Role of Executive Officers in Determining Compensation
The Compensation Committee reviews the performance and compensation of the Executive Chairman and Chief Executive Officer and, following discussions with the independent compensation consultant, establishes his compensation. Senior management of the Company assists the Compensation Committee and the independent compensation consultant as described in this Compensation Discussion & Analysis, and provides to the Compensation Committee, either directly or through the independent compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and Chief Executive Officer. Recommendations from management are based on a comprehensive review and analysis of the performance of the Company and its business against pre-determined goals, strategies and metrics. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and recommendations and discussions with the independent compensation consultant, the Compensation Committee determines and approves compensation for the executive officers.
Performance Objectives
As described below under “— Elements of Our Compensation Program,” performance-based incentive compensation is an important element of the Company’s executive compensation program.
The Company considers these performance objectives to be key measures of the Company’s operating performance. As such, our Compensation Committee has incorporated AOI and revenues in our long-term incentive performance awards (i.e., performance stock units) and AOI in our annual incentive awards.
The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the MSG Knickerbockers Corp. Executive Deferred Compensation Plan (the “EDC Plan”). Because it is based upon operating income (loss), AOI (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items.
The performance measures used for purposes of annual incentives or long-term awards may contemplate certain potential future adjustments and exclusions.
Tally Sheets
The Compensation Committee has reviewed tally sheets prepared by the independent compensation consultant, setting forth all components of compensation payable, and the benefits accruing, to the NEOs for the fiscal year ended June 30, 2026 who were executive officers as of June 30, 2026, including all cash compensation, benefits, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the NEOs upon various termination scenarios.
Determining Compensation Levels; Benchmarking
As part of the Compensation Committee’s review of total compensation for the fiscal year ended June 30, 2026, the independent compensation consultant assisted the Compensation Committee in: (1) determining if a peer group should be used for comparative purposes, (2) assessing executive compensation in light of internal and external considerations and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends. The Compensation Committee, in consultation with the independent compensation consultant, considered market data (both industry-specific and general company data based on multiple broad-based compensation surveys) in order to appropriately assess compensation levels.

For the fiscal year ended June 30, 2026, the Compensation Committee, in consultation with the independent compensation consultant, determined not to utilize a peer group or specific target positioning in determining compensation given the limited number of comparable publicly-traded companies.
In addition to the market data documented above, the Compensation Committee considered internal information (job responsibility, experience, parity among executive officers, contractual commitments, attraction and retention of talent and historical compensation) to determine compensation.

ELEMENTS OF OUR COMPENSATION PROGRAM
Our executive compensation philosophy is reflected in the principal elements of our executive compensation program, each of which is important to the Company’s goal of attracting, retaining, motivating and rewarding highly-qualified executive officers. The compensation program included the following key elements for the fiscal year ended June 30, 2026: base salary, annual cash incentives, long-term incentives, retirement, health and welfare and other benefits, which are generally provided to all other eligible employees, and additional executive officer benefits, including post-termination compensation under certain circumstances and certain perquisites, each as described below.
A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy. The Compensation Committee reviews historical compensation, other information provided by the independent compensation consultant and other factors, such as experience, performance, length of service and contractual commitments, to determine the appropriate level and mix of compensation for executive officers. The allocation between cash and equity-based compensation and between short-term and long-term compensation is designed to provide a variety of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.
During the fiscal year ended June 30, 2026, Mr. Dolan was also employed by MSG Entertainment and Sphere Entertainment as each company’s Executive Chairman and Chief Executive Officer and receives separate compensation from each company with respect to such employment. The compensation program and philosophies discussed in this proxy statement reflect only compensation that is paid by the Company for services rendered to the Company, except as otherwise noted. While the Compensation Committee is aware that Mr. Dolan also received compensation during the fiscal year ended June 30, 2026 for services rendered to MSG Entertainment and Sphere Entertainment, its compensation decisions are based on its independent assessment and application of the compensation goals and objectives of the Company. For more information regarding the compensation of Mr. Dolan by MSG Entertainment and Sphere Entertainment, see MSG Entertainment’s and Sphere Entertainment’s 2026 Definitive Proxy Statements, respectively.
During the fiscal year ended June 30, 2026, Mr. Granville-Smith was employed by Sphere Entertainment and AMC Global Media and receives separate compensation from each company with respect to such employment. The compensation program and philosophies discussed in this proxy statement reflect only compensation that is paid by the Company for services rendered to the Company, except as otherwise noted. While the Compensation Committee is aware that Mr. Granville-Smith also received compensation during the fiscal year ended June 30, 2026 for services rendered to Sphere Entertainment and AMC Global Media, its compensation decisions are based on its independent assessment and application of the compensation goals and objectives of the Company. For more information regarding the compensation of Mr. Granville-Smith by Sphere Entertainment, see Sphere Entertainment’s 2026 Definitive Proxy Statement.
Base Salaries
Our Compensation Committee is responsible for setting the base salaries of the executive officers, which are intended to compensate them for the day-to-day services that they perform for the Company. Base salaries for these executive officers have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executive officers. The employment agreement between the Company and each NEO contains a minimum base salary level. For information regarding these base salary levels, please see

“Executive Compensation Tables — Employment Agreements” below. The Compensation Committee reviews the salaries of the executive officers at least annually. The Compensation Committee may adjust base salaries for executive officers over time, based on their performance and experience and in accordance with the terms of their employment agreements.
The base salaries for each of Messrs. Dolan, Lesane, Granville-Smith, DiCicco, Warner and Ms. Mink as of the end of the fiscal year ended June 30, 2026 were as follows: $1,600,000, $1,000,000, $800,000, $650,000, $500,000 and $1,000,000, respectively. The actual base salary earned by Ms. Mink, who ceased to be an executive officer effective May 11, 2026, includes the base salary earned by her for the period from May 11, 2026 through June 30, 2026. The Compensation Committee generally determined salaries for the NEOs after evaluation of Company and individual performance, market pay levels, the range of increases generally provided to the Company’s employees and, to the extent appropriate, management’s recommendations. See footnote 1 to “Executive Compensation Tables — Summary Compensation Table” for additional information regarding the base salaries, and actual amounts earned by the NEOs, during the Company’s fiscal year.
Annual Cash Incentives
Overview
Annual cash incentives earned for performance in the 2026 fiscal year were determined based on performance against goals established by the Compensation Committee under the Management Performance Incentive Plan (“MPIP”). MPIP is an annual incentive plan under which eligible members of management, including the NEOs, were provided an opportunity to earn an annual cash award. The initial funding level of the bonus pool was solely based on financial performance versus a pre-determined AOI target for the 2026 fiscal year, which initial funding level could be modified based on performance versus pre-determined and measurable key strategic objectives, resulting in a payout that falls within the range of 0% to 200% of target.
This annual incentive was designed to link executive compensation directly to the Company’s financial performance and performance on key strategic initiatives by providing incentives and rewards based upon business performance during the applicable fiscal year. Mr. DiCicco was not eligible to participate in the fiscal year 2026 MPIP in accordance with the terms of his employment agreement.
As discussed in “Performance Targets & Achievement Levels” below, as a result of the level of achievement of the AOI target, the initial bonus funding level was 56.88% of target. The Company incurred certain expenses that differed from the assumptions reflected in the Board-approved budget used to establish the fiscal year 2026 AOI target, including an increase in revenue sharing expense, as well as an increase in team operations expenses driven by the Company’s continued investment in its teams. This investment contributed to, among other things, the Knicks NBA Championship win in the 2025-26 NBA season. As a result, to better align the MPIP payout with actual company performance, based on recommendations from management, the Compensation Committee, in consultation with its independent advisors, approved adjustments to the calculated AOI result to account for the expenses discussed above. After giving effect to these adjustments, the final payout level of the annual cash incentives based on financial performance was calculated at 100.00% of the target level. The Compensation Committee, in consultation with its independent advisors and considering management's recommendation, also reviewed the Company's performance against its pre-set goals, strategies and tactics for fiscal year 2026, and determined not to modify the adjusted financial score, resulting in a final MPIP payout of 100.00% of the target level for fiscal year 2026.
Target Award Opportunities
Each employee eligible for an annual incentive award was assigned a target award equal to a percentage of that employee’s base salary as of the conclusion of the applicable fiscal year.
Target annual incentive opportunities were based upon the applicable employee’s position, grade level, responsibilities and historical and expected future contributions to the Company. In addition, each employment agreement between the Company and each of the NEOs contains a minimum target annual incentive award level. The Compensation Committee reviews the target annual incentive award levels of the NEOs at least annually, subject to the minimum target annual incentive award level set forth in their employment agreements. See “Executive Compensation Tables — Employment Agreements” below. The Compensation Committee, in its sole discretion and subject to the terms of employment agreements, may revise target annual incentive award levels for the NEOs.
Annual Incentive Payouts
The below table summarizes each NEO’s target annual incentive opportunity and actual 2026 fiscal year annual incentive payouts, as determined by the Compensation Committee. The annual incentive payouts are described in more detail below.

Name	2026 Fiscal Year Base Salary	Target Incentive (% of Base Salary)	Calculated 2026 Fiscal Year MPIP as a % of Target	Adjusted 2026 Fiscal Year MPIP as a % of Target	Adjusted 2026 Fiscal Year Annual Incentive Award
Current NEOs
James L. Dolan	$1,600,000	200%	56.88%	100.00%	$3,200,000
Jamaal T. Lesane	$1,000,000	125%	56.88%	100.00%	$1,250,000
David Granville-Smith	$800,000	100%	56.88%	100.00%	$800,000
Paul DiCicco(1)	$650,000	—	—	—	—
Bryan Warner	$500,000	50%	56.88%	100.00%	$250,000
Former NEO
Victoria M. Mink	$1,000,000	100%	56.88%	100.00%	$1,000,000
___________________
(1)Pursuant to the terms of his employment agreement, Mr. DiCicco was not eligible for an annual cash incentive award for the fiscal year ended June 30, 2026.

Performance Targets & Achievement Levels
Financial Component: For the fiscal year ended June 30, 2026, the MPIP financial performance objective consisted of an AOI target from the Board-approved budget. The initial MPIP funding pool was determined after assessing financial performance against the pre-determined AOI target, with the initial MPIP funding pool under this component ranging from 0% to 200% of target.
Based on the performance against the pre-determined AOI target, the calculated result of the financial component of the MPIP, giving effect to the payout provisions of the MPIP, was 56.88% of target.
The MPIP provides the Compensation Committee with flexibility to make equitable adjustments to the structure and payouts that it deems appropriate to reflect the best interests of the business, including based on recommendations from management. Upon review of the calculated result of the financial component of the MPIP, the Compensation Committee, considering recommendations from management and in consultation with its independent advisors, determined the calculated results should be adjusted to account for certain items related to revenue sharing and team operations as discussed above. After reflecting such adjustments, the adjusted result of the financial component of the MPIP was 100.00% of the target level.
Strategic Modifier: For the fiscal year ended June 30, 2026, the MPIP also included a strategic modifier component that could increase or decrease the initial AOI-funded MPIP pool based on performance against relevant strategic goals, resulting in a payout that falls within a range of 0% to 200% of target. These goals, and associated tactics and metrics, were reviewed and approved by the Compensation Committee at the beginning of the year.
Goal Setting Process: In the 2026 fiscal year, numerous specific goals that were aligned with the Company’s broad strategic initiatives were established for the Company. Discrete tactics and metrics were enumerated to measure year-end achievement of these goals. Taking into account performance with respect to each goal and underlying strategies and metrics, management could propose a modification to the initial AOI-funded pool. The Compensation Committee would then assess management’s recommended modification relative to the level of achievement against strategic goals and make an independent determination as to the appropriate modifier (if any).
2026 Fiscal Year Goals & Achievement: The strategic modifier for payouts was determined based on the extent to which goals, strategies and measurable metrics were achieved in the fiscal year.
Based on its review, considering the recommendation of management, and in consultation with its independent advisors, the Compensation Committee determined not to further modify the financial score based on the Company's strategic performance. As a result, the final payout level of the annual cash incentives was 100.00% of the target level for the 2026 fiscal year.
Long-Term Incentives
Long-term incentives represent a substantial portion of our executive officers’ annual total direct compensation. For the fiscal year ended June 30, 2026, standard long-term incentives consisted of performance stock units and restricted stock units.
The Compensation Committee believes this equity mix:
•Establishes strong alignment between executive officers and the interests of the Company’s stockholders;
•Provides meaningful incentive to drive actions that will improve the Company’s long-term stockholder value; and
•Supports the Company’s objectives of attracting and retaining the best executive officer talent.
The following table summarizes our 2026 fiscal year standard annual long-term incentive awards to our NEOs, excluding Mr. DiCicco:

Element	Weighting	Summary
Performance Stock Units	50%	✓	Performance is measured by revenues and AOI, which are equally weighted and considered key value drivers of our business
		✓
Financial performance targets are pre-determined by the Compensation Committee early in the three-year performance period and based on the Company’s long-range plan (as reviewed by the Board) to incentivize strong execution of our financial strategy and long-term financial goals

		✓	Cliff-vest after three years based on financial performance targets measured in the final year of the three-year period
Restricted Stock Units	50%	✓	Stock-based award establishes direct alignment with our stock price performance and stockholder interests
		✓	Vest ratably over three years

Additional information regarding long-term incentive awards granted to NEOs during the 2026 fiscal year is set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table under “Executive Compensation Tables” below.
Performance Stock Units
Performance stock units are intended to align our executive officers’ interests with those of our stockholders, with a focus on long-term financial results. Under our executive compensation program for the fiscal year ended June 30, 2026, performance stock units were granted to executive officers and certain other members of management pursuant to the 2015 Employee Stock Plan, as amended (the “Employee Stock Plan”).
2026 Fiscal Year Grants
During the fiscal year ended June 30, 2026, the Compensation Committee approved the following awards of performance stock units to the NEOs, which are for the 2026-2028 fiscal year performance period:

Name	Performance Stock Units (at target)	Grant Date Fair Value(1)
Current NEOs
James L. Dolan	19,526	$3,839,788
Jamaal T. Lesane	3,755	$738,421
David Granville-Smith	4,256	$836,942
Paul DiCicco(2)	—	—
Bryan Warner	1,252	$246,206
Former NEO
Victoria M. Mink(3)	3,755	$738,421
___________________
(1)The grant date fair value listed above is calculated in accordance with Topic 718. The Company determines the number of performance stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of grant.
(2)Pursuant to the terms of his employment agreement, Mr. DiCicco was not eligible for any grant of long-term incentive awards for the fiscal year ended June 30, 2026.
(3)With respect to Ms. Mink, the award reflected above became satisfied with respect to its service-based vesting condition upon her separation date. See “Executive Compensation Tables — Termination and Severance — Benefits Payable to Ms. Mink as a Result of Separation” for a description of the benefits paid to Ms. Mink upon her separation from the Company.
Standard performance stock units are structured to be settled upon the later of September 15th following a three-year period and the date of certification of achievement against pre-determined performance goals measured in the final year of such three-year period.
Target Setting
For the 2026 fiscal year performance stock units granted for the 2026-2028 fiscal year period (the “2026 Performance Stock Units”), the Compensation Committee selected revenues and AOI as the two financial metrics to be measured in the final fiscal year of the three-year vesting period (i.e., performance is based on 2028 fiscal year financials). The Compensation Committee seeks to ensure target goals are ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. Goals were set at the beginning of the 2026 fiscal year, based on the Company’s long-range strategic plan, which is subject to review by the Board in connection with its approval of the annual budget.

The Company’s long-range strategic plan is confidential, and disclosure of those targets could provide information that could lead to competitive harm, and for this reason the performance stock unit financial performance targets are not disclosed. The Company intends to disclose the revenues and AOI payout results as a percentage of target as well as the resulting payout for the 2026 Performance Stock Units as a percentage of target measured in the last year of the performance period.

Financial Metrics (Weighting)	Threshold Performance	Maximum Performance
Revenues (50%)	85% of target goal	115% of target goal
AOI (50%)	75% of target goal	125% of target goal
The performance stock unit payout opportunity ranges from 0% to 110% of target, based on performance and subject to continued employment and employment agreement and award agreement terms (as applicable). At the threshold performance level, the award would vest at 90% of the target performance stock units, and at or above the maximum performance level, the award would vest at 110% of the target performance stock units. If the Company exceeds threshold levels but does not achieve the targeted rates, or if the Company achieves or exceeds one target but not both, the award provides for partial payments. No performance stock units would vest if the Company fails to achieve both threshold levels of performance.
Restricted Stock Units
Restricted stock units serve to align executive officers’ interests with those of our stockholders and promote the retention of employees, including the NEOs.
The Compensation Committee approved the following awards of restricted stock units to the NEOs during the fiscal year ended June 30, 2026 pursuant to the Company’s Employee Stock Plan:

Name	Restricted Stock Units	Grant Date Fair Value(1)
Current NEOs
James L. Dolan	19,526	$3,839,788
Jamaal T. Lesane	3,755	$738,421
David Granville-Smith	4,256	$836,942
Paul DiCicco(2)	—	—
Bryan Warner	1,252	$246,206
Former NEO
Victoria M. Mink(3)	3,755	$738,421
___________________
(1)The grant date fair value listed above is calculated in accordance with Topic 718. The Company determines the number of restricted stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of grant.
(2)Pursuant to the terms of his employment agreement, Mr. DiCicco was not eligible for any grant of long-term incentive awards for the fiscal year ended June 30, 2026.
(3)With respect to Ms. Mink, the award reflected above vested upon her separation date. See “Executive Compensation Tables — Termination and Severance — Benefits Payable to Ms. Mink as a Result of Separation” for a description of the benefits paid to Ms. Mink upon her separation from the Company.
Standard restricted stock units vest ratably over three years on September 15th of each year following the year of grant, subject to continued employment and employment agreement and award agreement terms (as applicable). Mid-year grants in respect of an out-of-cycle promotion, increase in compensation or new-hire typically vest on the same timeframe as standard restricted stock units granted that fiscal year, subject to continued employment and employment agreement terms (as applicable).
2024 Fiscal Year Performance Stock Unit Awards
The performance stock units granted to NEOs in the 2024 fiscal year (collectively, the “2024 Performance Stock Units”) were subject to revenues and AOI performance objectives, which were each weighted at 50% over a performance period of July 1, 2025 through June 30, 2026 (the third year of the three-year performance award).
The Company’s financial performance against previously determined revenues and AOI as a percentage of target performance was calculated at 102.0% and 0.0%, respectively. Both revenues and AOI were impacted by amendments to the Company’s local telecast rights agreements with MSG Networks in fiscal year 2025, which were a result of MSG Networks debt restructuring process. The amendments were not contemplated in the long-range plan underlying the 2024 Performance Stock Unit goals when they were established in fiscal year 2024.
In reviewing the 2024 Performance Stock Unit performance results, the Compensation Committee reviewed and considered the impact of the MSG Networks amendments on revenues and AOI, including that the amendments were not contemplated when the performance goals were established and were undertaken in furtherance of the Company’s long-term interests. Based on recommendations from management and in consultation with its independent advisors, the Compensation Committee determined that the revenues and AOI results should be adjusted to exclude the impact of the amendments and made an equitable adjustment to the performance results. After reflecting such adjustments, in August 2026, the Compensation Committee certified performance against revenues and AOI at 104.8% and 90.1% of target, respectively, with a resulting payout for the 2024 Performance Stock Units calculated at 97.4% of the target level.
Compensation Committee Policies Related to Certain Compensation Matters
The Compensation Committee’s charter sets forth certain provisions relating to the consideration and granting of annual equity-based awards and other compensation.
The Compensation Committee is required to establish a schedule for the consideration and granting of annual equity-based and other compensation, and the meeting to approve any annual equity-based awards and incentive compensation awards shall promptly follow the announcement of the Company’s year-end earnings (except as the Compensation Committee may otherwise agree). The Compensation Committee also has the authority in its discretion to approve equity-based awards at other times during the year for other reasons, including to provide compensation to new employees. The Compensation Committee does not take material non-public information into account when determining the timing of the grant of equity-based awards, including options. The timing of the release of material non-public information is not based on affecting the value of executive compensation.
In addition, the Compensation Committee’s charter sets forth certain procedural matters relating to the granting of stock options.
Insider Trading Policy
We have an insider trading policy that governs the purchase, sale and other disposition of our securities by the Company itself and our employees, directors and consultants. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. Among other things, our insider trading policy prohibits our employees, directors and consultants from trading in our securities while in possession of material non-public information. The foregoing summary of our insider trading policy does not purport to be complete and is qualified by reference to the full text of our insider trading policy, a copy of which can be found as an exhibit to our 2026 Form 10-K.
Hedging Policy
The Company’s Insider Trading Policy prohibits all directors, consultants and employees (including NEOs), and all members of their immediate families and any individual who is materially dependent upon them for financial support who resides in the same household, from directly or indirectly engaging in short sales, short sales against the box or other “hedging” transactions unless otherwise permitted by the Company.
Clawback Policy
The Company’s Clawback Policy, which was established in accordance with the listing requirement of the NYSE, provides for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy was effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NYSE’s listing requirement, October 2, 2023.
Vesting and Holding Requirements
Under our executive compensation program for the fiscal year ended June 30, 2026, annual restricted stock unit awards vest ratably over three years and annual performance stock unit awards cliff-vest after three years to the extent that pre-determined financial performance targets measured in the last year of the three-year period are achieved, in each case, so long as the recipient is continuously employed by the Company, MSG Entertainment or Sphere Entertainment (or, following the Rangers Distribution, MSG Rangers) or any of their respective subsidiaries until the applicable vesting date (and subject to the performance conditions described above and any applicable terms of the award agreements and their employment agreement (as applicable), which may supersede any continued employment obligations). With respect to our non-employee directors, and as discussed above under “Director Compensation,” compensation includes annual awards of restricted stock units. Pursuant to the award agreements, directors’ restricted stock units are settled in shares of Class A Common Stock (or, in the Compensation Committee’s discretion, cash) on the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, where the restricted stock units are settled immediately). One effect of the three-year cliff vesting and three-year ratable vesting, as the case may be (with respect to our NEOs and eligible employees), and the holding requirements (with respect to our non-employee directors), is to require each of our non-employee directors, NEOs and eligible employees to maintain significant holdings of Company securities at all times.

BENEFITS
Benefits offered to executive officers generally provide for retirement income and serve as a safety net against hardships that can arise from illness, disability or death. The executive officers are generally eligible to participate in the same health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. Notwithstanding the foregoing, Mr. Dolan does not participate in certain Company benefit plans, including the Company’s medical, dental and vision plans, as he receives such benefits from MSG Entertainment.
Defined Benefit Plans
Prior to the SPHR Distribution, the Company sponsored a cash balance pension plan (the “MSGE Cash Balance Pension Plan”). The MSGE Cash Balance Pension Plan is currently sponsored by MSG Entertainment. The MSGE Cash Balance Pension Plan is a tax-qualified defined benefit plan for participating employees, including certain of our executive officers. All benefits under the MSGE Cash Balance Pension Plan are provided by MSG Entertainment.

The Company sponsors the MSG Knicks, LLC Excess Cash Balance Plan (the “Excess Cash Balance Plan”), a nonqualified deferred compensation plan, under which the Company provides additional benefits to certain employees, including executive officers, who are restricted by the applicable Internal Revenue Service (“IRS”) annual compensation limitation under the MSGE Cash Balance Pension Plan. The MSGE Cash Balance Pension Plan was frozen to new participants and future benefit accruals effective as of December 31, 2015, but accrued benefits under the plan continue to earn interest credits. The Excess Cash Balance Plan is frozen to new participants and future benefit accruals.
More information regarding the MSGE Cash Balance Pension Plan and the Excess Cash Balance Plan is provided in the Pension Benefits table under “Executive Compensation Tables” below.
Defined Contribution Plans
The Company contributes as a participating employer to the Madison Square Garden 401(k) Savings Plan (the “Savings Plan”), which is a tax-qualified retirement savings plan, for participating employees, including executive officers, sponsored by MSG Entertainment. Under the Savings Plan, participants may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Savings Plan provides (a) fully-vested matching contributions equal to 100% of the first 4% of eligible pay contributed on a pre-tax or Roth 401(k) after-tax basis by participating employees and (b) a discretionary non-elective contribution by the applicable employer. In the event of a change in employment among the Company, MSG Entertainment, Sphere Entertainment (or following the Rangers Distribution, MSG Rangers) or any of their respective subsidiaries, the cost of the matching contribution or any discretionary contribution made to such individual during the applicable calendar year is equitably shared among the applicable companies to reflect the portion of the year such individual was employed by such company.
In addition, the Company offers the MSG Knicks, LLC Excess Savings Plan (the “Excess Savings Plan”), a nonqualified deferred compensation plan, to certain employees, including executive officers, whose contributions to the Savings Plan are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.
The cost to the Company of the matching and discretionary contributions made to the Savings Plan in the fiscal year ended June 30, 2026 in respect of the NEOs under the Savings Plan and the Excess Savings Plan are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.
Deferred Compensation Plan
The Company sponsors the EDC Plan, under which participating employees, including executive officers, may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDC Plan. The EDC Plan does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDC Plan does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years. More information regarding the EDC Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.
MSG Cares Charitable Matching Gifts Program
Our employees, including our NEOs, are eligible to participate in the MSG Cares Charitable Matching Gifts Program. Under this program, the Company matches charitable contributions made by our employees, including the NEOs, to eligible 501(c)(3) organizations of the employee’s choice in an aggregate amount of up to $1,000 per employee or $5,000 per employee for members of management (including certain of our NEOs) for each fiscal year.

PERQUISITES
The Company provides certain perquisites to executive officers as described below. Additional information concerning perquisites received by each of the NEOs is set forth in the Summary Compensation Table under “Executive Compensation Tables” below. The perquisites described below were provided for fiscal year 2026 pursuant to arrangements between the Company and MSG Entertainment.
Car and Driver
Mr. Dolan has regular access to a car and driver which he is permitted to use for personal use in addition to business purposes, the costs of which were shared equally by the Company, MSG Entertainment and Sphere Entertainment for fiscal year 2026. In addition, certain other executive officers and members of management have had access to cars and drivers on a limited basis for personal use. To the extent employees used a car and driver for personal use without reimbursement to the Company, those employees were imputed compensation for tax purposes.
Aircraft Arrangements
During fiscal year 2026, the Company leased and had access to certain aircraft. Mr. Dolan is permitted to use such aircraft for personal use and is not required to reimburse the Company for such use. Additionally, Mr. Dolan has access to helicopter travel, including for personal travel. Helicopter use has primarily been for commutation, and he is not required to reimburse the Company for such use.
Such costs of personal aircraft and helicopter use were shared equally by the Company, MSG Entertainment and Sphere Entertainment during fiscal year 2026. See “Transactions with Related Parties — Aircraft Arrangements.”
Executive Security
Mr. Dolan participates in MSG Entertainment’s executive security program, including services related to cybersecurity and connectivity. Such costs were shared equally by the Company, MSG Entertainment and Sphere Entertainment during fiscal year 2026. See “Transactions with Related Parties — Relationship Between Us, MSG Rangers, MSG Entertainment, Sphere Entertainment and AMC Global Media.” In addition, certain other executive officers may participate in MSG Entertainment’s executive security program, including services related to cybersecurity and connectivity, on a limited basis. Because certain of these costs can be viewed as conveying personal benefits to the Company’s executive officers, they are reported as perquisites.
Executive Wellness Program
The Company sponsors an executive wellness program (the “Wellness Program”), pursuant to which certain employees, including certain of our NEOs, may elect to participate and receive certain health and wellness benefits. The cost of participating in the Wellness Program is considered a perquisite for any executive officers who elect to participate.
Other
During fiscal year 2026, certain employees, including the NEOs (and their guests), had access at no cost to tickets to Company events and events at The Garden (which is operated by MSG Entertainment), and may also purchase tickets to such events at face value. Attendance at such events is integrally and directly related to the performance of the employees’ duties, and, as such, we do not deem the receipt of such tickets to be perquisites. In addition, certain employees, including NEOs (and their guests), had access at no cost to tickets to events at venues operated by MSG Entertainment (other than The Garden) or Sphere Entertainment, which are deemed to be perquisites, and may also purchase tickets to such events at face value. Tickets provided to employees, including the NEOs, cannot be resold.

POST-TERMINATION COMPENSATION
We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executive officers.
Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability or termination following a change in control of the Company or following a going private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. Post-termination compensation is discussed in greater detail in “Executive Compensation Tables — Employment Agreements” and “— Termination and Severance” below.

AWARDS ISSUED IN CONNECTION WITH THE RANGERS DISTRIBUTION
Stock Options
In connection with the Rangers Distribution, for every Company stock option held on October 20, 2026 (the “Distribution Record Date”), one stock option of MSG Rangers was issued with the same vesting period pursuant to MSG Rangers’ Employee Stock Plan. The existing exercise price was allocated between the existing Company stock options and the new MSG Rangers stock options based upon the volume-weighted average prices of our Class A Common Stock and MSG Rangers’ Class A common stock over the ten trading days immediately following the Rangers Distribution as reported by Bloomberg Business, and the underlying share count took into account a two-to-one distribution ratio, with any fractional share rounded down. The two-to-one distribution ratio is consistent with treatment of Company stockholders’ Class A or Class B Common Stock held on the Distribution Record Date. The terms of each employee’s applicable MSG Rangers option award agreement are substantially similar to the terms of the Company’s award agreement, which governs our options. On the Distribution Record Date, none of our NEOs held Company stock options.
Restricted Stock Units and Performance Stock Units
In connection with the Rangers Distribution, each holder of a Company restricted stock unit received one MSG Rangers restricted stock unit in respect of every two Company restricted stock units held on the Distribution Record Date, with any fractional unit rounded up, and continues to be entitled to a share of Company Class A Common Stock (or cash or other property) for each Company restricted stock unit in accordance with the Company award agreement. Additionally, each holder of a Company performance stock unit received one MSG Rangers performance stock unit in respect of every two Company performance stock units held on the Distribution Record Date, with any fractional unit rounded up, and continues to be entitled to a share of Company Class A Common Stock (or cash or other property) for each Company performance stock unit in accordance with the Company award agreement. The two-to-one distribution ratio is consistent with the treatment of Company stockholders’ Class A or Class B Common Stock held on the Distribution Record Date.
The performance conditions applicable to Company performance stock units and MSG Rangers performance stock units that have a performance period ending in 2027 or 2028 are expected to be adjusted in light of the Rangers Distribution, and the terms of such adjustment will be disclosed in a subsequent public filing.
Other Terms
With respect to outstanding equity awards, the Company, MSG Rangers, MSG Entertainment and Sphere Entertainment are not regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements. With respect to all outstanding Company awards (and MSG Rangers awards issued in connection with such awards), holders of such awards will continue to vest so long as they remain employed by the Company, MSG Rangers, MSG Entertainment, Sphere Entertainment, or affiliates of such entities, provided that an employee who moves between the Company (or one of its subsidiaries), MSG Rangers (or one of its subsidiaries), MSG Entertainment (or one of its subsidiaries) or Sphere Entertainment (or one of its subsidiaries) at a time when the applicable entities are no longer affiliates will not continue to vest in such awards and such change will constitute a termination of employment for purposes of the award agreement.
Mr. Dolan’s Cash Award
In connection with the Rangers Distribution, on October 23, 2026, the Compensation Committee approved, outside of the MPIP, a one-time cash award of $10,000,000 to Mr. Dolan in recognition in recognition of his significant efforts and leadership in effectuating the Rangers Distribution. Mr. Dolan’s cash award was paid on October 26, 2026.

REPORT OF COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC.
Members of the Compensation Committee
Joseph M. Cohen (Chair)
Vincent Tese
Anthony J. Vinciquerra

EXECUTIVE COMPENSATION TABLES
The tables below reflect the compensation of the Company’s NEOs. See “Compensation Discussion & Analysis” for an explanation of our compensation philosophy and program.

2026 SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended June 30, 2026, 2025 and 2024, respectively. For the fiscal years ended June 30, 2026, 2025 and 2024, our Executive Chairman and Chief Executive Officer was a shared employee of the Company, MSG Entertainment and Sphere Entertainment. Over the same period, our Executive Vice President was a shared employee of Sphere Entertainment (as an executive officer) and AMC Global Media (in a non-executive officer role). The information set forth below only reflects the compensation for those shared NEOs paid by the Company for services rendered to the Company. For more information regarding the compensation of Messrs. Dolan and Granville-Smith by MSG Entertainment and Sphere Entertainment, as applicable, see MSG Entertainment’s and Sphere Entertainment’s 2026 Definitive Proxy Statements, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Current NEOs
James L. Dolan(7) Executive Chairman and Chief Executive Officer	2026	1,600,000	1,379,840	7,679,576	1,820,160	13,583	542,054	13,035,213
	2025	1,600,000	—	8,096,246	3,040,000	12,999	401,024	13,150,269
	2024	1,250,000	270,000	5,564,732	2,687,500	11,840	370,640	10,154,712
Jamaal T. Lesane(8) Chief Operating Officer	2026	1,000,000	539,000	1,476,842	711,000	—	61,875	3,788,717
	2025	1,000,000	—	1,557,354	1,187,500	—	56,229	3,801,083
	2024	730,769	81,000	905,070	806,250	—	56,496	2,579,585
David Granville-Smith Executive Vice President	2026	800,000	344,960	1,673,884	455,040	—	48,361	3,322,245
	2025	800,000	—	1,764,918	760,000	—	46,353	3,371,271
	2024	800,000	86,400	1,809,782	860,000	—	37,079	3,593,261
Paul DiCicco Executive Vice President, Chief Financial Officer and Treasurer(9)	2026	90,822	—	—	—	—	169	90,991
Bryan Warner(10) Senior Vice President, Head of Legal	2026	500,000	107,800	492,412	142,200	—	23,627	1,266,039
	2025	346,575	500,000	331,368	158,333	—	15,357	1,351,633
Former NEO
Victoria M. Mink Former Executive Vice President, Chief Financial Officer and Treasurer(9)	2026	1,000,000	431,200	1,476,842	568,800	—	58,655	3,535,497
	2025	949,589	—	1,395,182	950,000	—	51,601	3,346,372
	2024	900,000	97,200	1,085,941	967,500	—	51,581	3,102,222
___________________
(1)For 2026, salaries earned by the NEOs accounted for approximately the following percentages of their total Company compensation: Mr. Dolan – 12%; Mr. Lesane – 26%; Mr. Granville-Smith – 24%; Mr. DiCicco – 100%; Mr. Warner – 39% and Ms. Mink – 28%.
(2)For 2026, this column reflects the value of adjustments made by the Compensation Committee to the MPIP, including the annual incentive award earned by each of the NEOs with respect to performance during the fiscal year ended June

30, 2026 to reflect particular events not contemplated by the Company’s budget related to league revenue sharing and team operations. The annual incentive awards, as adjusted, were paid in September 2026.
For 2025, with respect to Mr. Warner, this column reflects a one-time special bonus paid outside of the MPIP in connection with forfeited compensation from his previous employer in connection with the commencement of his employment with the Company.
For 2024, this column reflects the value of adjustments made by the Compensation Committee to the MPIP, including the annual incentive award earned by each of the NEOs with respect to performance during the fiscal year ended June 30, 2024 to reflect particular events not contemplated by the Company’s budget related to: (i) changes in employment and the form of compensation for certain senior employees, (ii) certain league-related developments, including a non-recurring territorial fee from the NHL and (iii) a corporate aircraft lease. The annual incentive awards, as adjusted, were paid in September 2024.
(3)This column reflects the aggregate grant date fair value of Company restricted stock units and performance stock units granted to the NEOs, without any reduction for risk of forfeiture, as calculated in accordance with Topic 718 on the date of grant. The assumptions used by the Company in calculating these amounts are set forth in Note 15 to our financial statements included in our 2026 Form 10-K. The grant date fair value of the performance stock units is shown at target performance. The number of restricted stock units and performance stock units granted to the NEOs was determined based on the 20-trading day average closing market price on the day prior to the date such awards were approved by the Compensation Committee.
For the 2026 figures, this column reflects the value of the restricted stock units and performance stock units granted in August 2025. At the highest level of performance, the value of such 2026 performance stock units on the grant date would be: $4,223,845 for Mr. Dolan; $812,361 for Mr. Lesane; $920,715 for Mr. Granville-Smith; $270,787 for Mr. Warner and $812,361 for Ms. Mink. With respect to Mr. DiCicco, pursuant to the terms of his employment agreement, he was not eligible for any grant of long-term incentive awards for fiscal year 2026.
For the 2025 figures, this column reflects the value of restricted stock units and performance stock units granted in August 2024 and April 2025, as applicable. At the highest level of performance, the value of such 2025 performance stock units on the applicable grant date would be: $4,452,852 for Mr. Dolan; $856,462 for Mr. Lesane; $970,643 for Mr. Granville-Smith; $182,177 for Mr. Warner and $767,378 for Ms. Mink. With respect to Ms. Mink, such amount includes a mid-year award of restricted stock units and performance stock units granted in April 2025 to reflect, on a pro rata basis, the increased long-term incentive opportunity under her new employment agreement effective January 2025. With respect to Mr. Warner, such amount reflects a mid-year award of restricted stock units and performance stock units granted in April 2025 to reflect, on a pro rata basis, the long-term incentive opportunity under his employment agreement effective October 2024.
For the 2024 figures, this column reflects the value of restricted stock units and performance stock units granted in August 2023. At the highest level of performance, the value of such 2024 performance stock units on the grant date would be: $3,060,656 for Mr. Dolan; $497,842 for Mr. Lesane; $995,327 for Mr. Granville-Smith and $597,232 for Ms. Mink.
(4)For the 2026 figures, this column reflects the annual incentive award earned by each of the NEOs with respect to performance during the fiscal year ended June 30, 2026 and paid in September 2026 (except with respect to Mr. DiCicco, who was not eligible for an annual incentive award for fiscal year 2026 pursuant to his employment agreement). For the 2025 figures, this column reflects the annual incentive award earned by each of the NEOs with respect to performance during the fiscal year ended June 30, 2025 and paid in September 2025. With respect to Mr. Warner, the 2025 figure reflects the prorated annual incentive award earned during the fiscal year ended June 30, 2025 based on eight months of the fiscal year, in accordance with his employment agreement. For the 2024 figures, this column reflects the annual incentive award earned by each of the NEOs with respect to performance during the fiscal year ended June 30, 2024 and paid in September 2024.
(5)For each period, this column represents the sum of the increase during such period in the present value of each individual’s accumulated Excess Cash Balance Plan account over the amount reported for the prior period. There were no above-market earnings on nonqualified deferred compensation. With respect to Mr. Lesane, the 2026, 2025 and 2024 figures exclude an increase in the present value of his accumulated MSGE Cash Balance Pension Plan accounts of $3,392, $3,246 and $2,955, respectively, as the MSGE Cash Balance Pension Plan is sponsored by MSG

Entertainment. For more information regarding the NEOs’ pension benefits, please see the Pension Benefits table below.
(6)The table below shows the components of this column for the 2026 figures:

Name	Year	401(k) Plan Match ($)(a)	401(k) Plan Discretionary Contribution ($)(a)	Excess Savings Plan Match ($)(b)	Excess Savings Plan Discretionary Contribution ($)(b)	Life Insurance Premiums ($)(c)	MSG Cares Matching Gifts Program ($)(d)	Perquisites ($)(e)	Total ($)
Current NEOs
James L. Dolan	2026	—	—	66,462	24,923	—	—	450,669	542,054
Jamaal T. Lesane	2026	16,092	5,250	27,538	10,327	1,668	1,000	—	61,875
David Granville-Smith	2026	15,000	5,250	19,231	7,212	1,668	—	—	48,361
Paul DiCicco	2026	—	—	—	—	169	—	—	169
Bryan Warner	2026	13,231	5,250	1,725	2,587	834	—	—	23,627
Former NEO
Victoria M. Mink	2026	14,108	5,250	27,431	10,287	1,579	—	—	58,655
___________________
(a)These columns represent, for each individual, the Company’s share of the cost of a matching or a discretionary contribution by the Company on behalf of such individual under the Savings Plan, as applicable.
(b)These columns represent, for each individual, a matching or a discretionary contribution by the Company on behalf of such individual under the Excess Savings Plan, as applicable.
(c)This column represents amounts paid for each individual to participate in the Company’s group life insurance program. Mr. Dolan receives his life insurance benefits from MSG Entertainment.
(d)This column represents amounts paid by the Company to eligible 501(c)(3) organizations as matching contributions for donations made by the NEOs under the MSG Cares Charitable Matching Gifts Program.
(e)This column represents the aggregate estimated perquisites described in the table below. These perquisites were provided pursuant to arrangements between the Company, MSG Entertainment and Sphere Entertainment. For more information regarding the calculation of these perquisites, please see “Compensation Discussion & Analysis — Perquisites.”

Name	Year	Car and Driver ($)(I)	Aircraft ($)(II)	Executive Security ($)(III)	Other ($)(IV)	Total ($)
Current NEOs
James L. Dolan	2026	89,154	313,455	44,525	*	450,669
Jamaal T. Lesane	2026	*	*	*	*	**
David Granville-Smith	2026	*	*	*	*	**
Paul DiCicco	2026	*	*	*	*	**
Bryan Warner	2026	*	*	*	*	**
Former NEO
Victoria M. Mink	2026	*	*	*	*	**
__________________

*Does not exceed the greater of $25,000 or 10% of the total amount of the perquisites of the NEO.
**The aggregate value of the perquisites in 2026 for the individual is less than $10,000.
(I)The amount in this column represents the Company’s share of the cost for Mr. Dolan’s personal use of MSG Entertainment vehicles, which includes commutation.
(II)As discussed under “Compensation Discussion & Analysis — Perquisites — Aircraft Arrangements,” the amounts in the table reflect the Company’s share of the incremental cost for personal use of aircraft (see “Transactions with Related Parties — Aircraft Arrangements”), as well as personal helicopter use primarily for commutation.
(III)The amount in this column represents the Company’s share of the cost for Mr. Dolan’s participation in MSG Entertainment’s executive security programs (including cybersecurity and connectivity).
(IV)The amounts in this column represent the Company’s cost for such individual’s participation in the Executive Wellness Program and the Company’s incremental cost with respect to tickets to the Company’s events provided to guests of the NEO, as applicable.
(7)Effective May 29, 2024, Mr. Dolan was appointed Chief Executive Officer (in addition to Executive Chairman).
(8)Effective April 1, 2024, Mr. Lesane was appointed Interim President and Chief Operating Officer (in addition to Executive Vice President and General Counsel). Effective July 1, 2024, Mr. Lesane was appointed Chief Operating Officer (on a non-interim basis) and ceased to be Executive Vice President and General Counsel. Effective September 21, 2026, Mr. Lesane ceased to be Chief Operating Officer and became Executive Vice President and Chief Legal Officer.
(9)Effective May 11, 2026, Ms. Mink ceased to be Executive Vice President, Chief Financial Officer and Treasurer of the Company and continued to be employed by the Company as Executive Vice President, Finance until her separation date. Effective May 11, 2026, Mr. DiCicco was appointed Executive Vice President, Chief Financial Officer and Treasurer.
(10)Effective October 1, 2024, Mr. Warner was appointed Senior Vice President, Head of Legal. As noted above, effective September 21, 2026, Mr. Lesane became Executive Vice President and Chief Legal Officer, and as of such date, Mr. Warner ceased to be an executive officer of the Company.

2026 GRANTS OF PLAN-BASED AWARDS
The table below presents information regarding awards granted during the fiscal year ended June 30, 2026 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and equity incentive plan awards of restricted stock units and performance stock units.

Name	Year	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(1)
				Threshold ($)	Target ($)	Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
Current NEOs
James L. Dolan	2026		(2)		3,200,000	6,400,000
	2026	8/21/2025	(3)					17,573		19,526		21,479				3,839,788
	2026	8/21/2025	(4)											19,526		3,839,788
Jamaal T. Lesane	2026		(2)		1,250,000	2,500,000
	2026	8/21/2025	(3)					3,380		3,755		4,131				738,421
	2026	8/21/2025	(4)											3,755		738,421
David Granville-Smith	2026		(2)		800,000	1,600,000
	2026	8/21/2025	(3)					3,830		4,256		4,682				836,942
	2026	8/21/2025	(4)											4,256		836,942
Paul DiCicco	2026				—	—	—	—	—	—	—	—	—	—	—	—
Bryan Warner	2026		(2)		250,000	500,000
	2026	8/21/2025	(3)					1,127		1,252		1,377				246,206
	2026	8/21/2025	(4)											1,252		246,206
Former NEO
Victoria M. Mink	2026		(2)		1,000,000	2,000,000
	2026	8/21/2025	(3)					3,380		3,755		4,131				738,421
	2026	8/21/2025	(4)											3,755		738,421
__________________

(1)This column reflects the aggregate grant date fair value of the restricted stock unit awards and performance stock unit awards, as applicable, granted to each NEO in the 2026 fiscal year without any reduction for risk of forfeiture as calculated in accordance with Topic 718 as of the date of grant. The grant date fair value of the performance stock units is shown at target performance. At the highest level of performance, the value of the performance stock units on the applicable grant date would be: $4,223,845 for Mr. Dolan; $812,361 for Mr. Lesane; $920,715 for Mr. Granville-Smith; $270,787 for Mr. Warner and $812,361 for Ms. Mink.
(2)This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s MPIP for performance in the fiscal year ended June 30, 2026. Each of the NEOs is assigned a target bonus which is a percentage of the NEO’s base salary as of such fiscal year end. There is no threshold amount for annual incentive awards. The amounts of annual incentive awards actually paid in September 2026 for performance in the 2026 fiscal year are disclosed in the Bonus and Non-Equity Incentive Plan Compensation columns and related footnotes thereto of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion & Analysis — Elements of Our Compensation Program — Annual Cash Incentives.”
(3)This row reflects the threshold, target and maximum number of performance stock units awarded in the fiscal year ended June 30, 2026. Each performance stock unit award was granted with a target number of units, with an actual payment based upon the achievement of performance targets. These grants of performance stock units, which were made under the Employee Stock Plan, will vest upon the later of September 15, 2028 and the date of certification of achievement against pre-determined performance goals measured in the 2028 fiscal year, subject to continued employment requirements and employment agreement and award terms (as applicable). See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Performance Stock Units” and “—Employment Agreements.”
(4)This row reflects the number of restricted stock units awarded in the fiscal year ended June 30, 2026. These grants of restricted stock units, which were made under the Employee Stock Plan, vest in three equal installments on September 15, 2026, 2027 and 2028, subject to continued employment requirements and employment agreement and award terms (as applicable). See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Restricted Stock Units” and “—Employment Agreements.”

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2026
The table below shows the aggregate number and value of unvested restricted stock units and performance stock units outstanding (assuming target performance) for each NEO, in each case, as of June 30, 2026.

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Current NEOs
James L. Dolan	92,208	(2)	37,052,863
Jamaal T. Lesane	17,120	(3)	6,879,501
David Granville-Smith	28,825	(4)	11,583,038
Paul DiCicco	—		—
Bryan Warner	3,961	(5)	1,591,688
Former NEO
Victoria M. Mink	17,202	(6)	6,912,452
___________________
(1)Calculated using the closing market price of Class A Common Stock on the NYSE on June 30, 2026 of $401.84 per share.
(2)With respect to Mr. Dolan, the total in this column represents 5,179 restricted stock units (from an original award of 15,537 restricted stock units) and 15,537 target performance stock units granted as long-term incentive awards on August 28, 2023, 12,976 restricted stock units (from an original award of 19,464 restricted stock units) and 19,464 target performance stock units granted as long-term incentive awards on August 29, 2024 and 19,526 restricted stock units and 19,526 target performance stock units granted as long-term incentive awards on August 21, 2025. All restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(3)With respect to Mr. Lesane, the total in this column represents 843 restricted stock units (from an original award of 2,527 restricted stock units) and 2,527 target performance stock units granted as long-term incentive awards on

August 28, 2023, 2,496 restricted stock units (from an original award of 3,744 restricted stock units) and 3,744 target performance stock units granted as long-term incentive awards on August 29, 2024 and 3,755 restricted stock units and 3,755 target performance stock units granted as long-term incentive awards on August 21, 2025. All restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(4)With respect to Mr. Granville-Smith, this column represents 6,503 restricted stock units (from an original one-time special award of 19,508 restricted stock units) granted as long-term incentive awards on June 15, 2023 in accordance with his new employment agreement and which was intended to compensate him for forfeited compensation from his previous employer, 1,685 restricted stock units (from an original award of 5,053 restricted stock units) and 5,053 target performance stock units granted as long-term incentive awards on August 28, 2023, 2,829 restricted stock units (from an original award of 4,243 restricted stock units) and 4,243 target performance stock units granted as long-term incentive awards on August 29, 2024 and 4,256 restricted stock units and 4,256 target performance stock units granted as long-term incentive awards on August 21, 2025. The restricted stock units granted on June 15, 2023 vest ratably over three years on September 15, 2024, 2025 and 2026. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30th of the applicable year. All vestings are subject to continued employment and employment agreement and award terms (as applicable).
(5)With respect to Mr. Warner, the total in this column represents an award of 583 restricted stock units (from an original award of 874 restricted stock units) and 874 target performance stock units granted as long-term incentive awards on April 23, 2025 and 1,252 restricted stock units and 1,252 target performance stock units granted as long-term incentive awards on August 21, 2025. The restricted stock units granted on April 23, 2025 vest in three equal installments on September 15, 2025, 2026 and 2027. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).
(6)With respect to Ms. Mink, the total in this column represents 1,011 restricted stock units (from an original award of 3,032 restricted stock units) and 3,032 target performance stock units granted as long-term incentive awards on August 28, 2023, 1,997 restricted stock units (from an original award of 2,995 restricted stock units) and 2,995 target performance stock units granted as long-term incentive awards on August 29, 2024, 263 restricted stock units (from an original award of 394 restricted stock units) and 394 target performance stock units granted as long-term incentive awards on April 23, 2025 and 3,755 restricted stock units and 3,755 target performance stock units granted as long-term incentive awards on August 21, 2025. The restricted stock units granted on April 23, 2025 were scheduled to vest in three equal installments on September 15, 2025, 2026 and 2027. All other restricted stock units were scheduled to vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. Pursuant to the terms of her separation agreement, the restricted stock units vested upon Ms. Mink’s separation from the Company, and the vestings of the performance stock units are not subject to continued employment requirements. For more information, see “— Termination and Severance — Benefits Payable to Ms. Mink as a Result of Separation.”

2026 STOCK VESTED
The table below shows restricted stock unit and performance stock unit awards that vested during the fiscal year ended June 30, 2026. No stock options were exercised in the fiscal year ended June 30, 2026.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Current NEOs
James L. Dolan	38,449	8,110,817
Jamaal T. Lesane	5,575	1,176,046
David Granville-Smith	9,601	2,025,331
Paul DiCicco	—	—
Bryan Warner	291	61,386
Former NEO
Victoria M. Mink	7,367	1,554,069
___________________
(1)Calculated using the closing market price of Class A Common Stock on the NYSE on the vesting date, September 15, 2025, of $210.95 per share.

2026 PENSION BENEFITS
The table below shows the present value of accumulated benefits payable to each of our NEOs, including the number of years of service credited to each NEO, under our defined benefit pension plans as of June 30, 2026.

Name	Plan Name(1)	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)(2)
Current NEOs
James L. Dolan	MSGE Cash Balance Pension Plan	0	(3)	—
	Excess Cash Balance Plan	7	(3)	315,122
Jamaal T. Lesane	MSGE Cash Balance Pension Plan	0	(4)	—
	Excess Cash Balance Plan	0	(4)	—
David Granville-Smith	MSGE Cash Balance Pension Plan	0	(5)	—
	Excess Cash Balance Plan	0	(5)	—
Paul DiCicco	MSGE Cash Balance Pension Plan	0	(5)	—
	Excess Cash Balance Plan	0	(5)	—
Bryan Warner	MSGE Cash Balance Pension Plan	0	(5)	—
	Excess Cash Balance Plan	0	(5)	—
Former NEO
Victoria M. Mink	MSGE Cash Balance Pension Plan	0	(5)	—
	Excess Cash Balance Plan	0	(5)	—
___________________

(1)Accruals under both the MSGE Cash Balance Pension Plan and the Excess Cash Balance Plan were frozen as of December 31, 2015 (though accrued benefits continue to earn interest credits).
(2)Additional information concerning pension plans and postretirement plan assumptions is set forth in Note 14 to our financial statements included in our 2026 Form 10-K.
(3)Mr. Dolan does not participate in the MSGE Cash Balance Pension Plan. Mr. Dolan commenced participation in the Excess Cash Balance Plan in connection with the MSGS Distribution. Amounts accrued by Mr. Dolan prior to the MSGS Distribution under MSG Networks’ excess cash balance plan were transferred to the Excess Cash Balance Plan and remained with the Company following the SPHR Distribution. The number of years of credited service under the Excess Cash Balance Plan includes the period of Mr. Dolan’s participation in MSG Networks’ excess cash balance plan.
(4)The liability for Mr. Lesane’s benefits under the MSGE Cash Balance Pension Plan was transferred to MSG Entertainment in connection with the MSGE Distribution. Mr. Lesane does not participate in the Excess Cash Balance Plan.
(5)Messrs. Granville-Smith, DiCicco and Warner and Ms. Mink commenced employment after the MSGE Cash Balance Pension Plan and the Excess Cash Balance Plan were frozen and therefore are not eligible to participate.
The Company maintains several benefit plans for our executive officers. The material terms and conditions are discussed below.
MSGE Cash Balance Pension Plan
Prior to the SPHR Distribution, the Company sponsored the MSGE Cash Balance Pension Plan. The MSGE Cash Balance Pension Plan is currently sponsored by MSG Entertainment. The MSGE Cash Balance Pension Plan is a tax-qualified defined benefit plan for participating employees, including certain executive officers. All benefits under the MSGE Cash Balance Pension Plan are provided by MSG Entertainment. The MSGE Cash Balance Pension Plan was frozen to future benefit accruals effective as of December 31, 2015 (though accrued benefits continue to earn interest credits). Under the MSGE Cash Balance Pension Plan, a notional account is maintained for each participant, which consists of (i) annual allocations made by the Company as of the end of each year on behalf of each participant who has completed 800 hours of service during the year that range from 3% to 9% of the participant’s compensation, based on the participant’s age and (ii) monthly interest credits based on the average of the annual rate of interest on the 30-year U.S. Treasury Bonds for the months of September, October and November of the prior year. Compensation includes all direct cash compensation received while a participant as part of the participant’s primary compensation structure (excluding bonuses, fringe benefits, and other compensation that is not received on a regular basis), and before deductions for elective deferrals, subject to applicable IRS limits.
A participant’s interest in the MSGE Cash Balance Pension Plan is subject to vesting limitations for the first three years of employment. A participant’s account also vests in full upon his or her termination due to death, disability or retirement after attaining age 65. Upon retirement or other termination of employment with the Company, the participant may elect a distribution of the vested portion of the cash balance account. Any amounts remaining in the MSGE Cash Balance Pension Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect a single life annuity or a lump sum.
Excess Cash Balance Plan
The Excess Cash Balance Plan is a nonqualified deferred compensation plan that is intended to provide eligible participants with a portion of their overall benefit that they would accrue under the MSGE Cash Balance Pension Plan but for Internal Revenue Code of 1986, as amended (“Code”) limits on the amount of compensation (as defined in the MSGE Cash Balance Pension Plan) that can be taken into account in determining benefits under tax-qualified plans. The Excess Cash Balance Plan was frozen to future benefit accruals effective as of December 31, 2015 (though accrued benefits continue to earn interest credits). The

Company maintains a notional excess cash balance account for each eligible participant and, for each calendar year, credits these accounts with the portion of the allocation that could not be made on his or her behalf under the MSGE Cash Balance Pension Plan due to the compensation limitation. In addition, the Company credits each notional excess cash balance account monthly with interest at the same rate used under the MSGE Cash Balance Pension Plan. A participant vests in the excess cash balance account according to the same schedule in the MSGE Cash Balance Pension Plan. The excess cash balance account, to the extent vested, is paid in a lump sum to the participant as soon as practicable following his or her retirement or other termination of employment with the Company, other than a transfer to MSG Entertainment or Sphere Entertainment (or, following the Rangers Distribution, MSG Rangers).
Savings Plan
Under the Savings Plan, participating employees, including the NEOs, may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Savings Plan provides (a) matching contributions equal to 100% of the first 4% of eligible pay contributed on a pre-tax or Roth 401(k) after tax-basis by participating employees and (b) a discretionary non-elective contribution by the applicable employer. In the event of a change in employment among the Company, MSG Entertainment, Sphere Entertainment (or, following the Rangers Distribution, MSG Rangers) or any of their respective subsidiaries, the cost of the matching contribution or any discretionary contribution made to such individual during the applicable calendar year is equitably shared among the applicable companies to reflect the portion of the year such individual was employed by such company.
Excess Savings Plan
The Excess Savings Plan is an unfunded, nonqualified deferred compensation plan that operates in conjunction with the Savings Plan. An employee is eligible to participate in the Excess Savings Plan for a calendar year if his or her compensation (as defined in the Savings Plan) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($360,000 in calendar year 2026) and he or she makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the Savings Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($24,500 for calendar year 2026) can continue to make contributions under the Excess Savings Plan of up to 4% of his or her eligible pay. In addition, the Company provides (a) matching contributions equal to 100% of the first 4% of eligible pay contributed by participating employees and (b) a discretionary non-elective contribution by the Company. Account balances under the Excess Savings Plan are credited monthly with the rate of return earned determined by reference to a deemed investment fund offered as an investment alternative under the Savings Plan. Distributions of vested benefits are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.
Executive Deferred Compensation Plan
Under the EDC Plan, participating employees, including the NEOs, may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDC Plan. The EDC Plan does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDC Plan does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years.

2026 NONQUALIFIED DEFERRED COMPENSATION
The table below shows (i) the contributions made by each NEO and the Company during the fiscal year ended June 30, 2026, (ii) aggregate earnings on each NEO’s account balance during the fiscal year ended June 30,

2026 and (iii) the account balance of each of our NEOs under the Excess Savings Plan and the EDC Plan as of June 30, 2026, as applicable. For contributions, earnings and balances with respect to the participation of Mr. Dolan in MSG Entertainment’s and Sphere Entertainment’s Excess Savings Plans, see MSG Entertainment’s and Sphere Entertainment’s 2026 Definitive Proxy Statements, respectively.

Name	Plan Name	Executive Contributions in FY 2026 ($)(1)	Registrant Contributions in FY 2026 ($)(2)	Aggregate Earnings in FY 2026 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of FY 2026 ($)(4)
Current NEOs
James L. Dolan	Excess Savings Plan	64,000	91,385	48,378	—	1,387,801
	EDC Plan	—	—	—	—	—
Jamaal T. Lesane	Excess Savings Plan	27,750	37,865	6,391	—	210,502
	EDC Plan	586,538	—	491,901	—	3,034,663
David Granville-Smith	Excess Savings Plan	22,200	26,442	4,314	—	144,303
	EDC Plan	—	—	—	—	—
Paul DiCicco	Excess Savings Plan	—	—	—	—	—
	EDC Plan	—	—	—	—	—
Bryan Warner	Excess Savings Plan	1,725	4,311	89	—	6,292
	EDC Plan	—	—	—	—	—
Former NEO
Victoria M. Mink	Excess Savings Plan	38,693	37,717	16,909	—	497,978
	EDC Plan	950,000	—	906,474	—	6,772,613
___________________
(1)These amounts represent a portion of the NEOs’ salaries and/or annual cash incentives, which are included in the numbers reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table that the NEOs contributed to (i) the Excess Savings Plan and (ii) the EDC Plan.
(2)These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.
(3)These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.
(4)For Mr. Dolan, the Excess Savings Plan balance includes amounts that were previously reported in the Summary Compensation Table for the fiscal years ended June 30, 2025 ($141,736), June 30, 2024 ($118,750), June 30, 2023 ($123,798), June 30, 2022 ($62,519), June 30, 2021 ($26,461), June 30, 2020 ($44,924), June 30, 2019 ($68,475), June 30, 2018 ($84,304), June 30, 2017 ($45,146) and June 30, 2016 ($23,544). For Mr. Lesane, the Excess Savings Plan balance includes amounts that were previously reported in the Summary Compensation Table for the fiscal years ended June 30, 2025 ($58,314), June 30, 2024 ($37,023), June 30, 2023 ($26,116) and June 30, 2022 ($5,116), and the EDC Plan balance includes amounts that were previously reported in the Summary Compensation Table for the fiscal years ended June 30, 2025 ($443,625), June 30, 2024 ($422,175) and June 30, 2023 ($623,535). For Mr. Granville-Smith, the Excess Savings Plan balance includes amounts that were previously reported in the Summary Compensation Table for the fiscal years ended June 30, 2025 ($47,625) and June 30, 2024 ($40,173). For Mr. Warner, the Excess Savings Plan balance includes amounts that were previously reported in the Summary Compensation Table for the fiscal year ended June 30, 2025 ($163). For Ms. Mink, the Excess Savings Plan balance includes amounts that were previously reported in the Summary Compensation Table for the fiscal years ended June 30, 2025 ($67,164), June 30, 2024 ($66,123), June 30, 2023 ($70,287), June 30, 2022 ($53,076), June 30, 2021 ($51,560), June 30, 2020 ($42,351) and June 30, 2019 ($17,918), and the EDC Plan balance includes amounts that were previously reported in the Summary Compensation Table for the fiscal years ended June 30, 2025 ($1,064,700), June 30, 2024 ($1,169,100) and June 30, 2023 ($1,360,440).

EMPLOYMENT AGREEMENTS
Each of our NEOs had an employment agreement with the Company in the fiscal year ended June 30, 2026. The Company entered into a new employment agreement with Mr. DiCicco, effective April 28, 2026, in connection with his appointment as Executive Vice President, Chief Financial Officer and Treasurer. Set forth below is a description of the agreements between the Company and each of Messrs. Dolan, Lesane, Granville-Smith, DiCicco and Warner and Ms. Mink.
As noted above in the Compensation Discussion & Analysis, Mr. Dolan also served as an executive officer of MSG Entertainment and Sphere Entertainment and Mr. Granville-Smith also served as an executive officer of Sphere Entertainment and a non-executive officer employee of AMC Global Media during the fiscal year ended June 30, 2026. Such MSG Entertainment, Sphere Entertainment and AMC Global Media employment arrangements are pursuant to employment agreements between Messrs. Dolan and Granville-Smith and each of MSG Entertainment, Sphere Entertainment and AMC Global Media, as applicable (which are not described herein). For a description of Messrs. Dolan’s and Granville-Smith’s employment agreements with MSG Entertainment and Sphere Entertainment, as applicable, see MSG Entertainment’s and Sphere Entertainment’s 2026 Definitive Proxy Statements, respectively.
On September 28, 2026, the Company entered into a new employment agreement with Mr. Lesane, effective as of such date, which provides for Mr. Lesane’s employment as Executive Vice President and Chief Legal Officer.
In connection with the Rangers Distribution, the employment agreements with Messrs. Dolan, Lesane, Granville-Smith, DiCicco and Warner were amended to reduce each NEO’s respective direct compensation opportunity with the Company by an amount equal to their respective compensation opportunities under their respective employment agreements with MSG Rangers. Accordingly, each of their aggregate compensation across the Company and MSG Rangers did not change upon the Rangers Distribution.
James L. Dolan
On June 17, 2024, the Company entered into a renewal employment agreement with Mr. Dolan, which was effective July 1, 2024, which provided for Mr. Dolan’s employment as the Executive Chairman and Chief Executive Officer of the Company. The renewal employment agreement recognized that Mr. Dolan would be employed by MSG Entertainment and Sphere Entertainment during his employment with the Company.
The employment agreement provided for an annual base salary of not less than $1,600,000 and eligibility to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to not less than 200% of his annual base salary. Mr. Dolan was not eligible for our standard benefits program, with the exception of Mr. Dolan’s participation in the Company’s Excess Savings Plan and EDC Plan, with his full Company salary being used to determine applicable benefits under the Company’s Excess Savings Plan; provided that if Mr. Dolan’s employment with MSG Entertainment terminated while Mr. Dolan remained employed by the Company, then he would have been eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans. Starting with the fiscal year beginning July 1, 2024, Mr. Dolan was eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that were made available to similarly situated executives at the Company, with an aggregate annual target value of not less than $7,800,000.
If, on or prior to June 30, 2027 (the “Dolan Scheduled Expiration Date”), Mr. Dolan’s employment is either terminated by the Company for any reason other than “cause” (as defined in the agreement), or is terminated by Mr. Dolan for “good reason” (as defined in the agreement) and cause does not then exist (a “Dolan Qualifying Termination”), then, subject to Mr. Dolan’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Dolan’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Dolan’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Dolan to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Dolan’s outstanding unvested shares of restricted stock or restricted stock units

(including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Dolan subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Dolan’s outstanding unvested stock options and stock appreciation awards will immediately vest.
If Mr. Dolan’s employment is terminated due to his death or disability before the Dolan Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
If Mr. Dolan’s employment is terminated after the Dolan Scheduled Expiration Date due to a Dolan Qualifying Termination, death or disability and so long as cause does not then exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (c), (d) and (e) above. Following the Dolan Scheduled Expiration Date, Mr. Dolan will no longer be entitled to the benefits and rights set forth in clauses (a) and (b) above in the event of a Dolan Qualifying Termination and certain provisions of Mr. Dolan’s employment agreement regarding annual cash and equity compensation will no longer continue in effect with respect to services following such date.
The employment agreement contains certain covenants by Mr. Dolan, including a non-competition agreement restricting Mr. Dolan’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
In connection with the Rangers Distribution, the Company amended and restated the existing employment agreement with Mr. Dolan on the Rangers Distribution Date. The terms of the amended and restated employment agreement are substantially the same as prior to the Rangers Distribution, except that the amended and restated agreement (i) provides for an annual base salary of not less than $1,016,000, (ii) decreases the aggregate target value of Mr. Dolan’s annual long-term awards to $4,953,000 and (iii) acknowledges that Mr. Dolan will also be employed by MSG Rangers during his employment with the Company.
Jamaal T. Lesane
On July 3, 2024, the Company entered into a new employment agreement with Mr. Lesane, which was effective July 1, 2024, which provided for Mr. Lesane’s employment as the Chief Operating Officer of the Company and superseded and replaced his prior employment agreement with the Company.
Pursuant to the employment agreement, Mr. Lesane received an annual base salary of not less than $1,000,000 (subject to annual review and increase in the discretion of our Compensation Committee). He was eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to 125% of his annual base salary. He was also eligible, subject to his continued employment by the Company and actual grant by the Compensation Committee, to participate in such future long-term incentive programs made available to similarly situated executives at the Company, with an expected aggregate annual target value of not less than $1,500,000. Mr. Lesane was eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
If, on or prior to June 30, 2027 (the “Lesane Scheduled Expiration Date”), Mr. Lesane’s employment with the Company was terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by

Mr. Lesane for “good reason” (as defined in the agreement) and so long as cause did not then exist, then (a “Lesane Qualifying Termination”), subject to Mr. Lesane’s execution of a separation agreement with the Company, the Company would have provided him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Lesane’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Lesane’s outstanding long-term cash awards would have immediately vested in full and would have been payable to Mr. Lesane to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Lesane’s outstanding unvested restricted stock or restricted stock units (including restricted stock units subject to performance criteria) would have immediately been eliminated and would have been payable or deliverable to Mr. Lesane subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Lesane’s outstanding stock options and stock appreciation awards under the plans of the Company would have immediately vested.
If Mr. Lesane’s employment was terminated due to his death or disability prior to the Lesane Scheduled Expiration Date, and at such time cause did not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary would have been provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards would have immediately vested in full, whether or not subject to performance criteria and would have been payable; provided, that if any such long-term cash award were subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount would have been at the target amount for such award, and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment amount of such award would have been at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
The employment agreement contained certain covenants by Mr. Lesane, including a non-competition agreement restricting Mr. Lesane’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
On September 28, 2026, the Company entered into a new employment agreement with Mr. Lesane with terms that are substantially similar to the terms of the prior employment agreement, except it: (i) provides for Mr. Lesane’s employment as Executive Vice President and Chief Legal Officer of the Company, (ii) extends the Lesane Scheduled Expiration Date to September 27, 2029 and (iii) provides that if, after the Lesane Scheduled Expiration Date, Mr. Lesane’s employment is terminated due to a Lesane Qualifying Termination, death or disability and so long as cause does not then exist, then, subject to Mr. Lesane’s (or, in the case of his death, his representative’s) execution and delivery of a separation agreement, Mr. Lesane will be provided with the benefits and rights set forth in clauses (b), (c), (d) and (e) above. Following the Lesane Scheduled Expiration Date, Mr. Lesane will no longer be entitled to the benefits and rights set forth in clause (a) above in the event of a Lesane Qualifying Termination and certain provisions of Mr. Lesane’s employment agreement regarding annual cash and equity compensation will no longer be in effect with respect to services following such date.
The employment agreement was amended on the Rangers Distribution Date to (i) provide for an annual base salary of not less than $635,000, (ii) decrease the aggregate target value of Mr. Lesane’s annual long-term awards to $952,500 and (iii) acknowledge that Mr. Lesane will also be employed by MSG Rangers during his employment with the Company.
David Granville-Smith
In connection with Mr. Granville-Smith’s appointment as Executive Vice President, the Company entered into an employment agreement with Mr. Granville-Smith dated June 15, 2023, which was effective as of June 15, 2023 (the “Granville-Smith Effective Date”). The agreement recognizes that Mr. Granville-Smith is employed by Sphere Entertainment and AMC Global Media during his employment with the Company.

The employment agreement provides for an annual base salary of not less than $800,000 and, commencing with the Company’s fiscal year starting July 1, 2023, an annual target bonus opportunity equal to not less than 100% of annual base salary. Mr. Granville-Smith is eligible, subject to his continued employment by the Company, to participate, commencing with the Company’s fiscal year starting July 1, 2023, in future long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Granville-Smith will receive one or more annual long-term awards with an aggregate target value of not less than $1,700,000. Notwithstanding the foregoing, in connection with Mr. Granville-Smith’s continuing employment with the Company, the award issued to Mr. Granville-Smith in August 2023 had an annual target value of $2,000,000.
Mr. Granville-Smith received a one-time special award of restricted stock units with an aggregate grant date fair value of $3,500,000, which was granted on the Granville-Smith Effective Date and is subject to three-year vesting. In connection with the commencement of his employment with the Company, Mr. Granville-Smith also received a one-time special cash payment of $925,000, paid within 30 days after the Granville-Smith Effective Date. If Mr. Granville-Smith’s employment with the Company terminated prior to the first anniversary of the commencement of his employment as a result of (a) an involuntary termination by the Company for “cause” (as defined in the agreement) or (b) his resignation (other than for “good reason” (as defined in the agreement)), then Mr. Granville-Smith would have been required to refund to the Company the full amount of the special cash award.
Mr. Granville-Smith is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
If, on or prior to June 15, 2028 (the “Granville-Smith Scheduled Expiration Date”), Mr. Granville-Smith’s employment is either terminated by the Company for any reason other than cause, or is terminated by Mr. Granville-Smith for good reason and cause does not then exist, then, subject to Mr. Granville-Smith’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Granville-Smith’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Granville-Smith’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Granville-Smith to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Granville-Smith’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Granville-Smith subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Granville-Smith’s outstanding unvested stock options and stock appreciation awards will immediately vest.
If Mr. Granville-Smith’s employment is terminated due to his death or disability before the Granville-Smith Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards will immediately vest in full, whether or not subject to performance criteria and will be payable; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
The employment agreement contains certain covenants by Mr. Granville-Smith, including a non-competition agreement restricting Mr. Granville-Smith’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

The employment agreement was amended on the Rangers Distribution Date to (i) provide for an annual base salary of not less than $508,000, (ii) decrease the aggregate target value of Mr. Granville-Smith’s annual long-term awards to $1,079,500 and (iii) acknowledge that Mr. Granville-Smith will also be employed by MSG Rangers during his employment with the Company.
Paul DiCicco
In connection with Mr. DiCicco’s appointment as Executive Vice President, Chief Financial Officer and Treasurer, the Company entered into an employment agreement with Mr. DiCicco, providing for his employment commencing on May 11, 2026.
The employment agreement provides for an annual base salary of not less than $650,000 (subject to annual review and increase in the discretion of our Compensation Committee). Commencing with the Company’s fiscal year starting July 1, 2026, Mr. DiCicco is eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus equal to not less than 100% of his annual base salary. Mr. DiCicco will also participate in future long-term incentive programs that are made available to similarly situated executives of the Company, subject to Mr. DiCicco’s continued employment by the Company and actual grant by the Compensation Committee. Commencing with the Company’s fiscal year starting July 1, 2026, it is expected that Mr. DiCicco will receive one or more annual long-term awards with an aggregate target value of not less than $650,000. Mr. DiCicco is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
If, on or prior to May 10, 2029 (the “DiCicco Scheduled Expiration Date”), Mr. DiCicco’s employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. DiCicco for “good reason” (as defined in the agreement) and so long as cause does not then exist (a “DiCicco Qualifying Termination”), then, subject to Mr. DiCicco’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. DiCicco’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. DiCicco’s outstanding long-term cash awards scheduled to vest on or before the next Annual Vesting Date (as defined in the agreement) will immediately vest in full and will be payable to Mr. DiCicco to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. DiCicco’s outstanding unvested restricted stock or restricted stock units scheduled to vest on or before the next Annual Vesting Date (including restricted stock units subject to performance criteria) will immediately be eliminated and will be payable or deliverable to Mr. DiCicco subject to satisfaction of any applicable performance criteria; and (e) each of Mr. DiCicco’s outstanding stock options and stock appreciation awards under the plans of the Company, if any, scheduled to vest on or before the next Annual Vesting Date will immediately vest.
If Mr. DiCicco’s employment is terminated due to his death or disability prior to the DiCicco Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards scheduled to vest on or before the next Annual Vesting Date shall immediately vest in full, whether or not subject to performance criteria and will be payable; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
If, after the DiCicco Scheduled Expiration Date, Mr. DiCicco’s employment is terminated due to a DiCicco Qualifying Termination, death or disability and so long as cause does not then exist, then, subject to Mr.

DiCicco’s (or, in the case of his death, his representative’s) execution and delivery of a separation agreement, Mr. DiCicco will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above. Following the DiCicco Scheduled Expiration Date, Mr. DiCicco will no longer be entitled to the benefits and rights set forth in clauses (a) and (c) above in the event of a DiCicco Qualifying Termination and certain provisions of Mr. DiCicco’s employment agreement regarding annual cash and equity compensation will no longer be in effect with respect to services following such date.
The employment agreement contains certain covenants by Mr. DiCicco including a non-competition agreement restricting Mr. DiCicco’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company; provided that if he remains continuously employed with the Company through the DiCicco Scheduled Expiration Date, then this agreement not to compete will expire on that date.
The employment agreement was amended on the Rangers Distribution Date to (i) provide for an annual base salary of not less than $412,750, (ii) decrease the aggregate target value of Mr. DiCicco’s annual long-term awards to $412,750 and (iii) acknowledge that Mr. DiCicco will also be employed by MSG Rangers during his employment with the Company.
Bryan Warner
In connection with Mr. Warner’s appointment as Senior Vice President, Head of Legal, the Company entered into an employment agreement with Mr. Warner, providing for his employment commencing on October 21, 2024 (the “Warner Commencement Date”).
Pursuant to the employment agreement, Mr. Warner receives an annual base salary of not less than $500,000. Starting with the fiscal year beginning July 1, 2024, he is eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to not less than 50% of his base salary, provided that Mr. Warner’s bonus granted for the 2025 fiscal year was prorated to reflect the Warner Commencement Date. Starting with the fiscal year beginning July 1, 2024, he is eligible, subject to his continued employment by the Company and actual grant by the Compensation Committee, to participate in such long-term incentive programs that are made available in the future to similarly situated executives at the Company, with an expected aggregate annual target value of not less than $500,000. Any such awards are subject to actual grant by the Compensation Committee, and are pursuant to the applicable plan document and the terms and conditions established by the Compensation Committee in its sole discretion. Mr. Warner is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
Pursuant to his employment agreement, Mr. Warner received, as determined by the Compensation Committee, a mid-year grant with a target value of $333,334 to reflect the target value for the 2025 fiscal year prorated to reflect the Warner Commencement Date.
In connection with the commencement of his employment with the Company, Mr. Warner also received a one-time special cash payment of $500,000, paid within 30 days of the Warner Commencement Date. If Mr. Warner’s employment with the Company terminated prior to the first anniversary of the Warner Commencement Date as a result of (a) his resignation (other than for “good reason” (as defined in the agreement) or due to his death or disability) or (b) an involuntary termination by the Company for “cause” (as defined in the agreement), then Mr. Warner would have been required to refund to the Company the full amount of the special cash award.
If, prior to October 21, 2027 (the “Warner Scheduled Expiration Date”), Mr. Warner’s employment with the Company is terminated (i) by the Company other than for cause, or (ii) by Mr. Warner for good reason and so long as cause does not then exist, then, subject to Mr. Warner’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than the sum of Mr. Warner’s annual base salary and annual target bonus; and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.
If Mr. Warner’s employment with the Company is terminated due to his death or disability prior to the Warner Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clause (b) of the preceding paragraph.
The employment agreement contains certain covenants by Mr. Warner including a non-competition agreement restricting Mr. Warner’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.
The employment agreement was amended on the Rangers Distribution Date to (i) provide for an annual base salary of not less than $400,000, (ii) decrease the aggregate target value of Mr. Warner’s annual long-term awards to $400,000 and (iii) acknowledge that Mr. Warner will also be employed by MSG Rangers during his employment with the Company.
Victoria M. Mink
Effective May 11, 2026, Ms. Mink ceased to be Executive Vice President, Chief Financial Officer and Treasurer of the Company but continued her employment with the Company as Executive Vice President, Finance and was paid in accordance with her employment agreement. On July 1, 2026, Ms. Mink ceased to be an employee of the Company and subsequently entered into a separation agreement consistent with the terms of her employment agreement.
On January 6, 2025, Ms. Mink and the Company entered into a new employment agreement, effective as of January 1, 2025, which replaced her prior agreement and provided for Ms. Mink’s continued employment as the Executive Vice President, Chief Financial Officer and Treasurer of the Company.
The employment agreement provided for an annual base salary of not less than $1,000,000 (subject to annual review and increase in the discretion of our Compensation Committee). Ms. Mink was eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus equal to not less than 100% of her annual base salary. Ms. Mink was also eligible to participate in future long-term incentive programs that were made available to similarly situated executives of the Company, subject to Ms. Mink’s continued employment by the Company and actual grant by the Compensation Committee. It was expected that Ms. Mink would receive one or more annual long-term awards with an aggregate target value of not less than $1,500,000. Ms. Mink was eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.
Pursuant to her employment agreement, Ms. Mink received, as determined by the Compensation Committee, a mid-year grant with a target value of $150,000 to reflect the increased target value for the 2025 fiscal year prorated for six months of the 2025 fiscal year.
If, on or prior to January 1, 2028 (the “Mink Scheduled Expiration Date”), Ms. Mink’s employment with the Company was terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Ms. Mink for “good reason” (as defined in the agreement) and so long as cause did not then exist, then, subject to Ms. Mink’s execution of a separation agreement with the Company, the Company would have provided her with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Ms. Mink’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Ms. Mink’s outstanding long-term cash awards would have immediately vested in full and would have been payable to Ms. Mink to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Ms. Mink’s outstanding unvested restricted stock or restricted stock units (including restricted stock units subject to performance criteria) would have been immediately eliminated and would have been payable or deliverable to Ms. Mink subject to satisfaction of any applicable performance criteria; and (e) each of Ms. Mink’s outstanding stock options and stock appreciation awards under the plans of the Company would have immediately vested.
If Ms. Mink’s employment was terminated due to her death or disability prior to the Mink Scheduled Expiration Date, and at such time cause did not exist, then, subject to execution of a separation agreement (other than in the case of death), she or her estate or beneficiary would have been provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of her outstanding long-term cash awards would have immediately vested in full, whether or not subject to performance criteria and would have been payable; provided, that if any such long-term cash award was subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount would have been at the target amount for such award, and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment amount of such award would have been at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).
The employment agreement contained certain covenants by Ms. Mink including a non-competition agreement restricting Ms. Mink’s ability to engage in competitive activities until the first anniversary of a termination of her employment with the Company.

TERMINATION AND SEVERANCE
This section describes the payments that would be received by our NEOs who were employed by the Company as of June 30, 2026 upon various terminations of employment scenarios. The information under “Separation from the Company” assumes that each NEO was employed by the Company under his or her applicable employment agreement, and his or her employment terminated as of June 30, 2026. This information is presented to illustrate the payments such NEOs would have received from the Company under the various termination scenarios.
Separation from the Company
Payments may be made to NEOs upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company without cause, termination by the Company with cause, termination by the NEO for good reason, other voluntary termination by the NEO, retirement, death, disability, or termination following a change in control of the Company or following a going private transaction. Certain of these circumstances are addressed in the employment agreement between the Company and each NEO. For a description of termination provisions in the employment agreements with our NEOs, please see “— Employment Agreements” above. In addition, award agreements for long-term incentives also address some of these circumstances.
Award Agreement Terms in the Event of a Change in Control or Going Private Transaction
The award agreements governing the restricted stock units of the Company provide that upon a change in control or going private transaction of the Company, the applicable NEO will be entitled to either (in the successor entity’s discretion) (a) cash equal to the unvested restricted stock units multiplied by the per share price paid in the change in control or going private transaction, or (b) only if the successor entity is a publicly-traded company, a replacement restricted stock unit award from the successor entity with the same terms. Any such cash award as provided in clause (a) above would be payable, and any replacement restricted stock unit award as provided in clause (b) above would vest, upon the earliest of (i) the date the restricted stock units were originally scheduled to vest so long as the applicable NEO remains continuously employed by the Company, MSG Entertainment, Sphere Entertainment, (following the Rangers Distribution, MSG Rangers) or any of their respective subsidiaries and if such entities remain affiliates of the Company, (ii) death, (iii) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company, a subsidiary or the successor entity, or (iv) only if the successor entity elects clause (b)

above, upon a resignation without “good reason” from the Company, a subsidiary or the successor entity that is at least six months, but no more than nine months, following the change in control or going private transaction.
The award agreements governing the performance stock units of the Company provide that upon a change in control or going private transaction of the Company, the unvested performance stock units will vest at the target level and be payable (i) upon a change in control, regardless of whether the applicable NEO’s employment is terminated, or (ii) following a going private transaction, upon the earlier of (x) July 1, 2026 (in the case of the fiscal year 2024 awards), July 1, 2027 (in the case of fiscal year 2025 awards) or July 1, 2028 (in the case of 2026 fiscal year awards) if the applicable NEO is employed by the Company, MSG Entertainment, Sphere Entertainment, (following the Rangers Distribution, MSG Rangers) or any of their respective subsidiaries and if such entities remain affiliates of the Company, (y) death or (z) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company, a subsidiary or the successor entity.
Quantification of Termination and Severance
The following tables set forth a quantification of estimated severance and other benefits payable by the Company to the NEOs of the Company as of June 30, 2026 under various circumstances regarding the termination of their employment. In calculating these amounts, we have taken into consideration or otherwise assumed the following:
•Termination of employment occurred after the close of business on June 30, 2026.
•We have valued equity awards (other than stock options) using the closing market price of our Class A Common Stock of $401.84 on the NYSE on June 30, 2026.
•In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Code Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.
•We have assumed that all performance objectives for outstanding performance-based long-term incentive awards are achieved (but not exceeded).
•We have assumed that on June 30, 2026, each NEO who was also simultaneously employed by MSG Entertainment, Sphere Entertainment or both is simultaneously terminated from the Company, MSG Entertainment and Sphere Entertainment, as applicable.
For the avoidance of doubt, the following tables do not disclose any severance or other benefits payable to any NEO by MSG Entertainment or Sphere Entertainment as a result of their termination from the Company, MSG Entertainment or Sphere Entertainment, as applicable, including any entitlement to the vesting of equity issued by MSG Entertainment or Sphere Entertainment. For additional information regarding information payable to certain NEOs in connection with a simultaneous termination from the Company, MSG Entertainment and Sphere Entertainment, as applicable, see MSG Entertainment’s and Sphere Entertainment’s 2026 Definitive Proxy Statements, as applicable, as well as such NEO’s employment agreement with MSG Entertainment and Sphere Entertainment, as applicable.

Benefits Payable as a Result of Voluntary Termination of Employment by Employee, Termination of Employment by Employee Due to Retirement or by the Company for Cause.
In the event of a voluntary termination of employment, retirement or termination by the Company for cause, no NEO would have been entitled to any payments at June 30, 2026, excluding any pension or other vested retirement benefits.
Benefits Payable as a Result of Termination of Employment by the Company Without Cause or by NEO for Good Reason*

Elements	James L. Dolan		Jamaal T. Lesane		David Granville-Smith		Paul DiCicco		Bryan Warner
Severance	$9,600,000	(1)	$4,500,000	(1)	$3,200,000	(1)	$2,600,000	(1)	$750,000	(2)
Pro rata bonus	$3,200,000	(3)	$1,250,000	(3)	$800,000	(3)	—		$250,000	(4)
Unvested restricted stock units	$15,141,733	(5)	$2,850,653	(5)	$6,137,302	(5)	—		—
Unvested performance stock units	$21,911,130	(6)	$4,028,848	(6)	$5,445,736	(6)	—		—
___________________
* The amounts in this table do not include any pension or other vested retirement benefits.
(1)Represents severance equal to two times the sum of his annual base salary and annual target bonus.
(2)Represents severance equal to the sum of Mr. Warner’s annual base salary and annual target bonus.
(3)Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to personal performance objectives.
(4)Represents a pro rata annual target bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to Company or personal performance objectives.
(5)Represents the full vesting of the 2023, 2024, 2025 and 2026 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan: 5,179 units ($2,081,129), 12,976 units ($5,214,276) and 19,526 units ($7,846,328), respectively (2024, 2025 and 2026 only); Mr. Lesane: 843 units ($338,751), 2,496 units ($1,002,993) and 3,755 units ($1,508,909), respectively (2024, 2025 and 2026 only); and Mr. Granville-Smith: 6,503 units ($2,613,166), 1,685 units ($677,100), 2,829 units ($1,136,805) and 4,256 units ($1,710,231), respectively.
(6)Represents the full vesting at target of the 2024, 2025 and 2026 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan: 15,537 units ($6,243,388), 19,464 units ($7,821,414) and 19,526 units ($7,846,328), respectively; Mr. Lesane: 2,527 units ($1,015,450), 3,744 units ($1,504,489) and 3,755 units ($1,508,909), respectively; and Mr. Granville-Smith: 5,053 units ($2,030,498), 4,243 units ($1,705,007) and 4,256 units ($1,710,231), respectively.

Benefits Payable as a Result of Termination of Employment Due to Death or Disability*

Elements	James L. Dolan		Jamaal T. Lesane		David Granville-Smith		Paul DiCicco	Bryan Warner
Severance	—		—		—		—	—
Pro rata bonus	$3,200,000	(1)	$1,250,000	(1)	$800,000	(1)	—	$250,000	(2)
Unvested restricted stock units	$15,141,733	(3)	$2,850,653	(3)	$6,137,302	(3)	—	$737,376	(3)
Unvested performance stock units	$21,911,130	(4)	$4,028,848	(4)	$5,445,736	(4)	—	$854,312	(4)
___________________
* The amounts in this table do not include any pension or other vested retirement benefits.
(1)Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to personal performance objectives.
(2)Represents a pro rata annual target bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to Company or personal performance objectives.
(3)Represents the full vesting of the 2023, 2024, 2025 and 2026 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan: 5,179 units ($2,081,129), 12,976 units ($5,214,276) and 19,526 units ($7,846,328), respectively (2024, 2025 and 2026 only); Mr. Lesane: 843 units ($338,751), 2,496 units ($1,002,993) and 3,755 units ($1,508,909), respectively (2024, 2025 and 2026 only); Mr. Granville-Smith: 6,503 units ($2,613,166), 1,685 units ($677,100), 2,829 units ($1,136,805) and 4,256 units ($1,710,231), respectively; and Mr. Warner: 583 units ($234,272) and 1,252 units ($503,104), respectively (2025 and 2026 only).
(4)Represents the full vesting at target of the 2024, 2025 and 2026 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan: 15,537 units ($6,243,388), 19,464 units ($7,821,414) and 19,526 units ($7,846,328), respectively; Mr. Lesane: 2,527 units ($1,015,450), 3,744 units ($1,504,489) and 3,755 units ($1,508,909), respectively; Mr. Granville-Smith: 5,053 units ($2,030,498), 4,243 units ($1,705,007) and 4,256 units ($1,710,231), respectively; and Mr. Warner: 874 units ($351,208) and 1,252 units ($503,104), respectively (2025 and 2026 only).

Benefits Payable as a Result of Termination of Employment by the Company without Cause or for Good Reason Following a Change in Control or Going Private Transaction(1)(2)*

Elements	James L. Dolan		Jamaal T. Lesane		David Granville-Smith		Paul DiCicco		Bryan Warner
Severance	$9,600,000	(3)	$4,500,000	(3)	$3,200,000	(3)	$2,600,000	(3)	$750,000	(4)
Pro rata bonus	$3,200,000	(5)	$1,250,000	(5)	$800,000	(5)	—		$250,000	(6)
Unvested restricted stock units	$15,141,733	(7)	$2,850,653	(7)	$6,137,302	(7)	—		$737,376	(7)
Unvested performance stock units	$21,911,130	(8)	$4,028,848	(8)	$5,445,736	(8)	—		$854,312	(8)
___________________
* The amounts in this table do not include any pension or other vested retirement benefits.
(1)The information in this table and the footnotes hereto describe amounts payable as a result of certain terminations of employment by the NEO or the Company following a change in control. The amounts payable as a result of termination of employment by the NEO or the Company following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the NEO or the Company following a change in control. Notwithstanding the amounts set forth in this table, if any payment otherwise due to any of the NEOs would result in the imposition of an excise tax under Code Section 4999, then the Company would instead pay to the applicable NEO either (a) the amounts set forth in this table, or (b) the maximum amount that could be paid to such NEO without the imposition of the excise tax, whichever results in a greater amount of after-tax proceeds to such NEO.
(2)The amounts in this table assume that the applicable NEO has either been terminated without “cause” or resigned for “good reason” following such a change in control or going private transaction in accordance with the terms of the applicable NEO’s employment agreement and award agreements applicable to the NEO’s stock awards. Any severance or bonus reflected in this table is provided as a result of the terms of the applicable NEO’s employment agreement and its terms related to termination without “cause” or resignation for “good reason,” and such severance is not enhanced by the change of control or going private transaction. For additional information, see “— Award Agreement Terms in the Event of a Change in Control or Going Private Transaction” above.
(3)Represents severance equal to two times the sum of his annual base salary and annual target bonus.
(4)Represents severance equal to Mr. Warner’s annual base salary and annual target bonus.
(5)Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to personal performance objectives.
(6)Represents a pro rata annual target bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to Company or personal performance objectives.
(7)Represents the full vesting of the 2023, 2024, 2025 and 2026 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan: 5,179 units ($2,081,129), 12,976 units ($5,214,276) and 19,526 units ($7,846,328), respectively (2024, 2025 and 2026 only); Mr. Lesane: 843 units ($338,751), 2,496 units ($1,002,993) and 3,755 units ($1,508,909), respectively (2024, 2025 and 2026 only); Mr. Granville-Smith: 6,503 units ($2,613,166), 1,685 units ($677,100), 2,829 units ($1,136,805) and 4,256 units ($1,710,231), respectively; and Mr. Warner: 583 units ($234,272) and 1,252 units ($503,104), respectively (2025 and 2026 only).
(8)Represents the full vesting at target of the 2024, 2025 and 2026 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan: 15,537 units ($6,243,388), 19,464 units ($7,821,414) and 19,526 units ($7,846,328), respectively; Mr. Lesane: 2,527 units ($1,015,450), 3,744 units ($1,504,489) and 3,755 units ($1,508,909), respectively; Mr. Granville-Smith: 5,053 units ($2,030,498), 4,243 units ($1,705,007) and 4,256 units ($1,710,231), respectively; and Mr. Warner: 874 units ($351,208) and 1,252 units ($503,104), respectively (2025 and 2026 only).

Benefits Payable to Ms. Mink as a Result of Separation
Effective as of May 11, 2026, Ms. Mink ceased to be Executive Vice President, Chief Financial Officer and Treasurer, but continued to be employed by the Company as Executive Vice President, Finance pursuant to her existing employment agreement to assist with the transition until July 1, 2026. Effective July 1, 2026, Ms. Mink separated from the Company and received the following separation benefits in accordance with her employment agreement: (i) a payment of $4,000,000 (equal to two times the sum of Ms. Mink’s annual base salary and target bonus); (ii) an annual bonus for the period from July 1, 2025 through June 30, 2026 of $1,000,000; (iii) 7,026 restricted stock units vested on July 1, 2026, which had an aggregate value as of that date of $2,776,464 (representing the value of the 2024, 2025 and 2026 fiscal year grants of 1,011 units ($399,517), 2,260 units ($893,084) and 3,755 units ($1,483,863), respectively); and (iv) the time-based restrictions on 10,176 performance stock units were eliminated on July 1, 2026, which had an aggregate value as of that date of $4,021,250 (representing the value of the 2024, 2025 and 2026 fiscal year grants of 3,032 units ($1,198,155), 3,389 units ($1,339,231) and 3,755 units ($1,483,863), respectively), which performance stock units remain subject to the applicable performance criteria.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information with respect to compensation plans in effect as of June 30, 2026 under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Class A Common Stock Equity compensation plans approved by security holders	404,917	$138.78	987,942
Class A Common Stock Equity compensation plans not approved by security holders	—	—	—
Total	404,917	$138.78	987,942
___________________
(1)Includes the following plans: Employee Stock Plan and the Director Stock Plan. Consists of 311,091 restricted stock units (both time-vesting and target performance-vesting) and 93,826 stock options.
(2)In August 2026, the Compensation Committee granted awards of restricted stock units and target performance stock units covering an aggregate of 40,664 shares. The number of securities in columns (a) and (c) do not reflect the grant of these units.
(3)Represents the weighted average exercise price of the 93,826 outstanding stock options.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Item 402(v) of Regulation S-K, the table below sets forth information about the relationship between compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and non-PEO NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company’s performance. CAP represents an amount calculated in accordance with the SEC’s prescribed formula pursuant to Dodd-Frank and does not represent compensation actually paid to or earned by our NEOs in any year. Neither the Compensation Committee nor the Company directly used this information when making compensation-related decisions for any fiscal year. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with Company performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total ($)(1)		Compensation Actually Paid ($)(2)		Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid for Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:		(GAAP) Net Income (Loss) ($000s)(7)	Company Selected Performance Measure
	PEO 1 (Dolan)	PEO 2 (Lustgarten)	PEO 1 (Dolan)	PEO 2 (Lustgarten)			Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)		Adjusted Operating Income ($000s)(8)
2026	13,035,213	—	23,420,324	—	2,400,698	4,114,396	243.77	56.84	7,759	58,726
2025	13,150,269	—	14,878,306	—	2,967,590	3,266,944	126.76	66.77	(22,438)	38,156
2024	10,154,712	—	10,148,755	—	4,286,685	4,287,383	114.13	58.88	58,771	172,242
2023	11,020,262	12,028,392	14,505,755	12,601,859	4,050,367	4,559,706	114.08	58.40	45,628	115,045
2022	—	8,280,968	—	7,609,256	5,052,269	4,716,445	87.50	58.44	48,880	142,211
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(1)    The dollar amounts reported for the PEOs, Messrs. Dolan and Lustgarten, under “Summary Compensation Table Total” are the amounts of total compensation reported for Messrs. Dolan and Lustgarten for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)    The dollar amounts reported for Messrs. Dolan and Lustgarten under “Compensation Actually Paid” represent the amount of CAP to Messrs. Dolan and Lustgarten, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Dolan’s total compensation for the 2026 fiscal year to determine the CAP:

James L. Dolan
2026 ($)
Total Compensation as reported in Summary Compensation Table	13,035,213
Subtract change in pension value as reported in Summary Compensation Table	(13,583)
Add pension value attributable to covered fiscal year’s service and any change in such value attributable to plan amendments made in covered fiscal year	—
Subtract value of equity awards as reported in Summary Compensation Table	(7,679,576)
Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	15,692,656
Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year(a)	76,898
Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	—
Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year	2,308,716
Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—
Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year	—
Compensation Actually Paid to PEO*	23,420,324
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* Note: Numbers in rows above may not sum to CAP due to rounding
(a)Fair value calculations reflect a $7.00 per share dividend for awards granted prior to the dividend record date of October 17, 2022. Calculated value reflects cash dividends that are retained by the Company until the underlying shares vest, with such dividends paid (without interest) on the applicable delivery date to the extent that the shares vest.
(3)    The dollar amounts reported under “Average Summary Compensation Total for Non-PEO NEOs” represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Dolan for fiscal years 2023 through 2026 and Mr. Lustgarten for fiscal years 2022 and 2023) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal year 2026, Jamaal T. Lesane, David Granville-Smith, Paul DiCicco, Bryan Warner, and Victoria M. Mink; (ii) for fiscal year 2025, Jamaal T. Lesane, David Granville-Smith, Victoria M. Mink, and Bryan Warner; (iii) for fiscal year 2024, David Granville-Smith, Victoria M. Mink, Jamaal T. Lesane, Alexander Shvartsman, and David G. Hopkinson; (iv) for fiscal year 2023, David G. Hopkinson, David Granville-Smith, Victoria M. Mink, and Jamaal T. Lesane; and (v) for fiscal year 2022, James L. Dolan, Victoria M. Mink, Jamaal T. Lesane, Alexander Shvartsman, and Lawrence J. Burian.

(4)    The dollar amounts reported under “Average Compensation Actually Paid for Non-PEO NEOs” represent the average amount of CAP to the NEOs as a group (excluding Mr. Dolan for 2026), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the non-PEO NEOs’ total compensation for the 2026 fiscal year to determine the CAP:

NEO Averages
2026 ($)
Total Compensation as reported in Summary Compensation Table	2,400,698
Subtract change in pension value as reported in Summary Compensation Table	—
Add pension value attributable to covered fiscal year’s service and any change in such value attributable to plan amendments made in covered fiscal year	—
Subtract value of equity awards as reported in Summary Compensation Table	(1,023,996)
Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	2,092,461
Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year(a)	9,134
Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	—
Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year	636,099
Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—
Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year	—
Compensation Actually Paid to Non-PEO NEOs*	4,114,396
___________________
* Note: Numbers in rows above may not sum to CAP due to rounding
(a)Fair value calculations reflect a $7.00 per share dividend for awards granted prior to the dividend record date of October 17, 2022. Calculated value reflects cash dividends that are retained by the Company until the underlying shares vest, with such dividends paid (without interest) on the applicable delivery date to the extent that the shares vest.
(5)    Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)    As permitted by SEC rules, the peer group referenced for purposes of “Peer Group Total Shareholder Return” is that of the Dow Jones U.S. Media Sector Index, which is the industry index reported in our 2026 Form 10-K in accordance with Regulation S-K Item 201(e). In prior years, we used the Bloomberg Americas Entertainment Index; however, that index was discontinued in 2025 by Bloomberg. Accordingly, we have used the Dow Jones U.S. Media Sector Index as a replacement for the discontinued index and because the Bloomberg Americas Entertainment Index was discontinued, we are unable to compare our cumulative total return with that index.
(7)    Reflects Net Income (Loss) as reported in our Annual Report on Form 10-K for the relevant fiscal year. Net Income (Loss) Attributable to MSGK Stockholders was $7,759 in 2026, $(22,438) in 2025, $58,771 in 2024, $47,793 in 2023 and $51,131 in 2022.
(8)    Reflects adjusted operating income as defined in our Annual Report on Form 10-K for the relevant fiscal year. AOI is a non-GAAP financial measure. For a reconciliation of this non-GAAP measure to the most comparable GAAP measure, please see Annex A. The AOI figures used to set performance targets and determine payouts within our MPIP and LTIP (as described in the “Compensation Discussion & Analysis” section of this proxy statement) may contemplate certain potential future adjustments or exclusions.

Financial Performance Measures
As described in greater detail in the “Compensation Discussion & Analysis” section of this proxy statement, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important performance measures used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:
•AOI;
•Revenues; and
•Company strategic objectives.
Analysis of the Information Presented in the Pay versus Performance Table

While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance Table.

___________________
*    The Compensation Committee determined compensation amounts in each year based on a variety of factors, including AOI as it was defined in the applicable year. The Company amended its definition of AOI during the fourth quarter of the fiscal year ended June 30, 2023 so that the impact of non-cash straight-line leasing revenue associated with the Arena License Agreements is no longer excluded. AOI presented in the Pay versus Performance Table for prior year periods has not been adjusted to reflect this amendment, and is therefore not comparable across periods. If the Company were to adjust AOI for the prior year period to reflect this amendment, such amount would be $114,906 in 2022.

CEO PAY RATIO
We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Mr. James L. Dolan, our Executive Chairman and Chief Executive Officer as of June 30, 2026, pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K (“Item 402(u)”). The pay ratio is calculated in a manner consistent with the SEC’s pay ratio disclosure rules.
To identify our median employee, we first determined our employee population as of June 30, 2026, which consisted of employees located in the U.S. and internationally, representing all full-time, part-time, seasonal and temporary employees employed by the Company on that date. Using information from our payroll records, we then measured each employee’s annual total compensation, consisting of base salary, overtime payments, short and long-term incentives, and sales incentives. For non-U.S. employees paid in local currency, the total annual compensation was translated to U.S. dollars using published exchange rates as of June 30, 2026, and total compensation for full-time and part-time employees who were employed for less than the full fiscal year (i.e., full-time and part-time employees who were hired during the course of the 2026 fiscal year) was annualized. The Company did not otherwise make any adjustments under Item 402(u).
Once we identified the median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our NEOs for purposes of the Summary Compensation Table above.
Given the nature of our business, approximately half of our employee population consists of part-time, seasonal and temporary employees. These employees, by the nature of their limited hours worked during the year, have relatively low total compensation when compared to full-time employees. Item 402(u) does not permit annualized or full-time equivalent adjustments to the compensation of seasonal or temporary employees when identifying our median employee or calculating the pay ratio.
Using these guidelines, for the 2026 fiscal year our Executive Chairman and Chief Executive Officer had an annual total compensation of $13,035,213 and the median-compensated employee, a part-time Knicks City Dancer had an annual total compensation of $65,094. The resulting ratio was 200:1.
Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio provided above may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are seeking stockholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed under the “Compensation Discussion & Analysis” and “Executive Compensation Tables” sections of this proxy statement. The Company’s stockholders previously approved, in an advisory vote held at the 2022 annual meeting of stockholders, holding an advisory vote to approve the compensation of our NEOs once every three years. Notwithstanding the foregoing, the Company has determined to hold an advisory vote to approve the compensation of our NEOs this year, in advance of 2028’s required vote. At the 2025 annual meeting of stockholders, approximately 98.3% of votes cast (including approximately 93.6% of votes cast by our Class A Common Stock) voted “FOR” the “say-on-pay” resolution. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion & Analysis.” As described in the Compensation Discussion & Analysis, we believe that the Company’s executive compensation program effectively aligns the interests of our NEOs with those of our stockholders by tying a significant portion of compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executive officers critical to the Company’s long-term success. We are asking our stockholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the stockholders of MSG Knickerbockers Corp. approve, on an advisory basis, the compensation of MSG Knickerbockers Corp.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in MSG Knickerbockers Corp.’s Proxy Statement for the 2026 annual meeting under the headings ‘Compensation Discussion & Analysis’ and ‘Executive Compensation Tables’.”
While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.
Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Articles of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.
The Board unanimously recommends that you vote FOR this proposal.

OUR EXECUTIVE OFFICERS
The following individuals are our executive officers:

James L. Dolan(1)	Executive Chairman and Chief Executive Officer
David Granville-Smith	Executive Vice President
Paul M. DiCicco	Executive Vice President, Chief Financial Officer and Treasurer
Jamaal T. Lesane	Executive Vice President and Chief Legal Officer
Christopher Ripp	Senior Vice President, Controller and Principal Accounting Officer
___________________
(1)The biography for James L. Dolan appears above under “Proposal 1 — Election of Directors.”
DAVID GRANVILLE-SMITH, 59, has served as Executive Vice President of the Company, Sphere Entertainment Co., and AMC Global Media Inc., since June 2023 and as Executive Vice President of MSG Rangers since August 2026. Previously, Mr. Granville-Smith served as the Chief Operating Officer and Chief Financial Officer of A&E Television Networks, LLC (“A+E Networks”), a global media and entertainment brand portfolio, from December 2016 to June 2023, and as A+E Networks’ Executive Vice President and Chief Financial Officer from July 2014 to December 2016. As Chief Financial Officer of A+E Networks, Mr. Granville-Smith led all key financial functions across the company, including Finance and Accounting, Financial Planning and Analysis, Treasury and Tax, and as Chief Operating Officer, Mr. Granville-Smith oversaw Technology, Media Production and Operations, Engineering and Broadcast Operations, Digital Product Technology and Office Services and Facilities. Mr. Granville-Smith was also responsible for the Corporate Development & Strategy Group. During his tenure at A+E Networks, he provided strategic, financial and operational leadership across all divisions of the company, including the Brand Portfolio Group, Ad Sales, Distribution, Digital and International, in order to drive the company’s overall growth and value creation. While at A+E Networks, Mr. Granville-Smith served on the boards of A+E Networks Latin America, Propagate Content, Vice TV and Vice Media. Prior to joining A+E Networks, Mr. Granville-Smith held various positions at J.P. Morgan Chase & Co. (“J.P. Morgan”) and The Bear Stearns Companies, Inc., which was acquired by J.P. Morgan in 2008, from 1991 to 2014, including Managing Director and Head of the Media Group in the Investment Banking Division at J.P. Morgan from 2008 to 2014. Prior to that, he worked in the Mergers & Acquisitions Group at Smith Barney from 1989 to 1991. Throughout his career in banking, Mr. Granville-Smith worked on a multitude of significant strategic and financing transactions for companies in the diversified media and entertainment, television network, content distribution and telecommunications industries. Mr. Granville-Smith serves as a trustee of the Parrish Art Museum in Water Mill, New York.
PAUL DICICCO, 51, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since May 2026 and as Executive Vice President, Chief Financial Officer and Treasurer of MSG Rangers since August 2026. Prior to joining the Company, Mr. DiCicco served as Chief Financial Officer for Stephen Gould Corporation (“Stephen Gould”), a global, privately held, family-owned packaging, sourcing, and logistics company, from 2023 to 2026, and previously served as Stephen Gould's Corporate Controller from 2022 to 2023. In his roles at Stephen Gould, Mr. DiCicco oversaw the company's finance, accounting, tax, financial planning & analysis and treasury functions. Prior to that, Mr. DiCicco served as the Senior Vice President, Corporate Controller for Harris Blitzer Sports and Entertainment LLC (“HBSE”), a sports and entertainment company, from 2018-2022, and as HBSE's Vice President, Controller from 2016-2018. In his roles at HBSE, Mr. DiCicco directed finance & accounting, payroll, and ticket operations for HBSE's sports and entertainment portfolio, including the Philadelphia 76ers and New Jersey Devils. Earlier in his career, Mr. DiCicco held senior accounting, finance and compliance roles at both public and private companies and served as an Assurance Business Advisory Services Manager at PricewaterhouseCoopers LLP.
JAMAAL T. LESANE, 50, has served as the Executive Vice President and Chief Legal Officer of the Company and MSG Rangers since September 2026. He previously served as the Chief Operating Officer of the Company from July 2024 to September 2026, as the Company’s Interim President and Chief Operating Officer from April

2024 to July 2024 and as the Company’s Executive Vice President and General Counsel from March 2022 to July 2024. Prior to that, he served as Senior Vice President and Associate General Counsel of the Company from January 2017 to March 2022, and prior to that served as Vice President, Legal and Business Affairs from January 2008 to January 2017. Before joining the Company in 2008, Mr. Lesane served as Associate Counsel at HBO from 2006 to 2007 and was an associate at Covington & Burling LLP from 2001 to 2006.
CHRISTOPHER RIPP, 39, has served as the Senior Vice President, Controller and Principal Accounting Officer of the Company since November 2025. Previously, Mr. Ripp served as the Company’s Vice President, Accounting from July 2022 to November 2025 and, prior to that, as Senior Director, External Reporting & Technical Accounting from November 2020 to July 2022. Prior to his roles at the Company, Mr. Ripp served in various roles at PricewaterhouseCoopers LLP from 2010 to 2020, including as Assurance Director, with an emphasis on technology, media and telecommunications clients.

TRANSACTIONS WITH RELATED PARTIES

RELATIONSHIP BETWEEN US, MSG RANGERS, MSG ENTERTAINMENT, SPHERE ENTERTAINMENT AND AMC GLOBAL MEDIA
The Company, MSG Rangers, MSG Entertainment, Sphere Entertainment and AMC Global Media are all under the control of the Dolan Family Group. The Company, MSG Rangers, MSG Entertainment, Sphere Entertainment and AMC Global Media have entered into the agreements described in this section. Certain of the agreements summarized in this section are included as exhibits to our 2026 Form 10-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as filed. Additional information concerning the arrangements between us and each of MSG Rangers, MSG Entertainment, Sphere Entertainment and AMC Global Media is set forth in Note 17 to our financial statements included in our 2026 Form 10-K.
Arrangements with Sphere Entertainment
In connection with the MSGS Distribution, the Company entered into several agreements with MSG Networks, including a Distribution Agreement and Tax Disaffiliation Agreement. Following the merger of MSG Networks with Sphere Entertainment in July 2021, MSG Networks became a wholly-owned subsidiary of Sphere Entertainment. Accordingly, unless they have been terminated, arrangements with MSG Networks are now effectively with Sphere Entertainment on a consolidated basis.
SPHR Distribution Agreement
On March 31, 2020, the Company entered into a Distribution Agreement with Sphere Entertainment (the “SPHR Distribution Agreement”) in connection with the SPHR Distribution.
Under the SPHR Distribution Agreement, the Company and Sphere Entertainment provided each other with indemnities with respect to certain liabilities, and released each other from certain claims, in each case arising out of each company’s business and other matters related to the SPHR Distribution.
The SPHR Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.
SPHR Tax Disaffiliation Agreement
On March 31, 2020, the Company entered into a Tax Disaffiliation Agreement with Sphere Entertainment (the “SPHR Tax Disaffiliation Agreement”) that governs the Company’s and Sphere Entertainment’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters.
The SPHR Tax Disaffiliation Agreement requires that neither Sphere Entertainment nor any of its subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the SPHR Distribution from qualifying as a tax-free transaction to the Company and to its stockholders under Section 355 of the Code, or would otherwise cause holders of the Company’s stock receiving Sphere Entertainment’s stock in the SPHR Distribution to be taxed as a result of the SPHR Distribution and certain transactions undertaken in connection with the SPHR Distribution.
Moreover, each party must indemnify the other party and its subsidiaries, directors and officers for any taxes, resulting from action or failure to act, if such action or failure to act precludes the SPHR Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Media Rights Agreements
The media rights agreements between subsidiaries of the Company and MSG Networks covering the Knicks and the Rangers provide MSG Networks exclusive media rights to team games in their local markets. Each of the media rights agreements became effective July 2015 and was amended in June 2025 to reflect a reduction in the annual rights fee, an elimination of the annual rights fee escalator and a change to the contract expiration date to the end of the 2028-29 season. In connection with the expiration of the rights agreements, MSG Networks has the right to make a firm offer for an additional term of not less than three seasons and the right to match a third party offer that provides for rights fees that are not at least 110% of the rights fees for the first three years of the term specified in the firm offer. Subsidiaries of the Company are also party to audio rights agreements that provide MSG Networks with exclusive audio-only distribution rights for Knicks and Rangers games in their local markets, which expire at the end of the respective 2028-29 seasons. For the fiscal year ended June 30, 2026, the Company recorded media rights revenues (including audio rights) of $90.4 million for the Knicks and $35.3 million for the Rangers. For the fiscal year ending June 30, 2027, the stated rights fee (including audio rights) is $103.4 million for the Knicks and $35.4 million for the Rangers. The rights fee is subject to adjustments in certain circumstances, including if the Knicks or the Rangers do not make available a minimum number of games in any year. Following the Rangers Distribution, the media rights agreement covering the Rangers is between a subsidiary of MSG Rangers and MSG Networks.
Arrangements with MSG Entertainment
MSGE Services Agreement
The Company is party to a services agreement with MSG Entertainment (the “MSGE Services Agreement”), pursuant to which MSG Entertainment provides certain corporate and other services to the Company, including with respect to such areas as information technology, executive support, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions. The Company similarly provides certain services to MSG Entertainment, including certain legal and communications functions. For the year ended June 30, 2026, the Company recorded approximately $39.1 million of expense to MSG Entertainment pursuant to the MSGE Services Agreement (inclusive of certain amounts paid to MSG Entertainment for the provision of executive support discussed below under “—Other Arrangements and Agreements with MSG Rangers, MSG Entertainment, Sphere Entertainment and/or AMC Global Media”).
The Company and MSG Entertainment, as parties receiving services under the MSGE Services Agreement, indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the MSGE Services Agreement. Similarly, each party providing services under the MSGE Services Agreement indemnifies the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.
Arena License Agreements
In connection with the SPHR Distribution, subsidiaries of the Company entered into Arena License Agreements with a subsidiary of MSG Entertainment that require the Knicks and the Rangers to play their home games at the Garden. Under the Arena License Agreements, which each have a term of 35 years, the Knicks and the Rangers pay an annual license fee in connection with their respective use of The Garden. For each, the Arena License Agreement provides that the license fee for the first full contract year ended June 30, 2021 was to be approximately $22.5 million for the Knicks and approximately $16.7 million for the Rangers, and then for each subsequent year, the license fees are 103% of the license fees for the immediately preceding contract year. The teams are not required to pay the license fee during a period in which The Garden is unavailable for use due to a force majeure event (including when events at The Garden were suspended by government mandate as a result of the COVID-19 pandemic). If, due to a force majeure event, capacity at The Garden is limited to 1,000 or fewer attendees, the teams may schedule and play home games at The Garden with applicable rent payable to the Company under the Arena License Agreements reduced by 80%. If, due to a force majeure event, capacity at The Garden is limited to less than full capacity but over 1,000 attendees, the parties will agree on an appropriate reduction to the rent payments.
For the year ended June 30, 2026, the Company recognized total license fee expense under the Arena License Agreements of approximately $67.6 million to MSG Entertainment.
The Arena License Agreements set forth the terms of the teams’ use of The Garden, including arrangements for the provision of amenities, game day and other services. While MSG Entertainment will provide game day services for the Knicks and the Rangers, most of the associated costs will be borne by the teams. Pursuant to the Arena License Agreements, MSG Entertainment, at its sole cost and expense, is responsible for the maintenance, equipment and other functions needed to operate, repair and maintain The Garden.
Pursuant to the Arena License Agreements, MSG Entertainment operates and manages the sale of food and beverage services during all Knicks and Rangers events, for which MSG Entertainment shares 50% of net profits with the Company. For the year ended June 30, 2026, the Company recorded revenue for food and beverage services of approximately $14.4 million shared from MSG Entertainment.
Pursuant to the Arena License Agreements, MSG Entertainment also has the right and obligation to operate and manage team merchandise sales at The Garden and MSG Entertainment earns a 30% commission on revenues from team merchandise sold in The Garden. MSG Entertainment maintains the exclusive right to control the operation and sale of non-team merchandise. For the year ended June 30, 2026, the Company recorded commission expense of approximately $10.4 million related to team merchandise sales at The Garden.
Pursuant to the Arena License Agreements, MSG Entertainment has the exclusive right to license and manage suites and club memberships at The Garden, including for use during Knicks and Rangers games, subject to certain exceptions, and shares a portion of the revenues from such licenses and club memberships with the Company. The Company is entitled to 67.5% of revenues (net of any contracted catering credits), for suites or club memberships sold for all or substantially all events at The Garden, including team home games. The Company receives all revenues from the sale of suites licensed for team-only packages or individual team games, subject to a 20-25% commission to MSG Entertainment. For any customizable suite package, revenues are divided between the Company and MSG Entertainment on a proportional basis, with the Company receiving all revenues attributable to Knicks and Rangers events included in the package, less a 20-25% commission to MSG Entertainment. For the year ended June 30, 2026, the Company recorded approximately $142.0 million of revenue from licensing suite and club memberships.
Pursuant to the Arena License Agreements, the Company retains 47.5% of revenue from the sale of certain arena shared sponsorship assets, such as fixed signage or entitlements at The Garden. MSG Entertainment is not entitled to any revenue from certain team sponsorship assets, such as courtside or rinkside advertising and other team or event-specific sponsorship assets. The Company is also entitled to 32.5% of the revenue from the sale of any arena naming rights. For the year ended June 30, 2026, the Company recorded approximately $8.5 million of revenue from arena shared sponsorship assets from MSG Entertainment.
Pursuant to the Arena License Agreements, MSG Entertainment does not have the right to sell or retain revenues from ticket sales or resales to team events. The Arena License Agreements set forth MSG Entertainment’s responsibilities with respect to box office services, ticket printing and the Knicks’ and the Rangers’ respective responsibilities to comply with MSG Entertainment’s ticket agent agreements.
The Arena License Agreements provide that the Knicks and the Rangers are responsible for 100% of any real property or similar taxes applicable to The Garden. If the tax exemption is repealed or the teams are otherwise subject to property tax through no fault of the teams, the revenue opportunity that MSG Entertainment may generate from team events will be reduced on a percentage basis as set forth in the Arena License Agreements.

The Arena License Agreements provide for MSG Entertainment to prepare an annual budget, in consultation with the teams, subject to certain team consent rights.
NBA consent is required to amend the Knicks Arena License Agreement.
Following the Rangers Distribution, the Rangers Arena License Agreement is between a subsidiary of MSG Rangers and MSG Entertainment.
Sponsorship Sales and Service Representation Agreements
In connection with the SPHR Distribution, the Knicks and the Rangers entered into sponsorship sales and service representation agreements with a subsidiary of MSG Entertainment, which have initial terms through June 30, 2030 (which initial terms are subject to renewal). Under these agreements, MSG Entertainment is the exclusive sales and service representative for all sponsorship benefits available for sale in connection with the Knicks and the Rangers, as well as the Knicks’ development team, the Westchester Knicks and Knicks Gaming, the official NBA 2K esports franchise of the Knicks, subject to certain exceptions (e.g., regarding television and radio rights licensed to MSG Networks pursuant to separate media rights agreements). MSG Entertainment receives a commission from the Company, subject to certain exceptions set forth in the agreements. Commissions are generally set at 12.5% of gross revenue, and may be increased to 17.5% of gross revenue for sales above the annual target revenue for the year. Commissions may also be reduced to account for fulfillment costs associated with a particular sponsorship asset. For the year ended June 30, 2026, the Company recorded commission expense of approximately $12.6 million to MSG Entertainment.
The Company also pays annual sales operation fixed payments to MSG Entertainment associated with providing sponsorship sales services. For each subsequent year, the payment is 103% of the payment for the immediately preceding contract year. For the year ended June 30, 2026, the Company recorded sponsorship sales services expense of approximately $9.4 million to MSG Entertainment.
These agreements are subject to certain termination rights, including the right of each of the Company and MSG Entertainment to terminate if the Company and MSG Entertainment are no longer affiliates, and the Company’s right to terminate if certain sales thresholds are not met (unless MSG Entertainment pays the Company the shortfall). NBA consent is required to amend the Knicks’ sponsorship sales and service representation agreement.
Following the Rangers Distribution, the Rangers sponsorship sales and service representation agreement is between a subsidiary of MSG Rangers and MSG Entertainment.
Group Ticket Sales and Service Representation Agreement
In connection with the SPHR Distribution, the Company entered into a group ticket sales and service representation agreement with MSG Entertainment, with an initial term lasting until June 30, 2024 and automatically renewing annually thereafter, pursuant to which the Company is MSG Entertainment’s sales and service representative to sell group tickets and ticket packages. MSG Entertainment pays the Company a 7.5% commission on gross revenue derived from group ticket sales placed on behalf of MSG Entertainment by the Company and MSG Entertainment reimburses the Company for a share of certain of its costs, which is determined by mutual good faith agreement of the parties and revisited each month to cover costs such as sales and service staff and overhead allocated to commission sales. For the year ended June 30, 2026, the Company recorded revenue of approximately $6.4 million related to the group ticket sales and service representation agreement.
Other Arrangements and Agreements with MSG Entertainment
The Company subleases approximately 64,000 square feet of office space at Two Pennsylvania Plaza in New York City from MSG Entertainment. For the year ended June 30, 2026, the Company recorded approximately $8.0 million of sublease expense to MSG Entertainment pursuant to the sublease.

In addition, the Company is party to certain arrangements with MSG Entertainment pursuant to which the Company provides services associated with the management of ticketing, premium hospitality sales, sponsorship sales and other business operations services. For the year ended June 30, 2026, the Company recorded revenue of approximately $2.1 million related to services associated with the management of ticketing, premium hospitality sales, sponsorship sales and other business operations services from MSG Entertainment.
Arrangements with MSG Rangers
Rangers Distribution Agreement
On September 30, 2026, the Company entered into a Distribution Agreement with MSG Rangers (the “Rangers Distribution Agreement”) in connection with the Rangers Distribution.
Under the Rangers Distribution Agreement, the Company and MSG Rangers provided each other with indemnities with respect to certain liabilities, and released each other from certain claims, in each case arising out of each company’s business and other matters related to the Rangers Distribution.
The Rangers Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.
Transition Services Agreement
On September 30, 2026, the Company entered into a Transition Services Agreement with MSG Rangers (the “Transition Services Agreement”) in connection with the Rangers Distribution.
Under this agreement, in exchange for the fees specified in such agreement, the Company has agreed to provide certain corporate and other services to MSG Rangers. MSG Rangers similarly has agreed to provide certain transition services to the Company. The Company and MSG Rangers, as parties receiving services under the agreement, have agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement has agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.
Rangers Tax Disaffiliation Agreement
On September 30, 2026, the Company entered into a Tax Disaffiliation Agreement with MSG Rangers (the “Rangers Tax Disaffiliation Agreement”) that governs the Company’s and MSG Rangers’ respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters.
The Rangers Tax Disaffiliation Agreement requires that neither MSG Rangers nor any of its subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Rangers Distribution from qualifying as a tax-free transaction to the Company and to its stockholders under Section 355 of the Code, or would otherwise cause holders of the Company’s stock receiving MSG Ranger’s stock in the Rangers Distribution to be taxed as a result of the Rangers Distribution and certain transactions undertaken in connection with the Rangers Distribution.
Moreover, MSG Rangers must indemnify the Company and its subsidiaries, directors and officers for any taxes, resulting from action or failure to act, if such action or failure to act precludes the Rangers Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement
On September 30, 2026, the Company entered into an employee matters agreement (the “Employee Matters Agreement”) with MSG Rangers that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters following the Rangers Distribution.
Madison Square Garden Training Center Lease
On October 23, 2026, the Company entered into a lease with MSG Rangers with respect to the Company’s use of the Madison Square Garden Training Center with a term of 10 years. Pursuant to the lease, the Company will pay MSG Rangers an annual fixed rent of $2 million for the first contract year, and then for each subsequent year, the fixed rent will be 103% of the fixed rent for the immediately preceding contract year. The Company also reimburses MSG Rangers for certain operating expenses and capital expenditures that MSG Rangers incurs in connection with the Madison Square Garden Training Center.
Group Ticket Sales Services Agreement
On October 23, 2026, the Company entered into a group ticket sales services agreement with MSG Rangers, with an initial term lasting until June 30, 2027 and automatically renewing annually thereafter, pursuant to which the MSG Rangers is the Company’s sales and service representative to sell group tickets and ticket packages. The Company pays MSG Rangers a 7.5% commission on gross revenue derived from group ticket sales placed on behalf of the Company by the MSG Rangers and the Company reimburses MSG Rangers for a share of certain of its costs, which is determined by mutual good faith agreement of the parties and revisited each month to cover costs such as sales and service staff and overhead allocated to commission sales.
Other Arrangements and Agreements with MSG Rangers, MSG Entertainment, Sphere Entertainment and/or AMC Global Media
The Company, MSG Rangers, MSG Entertainment and Sphere Entertainment each routinely enter into sponsorship agreements with third-parties that include the assets of all or some of companies with either the Company, MSG Rangers, MSG Entertainment or Sphere Entertainment serving as the contracting party with the third-party sponsor. The Company entered into a sponsorship allocation agreement with MSG Rangers, MSG Entertainment and Sphere Entertainment pursuant to which the Company, MSG Rangers, MSG Entertainment and Sphere Entertainment distribute payments received under the third-party sponsorship agreements to each other generally in accordance with the relative value of the assets provided by each company under the respective third-party agreement. The Company, MSG Rangers, MSG Entertainment and Sphere Entertainment have also agreed to use commercially reasonable efforts to continue to receive the payments by the third-party sponsors, and have agreed that none of the parties will take any action that would cause another party to be in breach under the third-party agreements (to the extent they had knowledge or reason to have knowledge of such agreement), as well as to consult with the other parties in the event of a breach by a third-party sponsor.
The Company has agreed to share certain executive support costs, including office space, executive assistants, security and transportation costs, for the Company’s Executive Chairman and Chief Executive Officer with Sphere Entertainment, MSG Entertainment and, following the Rangers Distribution, MSG Rangers, for the Company’s Executive Vice President, with Sphere Entertainment, AMC Global Media and, following the Rangers Distribution, MSG Rangers, and for the Company’s Vice Chairman, with Sphere Entertainment, MSG Entertainment, AMC Global Media and, following the Rangers Distribution, MSG Rangers. The Company’s portion of such executive support expenses for the fiscal year ended June 30, 2026 was $737,223. The Company has also agreed to allocate certain costs with MSG Rangers, MSG Entertainment and Sphere Entertainment in connection with services provided by employees of the Company, MSG Entertainment or Sphere Entertainment, as applicable, to the Company, MSG Rangers, MSG Entertainment or Sphere Entertainment, as applicable. In addition, the Company has entered into a number of commercial and other arrangements and agreements with MSG Rangers and its subsidiaries, MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Global Media and its subsidiaries, none of which are material to the Company. For the fiscal year ended June 30, 2026, these included, but were not limited to, arrangements for the use of equipment, lease and use of offices and other premises, provision of transport services and vendor services, access to technology, certain licensing agreements, sponsorship agreements, certain trademark licensing agreements and lease of suites and sponsorship of the Company and its professional sports teams, as applicable.
In addition, the Company and each of MSG Rangers, MSG Entertainment, Sphere Entertainment and AMC Global Media are or were party to aircraft arrangements described below. See “— Aircraft Arrangements” and “— Dolan Family Arrangements.”

AIRCRAFT ARRANGEMENTS
The Company has various arrangements with subsidiaries of MSG Entertainment and Sphere Entertainment, pursuant to which the Company has the right to lease on non-exclusive (“dry-lease”) basis an aircraft leased by MSG Entertainment, the Company has the right to lease on a “time-sharing” basis” an aircraft to which MSG Entertainment has access and MSG Entertainment and Sphere Entertainment have the right to lease on a dry-lease basis certain aircraft leased by the Company, and pursuant to which MSG Entertainment provides certain aircraft support services. Pursuant to these arrangements, the Company made payments to MSG Entertainment of $5,436,499, and MSG Entertainment and Sphere Entertainment each made payments to the Company of $2,287,968 during the fiscal year ended June 30, 2026.
The Company has agreed to an allocation of the costs of personal helicopter use (including commutation) and personal aircraft use with MSG Entertainment, Sphere Entertainment, AMC Global Media and, following the Rangers Distribution, MSG Rangers, in each case, for certain shared executives. The Company’s portion of such expenses during the fiscal year ended June 30, 2026 was $582,518. See “Compensation Discussion & Analysis — Perquisites — Aircraft Arrangements.”

DOLAN FAMILY ARRANGEMENTS
From time to time, certain services of the Company may be made available to members of the Dolan family and to entities owned by them. It is the policy of the Company to receive reimbursement for the costs of these services. In addition, see “Stock Ownership Table” for a description of registration rights agreements among the Dolan family interests and the Company.

OTHER
Quentin F. Dolan, a director and the son of James L. Dolan, the Executive Chairman and Chief Executive Officer of the Company, has been employed by a subsidiary of the Company in a non-executive capacity since May 2022. For the fiscal year ended June 30, 2026, Mr. Quentin F. Dolan earned $2,449,015 in his capacity as a non-executive employee.

CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST
Our Executive Chairman and Chief Executive Officer, James L. Dolan, also serves as the Executive Chairman and Chief Executive Officer of MSG Rangers, MSG Entertainment and Sphere Entertainment, our Executive Vice President, David Granville-Smith, also serves as Executive Vice President of MSG Rangers, Sphere Entertainment and AMC Global Media, our Executive Vice President, Chief Financial Officer and Treasurer also serves as Executive Vice President, Chief Financial Officer and Treasurer of MSG Rangers, our Executive Vice President and Chief Legal Officer also serves as Executive Vice President and Chief Legal Officer of MSG Rangers and our Senior Vice President, Deputy General Counsel and Secretary, Mark C. Cresitello, serves as Senior Vice President, Deputy General Counsel and Secretary of MSG Rangers, MSG Entertainment and Sphere Entertainment. Three of our director nominees (including James L. Dolan) also serve as directors of MSG Rangers. Seven of our director nominees (including James L. Dolan) also serve as directors of MSG Entertainment. Nine of our director nominees (including James L. Dolan) also serve as directors of Sphere Entertainment. Four of our director nominees (including James L. Dolan) also serve as directors of AMC Global Media. Gregg G. Seibert, the Company’s Vice Chairman, also serves as Vice Chairman of MSG Rangers, MSG Entertainment, Sphere Entertainment and AMC Global Media. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting the Company, on the one hand, and MSG Rangers, MSG Entertainment, Sphere Entertainment or AMC Global Media, on the other hand. For example, there is the potential for a conflict of interest when we and MSG Rangers, MSG Entertainment, Sphere Entertainment and/or AMC Global Media look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between MSG Rangers, MSG Entertainment, Sphere Entertainment, including MSG Networks as a subsidiary of Sphere Entertainment, and/or AMC Global Media and us. In addition, certain of our officers and directors own MSG Rangers, MSG Entertainment, Sphere Entertainment and/or AMC Global Media stock, restricted stock units, performance stock units, stock options and/or performance stock options.
These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company, MSG Rangers, MSG Entertainment, Sphere Entertainment or AMC Global Media. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.
Our Articles of Incorporation acknowledge that the Company may have overlapping directors and officers with MSG Entertainment, Sphere Entertainment and AMC Global Media and their respective subsidiaries and that the Company may engage in material business transactions with such entities. In our Articles of Incorporation, the Company has renounced its rights to certain business opportunities and provided that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to MSG Entertainment, Sphere Entertainment or AMC Global Media or any of their respective subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. The Articles of Incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and MSG Entertainment, Sphere Entertainment and AMC Global Media and/or any of their respective subsidiaries and provide that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders. In connection with the Rangers Distribution, our Board adopted an Overlap Policy to extend the same provisions to overlapping directors and officers with MSG Rangers.

RELATED PARTY TRANSACTION APPROVAL POLICY
The Company has adopted a written policy whereby an Independent Committee of our Board reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries and in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds the dollar threshold set forth in Item 404 of Regulation S-K adopted by the SEC (currently $120,000). To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on the Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director.
In addition, our Board has adopted an approval policy for transactions with MSG Rangers, MSG Entertainment, Sphere Entertainment and AMC Global Media and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Rangers and its subsidiaries, MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and/or AMC Global Media and its subsidiaries, on the other hand, in which the amount exceeds $1 million. In addition, an Independent Committee receives a quarterly update from the Company’s internal audit function of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of MSG Rangers and its subsidiaries, MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Global Media and its subsidiaries, on the other hand regardless of value. To simplify the administration of the approval process under this policy, an Independent Committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of the intercompany arrangements under the policy but does cover any amendments, modifications, terminations or extensions involving amounts in excess of $1 million, as well as the handling and resolution of any disputes involving amounts in excess of $1 million. Our executive officers and directors who are also senior executives or directors of MSG Rangers, MSG Entertainment, Sphere Entertainment and/or AMC Global Media may participate in the negotiation, execution, amendment, modification, or termination of intercompany arrangements subject to the policy, as well as in any resolution of disputes thereunder, on behalf of any or all of the Company, MSG Rangers, MSG Entertainment, Sphere Entertainment and/or AMC Global Media, as applicable, in each case under the direction or ultimate approval of an Independent Committee or the comparable committee of the board of directors of the Company, MSG Rangers, MSG Entertainment, Sphere Entertainment and/or AMC Global Media, as applicable.
Our related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the Company’s independent directors and by a majority of the directors elected by holders of our Class B Common Stock. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of the NYSE’s corporate governance standards.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, certain executive officers and persons who beneficially own more than 10% of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the Company to identify anyone who failed to file a required report or filed a late report during the fiscal year ended June 30, 2026.
Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE

The following table sets forth, to the best of the Company’s knowledge and belief, certain information as of October 15, 2026 with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person that beneficially holds more than 5% of any class of the outstanding shares of the Company based on the Company’s review of SEC filings, (ii) each director or director nominee of the Company and (iii) each NEO of the Company.

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group (3) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	605,571	3.1%	70.7%
	Class B Common Stock	4,529,517	100.0%
James L. Dolan (3)(4)(6)(16)(21) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock	244,103	1.2%	23.2%
	Class B Common Stock	1,480,410	32.7%
Thomas C. Dolan (3)(5)(7)(17)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	37,478	*	12.0%
	Class B Common Stock	776,951	17.2%
Brian G. Sweeney (3)(5)(8)(11)(19)(24) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	93,842	*	11.2%
	Class B Common Stock	714,294	15.8%
Paul J. Dolan (3)(5)(9)(16)(20) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	75,683	*	14.2%
	Class B Common Stock	911,651	20.1%
Charles P. Dolan (5)	Class A Common Stock	435	*	*
	Class B Common Stock	—	—
Quentin F. Dolan (4)(5)	Class A Common Stock	441	*	*
	Class B Common Stock	—	—
Ryan T. Dolan (5)	Class A Common Stock	576	*	*
	Class B Common Stock	—	—
Irving Azoff	Class A Common Stock	—	—	—
	Class B Common Stock	—	—
Ivan Seidenberg (5)	Class A Common Stock	—	—	—
	Class B Common Stock	—	—
Vincent Tese (5)	Class A Common Stock	3,744	*	*
	Class B Common Stock	—	—
Isiah L. Thomas III	Class A Common Stock	—	—	—
	Class B Common Stock	—	—
Anthony J. Vinciquerra (5)	Class A Common Stock	—	—	—
	Class B Common Stock	—	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Jamaal T. Lesane (4)	Class A Common Stock	8,938	*	*
	Class B Common Stock	—	—
David Granville-Smith (4)	Class A Common Stock	15,368	*	*
	Class B Common Stock	—	—
Paul DiCicco (4)	Class A Common Stock	—	—	—
	Class B Common Stock	—	—
Victoria M. Mink (4)	Class A Common Stock	17,152	*	*
	Class B Common Stock	—	—
Bryan Warner (4)	Class A Common Stock	—	—	—
	Class B Common Stock	—	—
All current executive officers and directors as a group (3) – (10)	Class A Common Stock	451,688	2.3%	51.2%
	Class B Common Stock	3,278,982	72.4%
Deborah A. Dolan-Sweeney (3)(5)(8)(11)(19)(24) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	93,842	*	11.2%
	Class B Common Stock	714,294	15.8%
Kathleen M. Dolan (3)(12)(16)-(20)(25) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	96,405	*	35.5%
	Class B Common Stock	2,292,969	50.6%
Marianne E. Dolan Weber (3)(5)(10)(18)(23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	60,981	*	11.8%
	Class B Common Stock	760,899	16.8%
Mary S. Dolan (3)(13)(19)(21) – (25) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	44,102	*	45.4%
	Class B Common Stock	2,942,389	65.0%
Matthew J. Dolan (3)(14)(17)(18) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	30,576	*	9.4%
	Class B Common Stock	605,920	13.4%
Corby Dolan Leinauer (3)(15)(21) – (25) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	23,989	*	40.4%
	Class B Common Stock	2,618,062	57.8%
Charles F. Dolan Children Trust FBO James L. Dolan (3)(6)(9)(12)(16) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock	29,249	*	9.4%
	Class B Common Stock	604,324	13.3%
Charles F. Dolan Children Trust FBO Thomas C. Dolan (3)(7)(12)(14)(17) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	13,295	*	4.8%
	Class B Common Stock	308,986	6.8%

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan Children Trust FBO Marianne Dolan Weber (3)(10)(12)(14)(18) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	15,954	*	4.6%
	Class B Common Stock	296,934	6.6%
Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney (3)(8)(11)(12)(13)(19) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	15,954	*	5.0%
	Class B Common Stock	323,327	7.1%
Charles F. Dolan Children Trust FBO Kathleen M. Dolan (3)(9)(12)(20) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	15,954	*	4.7%
	Class B Common Stock	306,327	6.8%
Charles F. Dolan 2009 Family Trust FBO James L. Dolan (3)(6)(13)(15)(21) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock	4,431	*	12.7%
	Class B Common Stock	824,635	18.2%
Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan (3)(7)(13)(15)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock	4,431	*	7.2%
	Class B Common Stock	467,965	10.3%
Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber (3)(10)(13)(15)(23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	4,431	*	6.7%
	Class B Common Stock	436,260	9.6%
Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (3)(8)(11)(13)(15)(24) P.O. Box 509 Oyster Bay, NY 11771	Class A Common Stock	4,431	*	6.0%
	Class B Common Stock	390,967	8.6%
Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan (3)(12)(13)(15)(25) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock	4,431	*	6.4%
	Class B Common Stock	418,061	9.2%
Silver Lake Entities (26) 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025	Class A Common Stock	1,865,862	9.5%	2.9%
	Class B Common Stock	—	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
BlackRock, Inc. (27) 50 Hudson Yards New York, NY 10001	Class A Common Stock	1,959,824	10.0%	3.0%
	Class B Common Stock	—	—
T. Rowe Price Investment Management, Inc. (28) 1307 Point Street Baltimore, MD 21231	Class A Common Stock	1,096,758	5.6%	1.7%
	Class B Common Stock	—	—
___________________
*Less than 1%.
(1)Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock. Share ownership reflects rounding for share-based compensation in the aggregate, not by specific tranche or award. For purposes of this table, fractional shares have been rounded to the nearest whole share.
(2)Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has ten votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A Common Stock have the right to elect 25% of our Board rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of our Board.
(3)Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act. The members of this group (the “Group Members”) are: James L. Dolan; Thomas C. Dolan; Kathleen M. Dolan, individually and as co-trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts” and individually, a “Dolan Children Trust”) and as sole trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney; Patrick F. Dolan; the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”); the CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan and the CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber (collectively, the “CFD 2010 Grandchildren Trusts”); the Marianne E. Dolan Weber 2012 Descendants Trust (the “MDW 2012 Descendants Trust”); the Kathleen M. Dolan 2012 Descendants Trust (the “KMD 2012 Descendants Trust”); the CFD 2021 GC Trust FBO Kevyn A. Dolan and the CFD 2021 GC Trust FBO Tara E. Dolan (collectively, the “CFD 2021 GC Trusts”); the Ryan Dolan 1989 Trust; and the Tara Dolan 1989 Trust. Individuals who are not Group Members but are trustees of trusts that are Group Members also include Corby Dolan Leinauer as co-trustee of each of the 2009 Family Trusts, the CFD 2010 Grandchildren Trusts and the CFD 2021 GC Trusts; Paul J. Dolan, as co-trustee of the Dolan Children Trust FBO Kathleen M. Dolan, the Dolan Children Trust FBO James L. Dolan and the KMD 2012 Descendants Trust; Matthew J. Dolan, as co-trustee of the Dolan Children Trust FBO Marianne Dolan Weber; Mary S. Dolan, as a co-trustee of the Dolan Children Trust FBO Deborah Dolan-Sweeney, each of the 2009 Family Trusts, the CFD 2010 Grandchildren Trusts, the KMD 2012 Descendants Trust and the CFD 2021 GC Trusts; and Richard Baccari, as sole trustee of the MDW 2012 Descendants Trust. The Group Members may be deemed to beneficially own an aggregate of (i) 605,571 shares of Class A Common Stock and (ii) 4,529,517 shares of Class B Common Stock and the equal number of shares of

Class A Common Stock issuable upon conversion thereof. Group Members in the aggregate may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 4,529,517 shares of Class B Common Stock (representing all outstanding Class B Common Stock) and the equal number of shares of Class A Common Stock issuable upon conversion thereof by reason of the terms of an agreement among the Group Members. Individuals who are not Group Members but are trustees of trusts that are Group Members may be deemed to beneficially own an additional 38,518 shares of Class A Common Stock that are not beneficially owned by Group Members.
(4)Does not include unvested restricted stock units, target amount of unvested performance stock units or stock options granted under the Employee Stock Plan (except for restricted stock units and performance stock units subject to vesting and stock options exercisable, in each case, within 60 days of October 15, 2026). The excluded number of restricted stock units for the following individuals are: Messrs. James L. Dolan, 29,256 units; Quentin F. Dolan, 50 units; Jamaal T. Lesane, 5,627 units; David Granville-Smith, 6,378 units; Paul DiCicco, 813 units; and Bryan Warner, 1,752 units. The excluded number of target performance stock units for the following individuals are: Messrs. James L. Dolan, 48,740 units; Quentin F. Dolan, 150 units; Jamaal T. Lesane, 9,374 units; David Granville-Smith, 10,624 units; Paul DiCicco 813 units; Bryan Warner, 2,751 units; and Ms. Victoria M. Mink, 7,144 units.
(5)Does not include restricted stock units granted under the Director Stock Plan. The excluded number of restricted stock units for each of the following individuals is: Messrs. Charles P. Dolan, 7,501 units; Paul J. Dolan, 5,308 units; Quentin F. Dolan, 884 units; Ryan T. Dolan, 5,347 units; Thomas C. Dolan, 7,501 units; Ivan Seidenberg, 7,873 units; Brian G. Sweeney, 7,501 units; Vincent Tese, 7,871 units; Anthony J. Vinciquerra, 6,274 units; and Ms. Marianne E. Dolan Weber, 6,872 units.
(6)James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 204,996 shares of Class A Common Stock (including 204,505 shares of Class A Common Stock owned personally, 189,613 of which have been pledged in support of one or more margin accounts as of February 25, 2026 and 491 shares of Class A Common Stock held as custodian for minor children or household members) and 51,451 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally, and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 39,107 shares of Class A Common Stock (including 416 shares of Class A Common Stock owned jointly with his spouse, 5,011 shares of Class A Common Stock owned personally by his spouse, 4,431 shares of Class A Common Stock owned by CFD 2009 Family Trust LLC, a subsidiary of the 2009 Family Trust for his benefit, all of which have been pledged in support of one or more margin accounts as of February 25, 2026, and 29,249 shares of Class A Common Stock owned by CFD 2009 Children’s Trust LLC, a subsidiary of the Dolan Children Trust for his benefit, all of which have been pledged in support of one or more margin accounts as of February 25, 2026) and 1,428,959 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 824,635 shares of Class B Common Stock owned by the 2009 Family Trust for his benefit and 604,324 shares of Class B Common Stock owned by the Dolan Children Trust for his benefit). He disclaims beneficial ownership of 491 shares of Class A Common Stock held as custodian for minor children or household members, 5,011 shares of Class A Common Stock owned personally by his spouse, 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for his benefit, 29,249 shares of Class A Common Stock owned by the Dolan Children Trust for his benefit and 1,428,959 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 824,635 shares of Class B Common Stock owned by the 2009 Family Trust for his benefit and 604,324 shares of Class B Common Stock owned by the Dolan Children Trust for his benefit).
(7)Thomas C. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 19,752 shares of Class A Common Stock owned personally and (b) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 17,726 shares of Class A Common Stock (including 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for his benefit and 13,295 shares of Class A Common Stock owned by the Dolan Children Trust for his benefit) and 776,951 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 467,965 shares of Class B Common Stock owned by the 2009 Family Trust for his benefit and 308,986 shares of Class B Common Stock owned by the Dolan Children Trust for his benefit). He disclaims beneficial ownership of 17,726 shares of Class A Common Stock (including 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for his benefit and 13,295 shares of Class A Common Stock owned by the Dolan Children Trust for his benefit) and 776,951 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 467,965 shares of Class B Common Stock owned by the 2009 Family Trust for his benefit and 308,986 shares of Class B Common Stock owned by the Dolan Children Trust for his benefit).

(8)Brian G. Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 15,182 shares of Class A Common Stock owned personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 78,660 shares of Class A Common Stock (including 6,872 shares of Class A Common Stock owned by his spouse, Deborah A. Dolan-Sweeney, an aggregate of 2,247 shares of Class A Common Stock held in trust for his children for which he serves as trustee, 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for the benefit of his spouse, 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of his spouse and 49,156 Shares of Class A Common Stock owned by Beathra Foundation) and 714,294 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 390,967 shares of Class B Common Stock owned by the 2009 Family Trust for the benefit of his spouse and 323,327 shares of Class B Common Stock owned by the Dolan Children Trust for the benefit of his spouse). He disclaims beneficial ownership of 6,872 shares of Class A Common Stock owned by his spouse, 2,247 shares of Class A Common Stock held in trusts for his children for which he serves as trustee, 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for the benefit of his spouse and 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of his spouse and 49,156 Shares of Class A Common Stock owned by Beathra Foundation and 714,294 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 390,967 shares of Class B Common Stock owned by the 2009 Family Trust for the benefit of his spouse and 323,327 shares of Class B Common Stock owned by the Dolan Children Trust for the benefit of his spouse).
(9)Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 30,480 shares of Class A Common Stock owned by the CFD Trust No. 10 for which he serves as trustee, and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 45,203 shares of Class A Common Stock owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 911,651 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including an aggregate of 910,651 shares of Class B Common Stock owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee and 1,000 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 75,683 shares of Class A Common Stock (including 30,480 shares of Class A Common Stock owned by the CFD Trust No. 10, for which he serves as trustee, and an aggregate of 45,203 shares of Class A Common Stock owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and 911,651 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including an aggregate of 910,651 shares of Class B Common Stock owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee and 1,000 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust).
(10)Marianne E. Dolan Weber may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 8,063 shares of Class A Common Stock owned personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 52,918 shares of Class A Common Stock (including 32,533 shares of Class A Common Stock owned by the Heartfelt Wings Foundation Inc., 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for her benefit and 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit) and an aggregate of 760,899 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 436,260 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit, 296,934 shares of Class B Common Stock owned by the Dolan Children Trust for her benefit, 18,703 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust FBO her Descendants and 9,002 shares of Class B Common Stock owned by the Marianne E. Dolan Weber 2012 Descendants Trust). She disclaims beneficial ownership of 52,918 shares of Class A Common Stock (including 32,533 shares of Class A Common Stock owned by the Heartfelt Wings Foundation Inc.,15,954 shares of Class A Common Stock owned by the Dolan Children Trust for her benefit and 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit) and an aggregate of 760,899 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 436,260 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit, 296,934 shares of Class B Common Stock owned by the Dolan Children Trust for her benefit, 18,703 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust FBO her Descendants and 9,002 shares of Class B Common Stock owned by the Marianne E. Dolan Weber 2012 Descendants Trust).
(11)Deborah A. Dolan-Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,872 shares of Class A Common Stock owned personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 86,970 shares of Class A Common Stock

(including 15,182 shares of Class A Common Stock owned by her spouse, 2,247 shares of Class A Common Stock held by trusts for her children for which her spouse serves as trustee, 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit, 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for her benefit and 49,156 shares of Class A Common Stock owned by the Beathra Foundation), and 714,294 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 390,967 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit and 323,327 shares of Class B Common Stock owned by the Dolan Children Trust for her benefit). She disclaims beneficial ownership of 86,970 shares of Class A Common Stock (including 15,182 shares of Class A Common Stock owned by her spouse, 2,247 shares of Class A Common Stock held by trusts for her children for which her spouse serves as trustee, 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit, 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for her benefit and 49,156 shares of Class A Common Stock owned by the Beathra Foundation), and 714,294 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 390,967 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit and 323,327 shares of Class B Common Stock owned by the Dolan Children Trust for her benefit).
(12)Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,568 shares of Class A Common Stock owned personally and an aggregate of 10,104 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 5,052 shares of Class B Common Stock owned by the Ryan Dolan 1989 Trust and 5,052 shares of Class B Common Stock owned by the Tara Dolan 1989 Trust, for which she serves as sole trustee) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 94,837 shares of Class A Common Stock (including 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit and an aggregate of 90,406 shares of Class A Common Stock owned by the Dolan Children Trusts, for which she serves as co-trustee) and an aggregate of 2,282,865 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 418,061 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit, 1,839,898 shares of Class B Common Stock owned by the Dolan Children Trusts, for which she serves as co-trustee, 23,906 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust FBO her Descendants and 1,000 Shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust). She disclaims beneficial ownership of 94,837 shares of Class A Common Stock (including 4,431 shares of Class A Common Stock owned by the 2009 Family Trust for her benefit and an aggregate of 90,406 shares of Class A Common Stock owned by the Dolan Children Trusts, for which she serves as co-trustee) and an aggregate of 2,292,969 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 5,052 shares of Class B Common Stock owned by the Ryan Dolan 1989 Trust and 5,052 shares of Class B Common Stock owned by the Tara Dolan 1989 Trust, for which she serves as sole trustee, 418,061 shares of Class B Common Stock owned by the 2009 Family Trust for her benefit, 1,839,898 shares of Class B Common Stock owned by the Dolan Children Trusts, for which she serves as co-trustee, 23,906 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trust FBO her Descendants and 1,000 Shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust).
(13)Mary S. Dolan may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 2,274 shares of Class A Common Stock held as custodian for one or more minor children and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 41,828 shares of Class A Common Stock (including 2,603 shares of Class A Common Stock owned jointly with her spouse, 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 22,155 shares of Class A Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 2,942,389 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 323,327 shares of Class B Common Stock owned by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 2,553,453 shares of Class B Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee, 42,609 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trusts, for which she serves as a co-trustee, 1,000 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust, for which she serves as a co-trustee, 11,000 shares of Class B Common Stock owned by the CFD 2021 GC Trust FBO Kevyn A. Dolan, for which she serves as a co-trustee and 11,000 shares of Class B Common Stock owned by the CFD 2021

GC Trust FBO Tara E. Dolan, for which she serves as a co-trustee). She disclaims beneficial ownership of 2,274 shares of Class A Common Stock held as custodian for one or more minor children, 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 22,155 shares of Class A Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee, and an aggregate of 2,942,389 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 323,327 shares of Class B Common Stock owned by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 2,553,453 shares of Class B Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee, 42,609 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trusts, for which she serves as a co-trustee, 1,000 shares of Class B Common Stock owned by the Kathleen M. Dolan 2012 Descendants Trust, for which she serves as a co-trustee, 11,000 shares of Class B Common Stock owned by the CFD 2021 GC Trust FBO Kevyn A. Dolan, for which she serves as a co-trustee and 11,000 shares of Class B Common Stock owned by the CFD 2021 GC Trust FBO Tara E. Dolan, for which she serves as a co-trustee).
(14)Matthew J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 795 shares of Class A Common Stock (including 408 shares of Class A Common Stock owned personally and 387 shares of Class A Common Stock held as custodian for a minor child) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 29,781 shares of Class A Common Stock (including 316 shares of Class A Common Stock owned jointly with his spouse, 216 shares of Class A Common Stock held by his spouse as custodian for a minor child and 29,249 shares of Class A Common Stock owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 605,920 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne E. Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of 387 shares of Class A Common Stock held as custodian for a minor child, 216 shares of Class A Common Stock held by his spouse as custodian for a minor child and an aggregate of 29,249 shares of Class A Common Stock owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee, and an aggregate of 605,920 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee.
(15)Corby Dolan Leinauer may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 23,989 shares of Class A Common Stock (including 164 shares of Class A Common Stock owned jointly with her spouse, 554 shares of Class A Common Stock owned by the Leinauer Family Education Trust, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, and 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), and an aggregate of 22,155 shares of Class A Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee), and an aggregate of 2,618,062 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 2,553,453 shares of Class B Common Stock owned by the 2009 Family Trusts, 42,609 shares of Class B Common Stock owned by CFD 2010 Grandchildren Trusts, 11,000 shares of Class B Common Stock owned by the CFD 2021 GC Trust FBO Kevyn A. Dolan, and 11,000 shares of Class B Common Stock owned by the CFD 2021 GC Trust FBO Tara E. Dolan), for which she serves as co-trustee. She disclaims beneficial ownership of 554 shares of Class A Common Stock owned by the Leinauer Family Education Trust, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, and 279 shares of Class A Common Stock owned by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), an aggregate of 22,155 shares of Class A Common Stock owned by the 2009 Family Trusts, for which she serves as co-trustee and an aggregate of 2,618,062 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 2,553,453 shares of Class B Common Stock owned by the 2009 Family Trusts, 42,609 shares of Class B Common Stock owned by CFD 2010 Grandchildren Trusts, 11,000 shares of Class B Common Stock owned by the CFD 2021 GC Trust FBO Kevyn A. Dolan, and 11,000 shares of Class B Common Stock owned by the CFD 2021 GC Trust FBO Tara E. Dolan), for which she serves as co-trustee.
(16)Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(17)Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(18)Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.
(19)Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.
(20)Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(21)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(22)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(23)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.
(24)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.
(25)Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(26)Based upon a Schedule 13D (Amendment No. 3) filed on December 26, 2018, SLP Investment Holdco, L.P. (“SLP Holdco”), SLP Investment Holdings, L.L.C., Silver Lake Technology Associates IV, L.P., SLTA IV (GP), L.L.C., Silver Lake Group, L.L.C., Silver Lake Partners V DE (AIV) Marquee, L.P. (“SLP V Marquee”), Silver Lake Technology Investors V DE (AIV) Marquee, L.P. (“SLTI V Marquee”), Silver Lake Technology Associates V Marquee, L.P., SLTA V (GP) Marquee, L.L.C., and SLP Marquee Investor, L.L.C. (together, the “Silver Lake Entities”) beneficially owns an aggregate of 1,865,862 shares of Class A Common Stock. The 1,865,862 shares of Class A Common Stock beneficially owned by the Silver Lake Entities includes (i) 939,996 shares of Class A Common Stock held by SLP Holdco, (ii) 912,811 shares of Class A Common Stock held by SLP V Marquee and (iii) 13,055 shares of Class A Common Stock held by SLTI V Marquee. SLP Holdco has shared voting power over 939,996 shares of Class A Common Stock, and shared dispositive power over 939,996 shares of Class A Common Stock. SLP V Marquee has shared voting power over 912,811 shares of Class A Common Stock, and shared dispositive power over 912,811 shares of Class A Common Stock. SLTI V Marquee has shared voting power over 13,055 shares of Class A Common Stock, and shared dispositive power over 13,055 shares of Class A Common Stock.
(27)Based upon a Schedule 13G (Amendment No. 3) filed with the SEC on January 8, 2026, BlackRock, Inc. and certain of its subsidiaries (together, “BlackRock”) beneficially owns an aggregate of 1,959,824 shares of Class A Common Stock. BlackRock has sole voting power over 1,930,393 shares of Class A Common Stock and sole dispositive power over 1,959,824 shares of Class A Common Stock.
(28)Based upon a Schedule 13G filed with the SEC on August 14, 2026, T. Rowe Price Investment Management, Inc. (“T. Rowe Price”) beneficially owns 1,096,758 shares of Class A Common Stock. T. Rowe Price has sole voting power over 1,074,218 shares of Class A Common Stock and sole dispositive power over 1,096,758 shares of Class A Common Stock.

As a result of their ownership of all of the shares of Class B Common Stock, certain members of the Dolan family, including certain trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”), are able collectively to control stockholder decisions on matters on which holders of our Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Company’s Board. The members of the Dolan Family Group holding Class B Common Stock are parties to a Stockholders Agreement, which has the effect of causing the voting power of the holders of our Class B Common Stock to be cast as a block with respect to all matters to be voted on by holders of our Class B Common Stock. Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan Family Group (representing all of the outstanding Class B Common Stock) are to be voted on all matters in accordance with the determination of the Dolan Family Committee (as defined below), except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B Common Stock owned by certain Dolan family trusts that collectively own approximately 98.6% of the outstanding Class B Common Stock (“Excluded Trusts”). The “Dolan Family Committee” consists of James L. Dolan, Thomas C. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne E. Dolan Weber and Deborah A. Dolan-Sweeney. The Dolan Family Committee generally acts by majority vote, except that approval of a going-private transaction must be approved by a two-thirds vote and approval of a change in control transaction must be approved by not less than all but one vote. The voting members of the Dolan Family Committee are James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and Marianne E. Dolan Weber, with each member having one vote other than James L. Dolan, who has two votes. Because James L. Dolan has two votes, he has the ability to block Dolan Family Committee approval of any Company change in control transaction. Shares of Class B Common Stock owned by Excluded Trusts will on all matters be voted in accordance with the determination of the Excluded Trusts holding a majority of the Class B Common Stock held by all Excluded Trusts, except in the case of a vote on a going-private transaction or a change in control transaction, in which case a vote of trusts holding two-thirds of the Class B Common Stock owned by the Excluded Trusts is required.
The holders of our Class B Common Stock (other than the Charles F. Dolan Children Trusts) and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 15, 2026, the Dolan Parties owned approximately 2.7 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 59.4% of our Class B Common Stock as well as 515,165 shares of Class A Common Stock, which represented approximately 2.6% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 13.3% of our Common Stock and 42.2% of the aggregate voting power of our Common Stock.
The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 15, 2026, the Children Trusts owned approximately 1.8 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 40.6% of our Class B Common Stock, as well as 90,406 shares of Class A Common Stock, which represented 0.5% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 8.0% of our Common Stock and 28.5% of the aggregate voting power of our Common Stock.
In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such shares will be converted into shares of Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to any other shares of Class B Common Stock (including the Dolan Shares).
The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement are included as exhibits to our 2026 Form 10-K, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements as filed.

OTHER MATTERS

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
Our stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2027 annual meeting and have those proposals included in the proxy materials to be distributed by us in connection with our 2027 annual meeting must submit their proposals to MSG Knickerbockers Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121 on or before June 29, 2027. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2027 proxy statement.
In accordance with our Bylaws, in order for proposals, including stockholder director nominations for election, to be properly brought before the 2027 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to MSG Knickerbockers Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121, not less than 60 nor more than 90 days prior to the date of the 2027 annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder, any material interest of such stockholder in the proposal (other than as a stockholder) and any additional information required under the rules of the SEC. Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any additional information required under the rules of the SEC. Any notice delivered with respect to proposals by stockholders and persons nominated for election as directors by stockholders must also include (a) a representation that the stockholder that submitted the notice is a stockholder of record (as defined in Section 78.010(1)(k) of the Nevada Revised Statutes) of the Company entitled to vote at such meeting of the Company on the matter proposed and intends to appear in person at such meeting to propose its nomination or other business and (b) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Bylaws.

2026 FORM 10-K
A copy of the 2026 Form 10-K, as filed with the SEC, will be sent to any stockholder, without charge, upon written request by regular mail or by email addressed to MSG Knickerbockers Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

You also may obtain our 2026 Form 10-K at the SEC’s website, www.sec.gov, or at www.msgknicks.com under Investors — Financials — SEC Filings.

Mark C. Cresitello Secretary
New York, New York
October 27, 2026

ANNEX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
During the fourth quarter of fiscal year 2023, the Company amended the definition of adjusted operating income (loss) (“AOI”) so that the impact of the non-cash portion of operating lease costs related to the Company’s Arena License Agreements with MSG Entertainment is no longer excluded.
The Company believes that presenting AOI, a non-GAAP measure, is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. The Company defines adjusted operating income (loss) as operating income (loss) excluding (1) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (2) share-based compensation expense or benefit, (3) restructuring charges or credits, (4) gains or losses on sales or dispositions of businesses, (5) the impact of purchase accounting adjustments related to business acquisitions and (6) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company’s business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, the Company believes that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).
The Company believes adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze the Company’s performance. Internally, the Company uses revenues and adjusted operating income (loss) as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.
Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows provided by (used in) operating activities and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
All dollar amounts included in this Annex A are presented in thousands, except as otherwise noted. The following is a reconciliation of operating income (loss) (GAAP) to adjusted operating income (loss) (non-GAAP) for each of the fiscal years ended June 30, 2026, 2025, 2024, 2023 and 2022 as disclosed in our Annual Report on Form 10-K for the relevant fiscal year. See each of our Annual Reports on Form 10-K for the fiscal year ended June 30, 2026, 2025, 2024, 2023 and 2022 for additional information.

A-1

The following is a reconciliation of operating income (GAAP) to adjusted operating income (non-GAAP):

Year Ended June 30, 2026
Operating income	$28,868
Depreciation and amortization	3,179
Share-based compensation	21,524
Restructuring charges	2,078
Remeasurement of deferred compensation plan liabilities	3,077
Adjusted operating income(1)	$58,726

Year Ended June 30, 2025
Operating income	$14,808
Depreciation and amortization	3,218
Share-based compensation	17,935
Remeasurement of deferred compensation plan liabilities	2,195
Adjusted operating income(1)	$38,156

Year Ended June 30, 2024
Operating income	$146,038
Depreciation and amortization	3,164
Share-based compensation	21,291
Remeasurement of deferred compensation plan liabilities	1,749
Adjusted operating income(1)	$172,242

Year Ended June 30, 2023
Operating income	$85,174
Depreciation and amortization	3,577
Share-based compensation	25,203
Remeasurement of deferred compensation plan liabilities	1,091
Adjusted operating income(1)	$115,045
___________________
(1)The Company has amended the definition of adjusted operating income so that the impact of the non-cash portion of operating lease costs related to the Company’s Arena License Agreements with MSG Entertainment is no longer excluded. Pursuant to GAAP, recognition of operating lease costs is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease costs is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Adjusted operating income includes operating lease costs of (i) $45,374, $44,052, $42,769 and $41,524 of expense paid in cash for the years ended June 30, 2026, 2025, 2024 and 2023, respectively, and (ii) a non-cash expense of $22,245, $23,566, $24,850 and $26,096, for the years ended June 30, 2026, 2025, 2024 and 2023, respectively.

Year Ended June 30, 2022
Operating income	$86,080
Deferred rent	27,305
Depreciation and amortization	5,042
Share-based compensation	24,245
Remeasurement of deferred compensation plan liabilities	(461)
Adjusted operating income	$142,211

A-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T04131-P57643-Z93872 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MSG KNICKERBOCKERS CORP. TWO PENNSYLVANIA PLAZA NEW YORK, NY 10121 YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 7, 2026 (December 3, 2026 for participants in the AMC Global Media Inc. 401(k) Plan). Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting - Go to www.virtualshareholdermeeting.com/MSGK2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, you must register at the "Attend a Meeting" link at www.proxyvote.com by 5:00 p.m., Eastern Time, on December 3, 2026. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 7, 2026 (December 3, 2026 for participants in the AMC Global Media Inc. 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 7, 2026 (December 3, 2026 for participants in the AMC Global Media Inc. 401(k) Plan). If you vote by the Internet or by telephone you do NOT need to mail back your proxy card. &#9; (01)&#9; Irving Azoff &#9; (02)&#9; Ivan Seidenberg &#9; (03)&#9; Anthony J. Vinciquerra The Board of Directors recommends you vote FOR ALL the following director nominees: 1.&#9; Election of the following nominees as directors: MSG KNICKERBOCKERS CORP. Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3 below, as more fully described in the accompanying Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR the following proposals: 2.&#9; Ratification of the appointment of our independent registered public accounting firm. 3.&#9; Approval of, on an advisory basis, the compensation of our named executive officers. SCAN TO VIEW MATERIALS & VOTEw

T04132-P57643-Z93872 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. FOLD AND DETACH HERE &#61553; &#61553; &#9;&#9; CLASS A PROXY CARD MSG KNICKERBOCKERS CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 8, 2026 The undersigned hereby appoints Paul DiCicco, Jamaal Lesane and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of MSG Knickerbockers Corp. (the "Company") which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGK2026, on Tuesday, December 8, 2026, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR ALL of the director nominees in Proposal 1 and FOR Proposals 2 and 3, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Attention participants in the AMC Global Media Inc. 401(k) Plan: If you hold shares of the Company’s Class A Common Stock through the AMC Global Media Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the AMC Global Media Inc. 401(k) Plan, how to vote these shares. Your proxy card must be received no later than 11:59 p.m., Eastern Time, on December 3, 2026 so that the Trustee (who votes the shares on behalf of the AMC Global Media Inc. 401(k) Plan participants) has adequate time to tabulate the voting instructions. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the participant. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company. (Continued and to be signed on the reverse side)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR ALL the following director nominees: 1.&#9; Election of the following nominees as directors: MSG KNICKERBOCKERS CORP. The Board of Directors recommends you vote FOR the following proposals: Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3 below, as more fully described in the accompanying Proxy Statement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2.&#9; Ratification of the appointment of our independent registered public accounting firm. 3.&#9; Approval of, on an advisory basis, the compensation of our named executive officers. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. MSG KNICKERBOCKERS CORP. TWO PENNSYLVANIA PLAZA NEW YORK, NY 10121 YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 7, 2026. Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting - Go to www.virtualshareholdermeeting.com/MSGK2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, you must register at the "Attend a Meeting" link at www.proxyvote.com by 5:00 p.m., Eastern Time, on December 3, 2026. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 7, 2026. Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 7, 2026. If you vote by the Internet or by telephone you do NOT need to mail back your proxy card. T04133-Z93873 ! ! ! (01)&#9; James L. Dolan (02)&#9; Charles P. Dolan (03)&#9; Paul J. Dolan (04)&#9; Quentin F. Dolan (05)&#9; Ryan T. Dolan (06)&#9; Thomas C. Dolan (07)&#9; Brian G. Sweeney (08)&#9; Vincent Tese (09)&#9; Isiah L. Thomas III For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. SCAN TO VIEW MATERIALS & VOTEw

T04134-Z93873FOLD AND DETACH HERE &#61553; &#61553; Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. &#9;&#9; CLASS B PROXY CARD MSG KNICKERBOCKERS CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 8, 2026 The undersigned hereby appoints Paul DiCicco, Jamaal Lesane and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of MSG Knickerbockers Corp. (the "Company") which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGK2026, on Tuesday, December 8, 2026, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR ALL of the director nominees in Proposal 1 and FOR Proposals 2 and 3, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company. (Continued and to be signed on the reverse side)